AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (the “Loan Agreement”) is made as of May 17, 2010 between DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, having an office at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105 (“Administrative Agent”), DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, FORTRESS CREDIT OPPORTUNITIES I LP, ETON PARK OPPORTUNITY FUND, L.P. AND ETON PARK CLO MANAGEMENT 2 (together with such other lenders from time to time a party hereto, collectively, “Lender”) and SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, having an office at c/o The Summit Group, 2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105 (“Borrower”).  All terms as used in this Agreement shall, unless otherwise defined in the main body of this Agreement, have the meanings given to such terms in Exhibit A attached hereto.

RECITALS

A.           Borrower and Fortress Credit Corp. (as “Initial Lender”) entered into that certain Loan Agreement, dated as of March 5, 2007 (the “Existing Loan Agreement”), pursuant to which Initial Lender made a loan to Borrower in the principal amount of up to Ninety-Nine Million Seven Hundred Thousand and 00/100 Dollars ($99,700,000).

B.           The Initial Lender, pursuant to certain assignment and acceptance agreements, assigned its interest as lender to Lender.  In addition, Lender has requested that Administrative Agent act as Administrative Agent on behalf of each Lender and Administrative Agent has agreed to do so.

C.           Lender has agreed to certain modifications of the Loan as described in this Loan Agreement, which amends and restates in its entirety the Existing Loan Agreement.

D.           Borrower is the owner of a one hundred percent (100%) interest in each of the following entities: (i) Summit Hospitality I, LLC, a Delaware limited liability company (“SH I”), (ii) Summit Hospitality II, LLC, a Delaware limited liability company (“SH II”), (iii) Summit Hospitality III, LLC, a Delaware limited liability company (“SH III”), and (iv) Summit Hospitality IV, LLC, a Delaware limited liability company (“SH IV”, (v) Summit Hospitality V, LLC, a South Dakota limited liability company (“SH V” collectively with SH I, SH II, SH III, and SH IV, together with SPE Owner as defined hereinafter, the “SHP Subsidiaries” and each individually a “SHP Subsidiary”).

E.           Borrower is the fee or leasehold owner of certain hotel properties described on Schedule A-1 attached hereto (the “Borrower Properties”).

F.           SHP Subsidiaries are the fee owners of additional hotel properties described on Schedule A-2 attached hereto (together with hotel properties owned from time-to-time by SPE Owner, the “SHP Subsidiary Properties” which together with the Borrower Properties and the real estate and hotel properties which will be acquired by Borrower or SPE Owner in the future are hereinafter referred to as, the “Properties” and each individually, a “Property”).

G.           Subject to the terms and conditions set forth herein, Lender has agreed to loan to Borrower the sum of up to Ninety-Nine Million Seven Hundred Thousand and No/100 Dollars ($99,700,000.00), of which amount Eighty-Five Million Four Hundred Eighteen Thousand Eight Hundred Ten and 22/100 Dollars ($85,418,810.22) has been advanced by Lender to Borrower as of the date hereof.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the other Loan Documents and other good and valuable consideration, the receipt of which is hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:

ARTICLE I

LOAN PROVISIONS

Section 1.1.           Loan.  Subject to the terms and conditions set forth herein, Lender has agreed to loan to Borrower the amount of up to Ninety-Nine Million Seven Hundred Thousand and No/100 Dollars ($99,700,000.00) (the “Loan”), of which $85,418,810.22 has been advanced by Lender to Borrower as of the date hereof.

Section 1.2.           Term of Loan.  On the Maturity Date (as the same may be accelerated pursuant to the provisions of the Loan Documents or otherwise), the entire Debt, including all amounts outstanding under the Note, all accrued interest thereon and all other amounts due and payable to Lender hereunder and under the other Loan Documents, if not sooner paid or payable pursuant to the Loan Documents, shall become due and payable in full.

Section 1.3.           Interest/Prepayment.  Interest due under the Note shall accrue and become payable as set forth therein.  Voluntary prepayment under the Note may be made only as set forth in the Note.

Section 1.4.           Intentionally Omitted

Section 1.5.           Intentionally Omitted.

Section 1.6.           Intentionally Omitted.

Section 1.7.           Extension Option.  Borrower shall have the option to extend the Scheduled Maturity Date to the Extended Maturity Date (the “Extension Option”).  Borrower’s right to exercise the Extension Option shall be subject to the satisfaction of each of the following conditions , if (and only if) each of the following conditions (“Extension Conditions”) have been satisfied within the applicable time periods:

(i)           Borrower shall have delivered to Administrative Agent written notice (the “Extension Notice”) of Borrower’s decision to extend the Scheduled Maturity Date pursuant to this Section at least sixty (60) days but not more than ninety (90) days prior to the Scheduled Maturity Date.  The Extension Notice, upon its delivery to Administrative Agent, shall be irrevocable;

(ii)          No Event of Default shall have occurred and no Unmatured Default shall have occurred and be continuing (i) at the time Borrower gives the Extension Notice and (ii) on the Scheduled Maturity Date, and on the Scheduled Maturity Date Borrower shall have delivered to Administrative Agent an Officer’s Certificate to that effect;

(iii)         On or before the Scheduled Maturity Date, Borrower shall have paid or provided Administrative Agent sufficient funds for the payment of all Loan Expenses incurred by each Lender in connection with the Extension Option;

(iv)         Intentionally Omitted;

(v)          Each representation and warranty made in the Loan Documents by a Loan Party shall continue to be true and correct as if remade on the Scheduled Maturity Date, and on the Scheduled Maturity Date, Borrower shall have delivered an Officer’s Certificate to that effect;

(vi)         If required by Administrative Agent, on or before the Scheduled Maturity Date, Borrower shall obtain and deliver to Administrative Agent an interest rate protection agreement in a form and from a counterparty acceptable to Administrative Agent in its sole discretion and shall be effective for the period commencing on the day immediately following the Scheduled Maturity Date and ending on the Extended Maturity Date;

(vii)        If an interest rate protection agreement is required pursuant to clause (vi) above, Borrower shall deliver a counterparty legal opinion in form and substance acceptable to Administrative Agent and from counsel acceptable to Administrative Agent with respect to the interest rate protection agreement;

(viii)       On or before the Scheduled Maturity Date, Borrower shall have delivered to Administrative Agent UCC Searches, with a search date not more than 30 days prior to the Scheduled Maturity Date, confirming the filing of the Financing Statements in favor of Administrative Agent on behalf of each Lender, and disclosing no other security interests, liens, encumbrances, judgments, filed actions or bankruptcy filings by or against any of the SHP Subsidiaries, Borrower or Guarantor with respect to the Collateral other than the Permitted Exceptions;

(ix)          On or before the Scheduled Maturity Date, Borrower shall have delivered to Administrative Agent a Borrower Estoppel Certificate in form and substance acceptable to Administrative Agent with an effective date not more than 5 days prior to the Scheduled Maturity Date;

(x)           On or before the Scheduled Maturity Date, Borrower shall prepay the Loan by at least Ten Million Dollars ($10,000,000) (the “Minimum Principal Amortization”); provided however that the Minimum Principal Amortization shall be reduced by an amount equal to fifteen (15%) percent of the aggregate amount of all reductions of the total outstanding Senior Loan principal balance made on or after March 6, 2010 excluding any pay down of the Senior Loan in connection with the Transfer of a Property.  Proceeds from the Transfer of a Property which are used to pay down the Loan are considered a prepayment of the Loan.  For the avoidance of doubt, any reduction in Senior Loan principal balance or in the Minimum Principal Amortization amount does not reduce the amount of the Debt;

(xi)          On or before the Scheduled Maturity Date, each Loan Party shall have delivered to Administrative Agent its most current certified financial statement showing no Material Adverse Change from those delivered to Administrative Agent or any Lender prior to the date hereof and a certification from such Loan Party that since the date of such statement there has been no Material Adverse Change;

(xii)         On or before the Scheduled Maturity Date, the Properties shall have a Debt Service Coverage Ratio of at least 1.15 to 1.00.  The debt Service Coverage Ratio, for purposes of this Section 1.7 only, shall be measured using financial results for the most recent period available on or before the Scheduled Maturity Date;

In the event that any of the foregoing Extension Conditions is not satisfied strictly in accordance with the terms hereof or waived by the Requisite Lenders (or in the case if (ii) and (iii), each Lender) in writing, the Extension Option shall be null and void, and the Loan shall mature on the Scheduled Maturity Date.

ARTICLE II

LOAN DOCUMENTS; SECURED OBLIGATIONS

Section 2.1.          Loan Documents.  The Obligations shall be evidenced and secured by the following documents, all dated as of the date hereof (except as otherwise noted below) (collectively, together with any Amendments thereto, the “Loan Documents”):

(a)          this Agreement and the Joinder hereto;

(b)          that certain Amended and Restated Promissory Note dated as of the date hereof in the principal amount of up to $99,700,000 given by Borrower to Administrative Agent for the benefit of each Lender and evidencing the Loan (together with any Amendments thereto, the “Note”);

(c)          those certain Pledge and Security Agreements given by Borrower to Administrative Agent for the benefit of each Lender constituting a perfected pledge and assignment of Borrower’s 49% interest in SHP Subsidiaries; (such agreements collectively, together with any Amendments thereto, the “Pledge and Security Agreement”;

(d)          the Financing Statements;

(e)          that certain Amended and Restated Guaranty of Recourse Obligations from Guarantor in favor of Administrative agent for the benefit of each Lender (together with any Amendments thereto, the “Guaranty of Recourse Obligations”);

(f)           that certain Subordination of Management Agreement executed by Borrower and the Approved Manager and Initial Lender as assigned to Administrative Agent as of the date hereof;

(g)          [Intentionally Omitted];

(h)          that certain Certificate of Ownership Chart executed by Borrower in favor of Administrative Agent on behalf of each Lender;

(i)           that certain Environmental Representation, Warranty and Indemnification Agreement from Borrower and Guarantor in favor of Initial Lender (together with any Amendments thereto and as assigned to the Administrative Agent as of the date hereof, the “Environmental Indemnity”);

(j)           the First Mortgages and the Second Mortgage;

Section 2.2.          Obligations.  The grants, assignments, pledges, encumbrances and transfers made under the Loan Documents are given for the purpose of securing (i) the payment of the Debt; and (ii) the performance of all other agreements, covenants, conditions and obligations of the Borrower and the other Loan Parties contained herein or in the other Loan Documents (collectively, items (i) and (ii) are the “Obligations”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.          Representations and Warranties.  The Recitals set forth above are made a part of this Article and constitute representations and warranties of Borrower to Lender.  The Borrower further represents and warrants to Administrative Agent and each Lender as follows:

(a)          Closing Conditions.  Borrower has fully satisfied and/or delivered to Administrative Agent as of the Closing Date all items required by Section 4.1.

(b)          Loan Documents.  Each of the Loan Documents is in full force and effect.

(c)          No Event of Default.  No Event of Default or Unmatured Default has occurred as of the date hereof.

(d)          No Set-Off.  Except as otherwise specifically set forth herein, the Loan Documents and the performance of each Loan Party’s obligations thereunder, are not subject to any right of rescission, set-off, counterclaim or defense by any Loan Party, including the defense of usury, nor would the Loan Parties’ respective obligations therein nor the exercise of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents or any remedy provided for thereunder unenforceable, and no Loan Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

(e)          Lien of Loan Documents.  Each of the Loan Documents which purports to grant or assign to Administrative Agent for the benefit of each Lender a Lien or security interest in any Collateral creates a valid, enforceable Lien on the Collateral in favor of Administrative Agent for the benefit of each Lender, subject only to Permitted Exceptions.  Upon the filing of the Financing Statements in the filing offices set forth in Exhibit S, Administrative Agent and each Lender will have a perfected security interest in each item of Collateral.  Other than the Financing Statements or any Permitted Exceptions, no Loan Party has executed any UCC financing statements in favor of any other Person with respect to any of the Collateral.  The recordings, filings and actions set forth on Exhibit S are all the actions necessary in order to establish, protect and perfect the interest of the Administrative Agent  and each Lender in the Collateral.  Other than the financing statements in favor of Administrative Agent for the benefit of each Lender, and any rights granted to Senior Lenders pursuant to those UCC-1 financing statements delivered to Lender as required on Exhibit O, no Loan Party has executed any UCC-1 financing statements in favor of any other Person with respect to the Collateral.

(f)           Organization; Good Standing; Formation and Organization Documents.  Each Loan Party (other than a Loan Party that is a natural person) is duly organized, validly existing and in good standing and qualified to do business in the jurisdiction of its organization and in each State where the Properties are located, and each such Loan Party has all requisite organizational power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party.  Borrower has delivered to Administrative Agent all formation and Organizational Documents of each Loan Party (other than a Loan Party that is a natural person), and all such formation and Organizational Documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent.

(g)          Due Authorization; Enforceability.  Each Loan Party and its members, managers, partners, shareholders, officers and/or directors, as applicable, have taken all necessary action to authorize the execution, delivery and performance of each Loan Document, and no consent, authorization or approval of any Person is necessary to authorize each Loan Party to execute, deliver and perform its obligations under each Loan Document to which it is a party except for the written consent obtained from the Persons set forth on Exhibit E, which consents remain in full force and effect, with copies thereof provided to Administrative Agent.  Each of the Loan Documents has been duly executed and delivered by or on behalf of each applicable Loan Party that is a party thereto, and constitutes the legal, valid and binding obligations of each such Loan Party enforceable against each such Loan Party in accordance with its terms, and as of the Closing Date there are no defenses, including the defense of usury, to such enforceability.

(h)          No Conflicts.  The execution, delivery and performance of each Loan Document by each applicable Loan Party does not and will not (i) conflict with or result in or cause any violation under any Applicable Law, (ii) conflict with or result or cause a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement or other agreement or instrument to which such Loan Party is party or by which such Loan Party’s property or assets are subject, (iii) result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of any Loan Party, or (iv) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Loan Party or any of its properties or assets.  No Loan Party is a party or subject to (i) any restriction in its Organizational Documents that materially affects its business or the use or ownership of any of its properties or operation of its business as presently used, owned, operated or contemplated or (ii) any contract, agreement or restriction that materially and adversely affects its business or the use or ownership of any of its properties or operation of its business as presently contemplated.  No Loan Party is a party or subject to any contract or agreement which restricts its right or ability to incur the Debt, and no Loan Party is a party or subject to any contract or agreement which restricts its right or ability to enter into the Loan Documents to which it is a party or which prohibits any Loan Party’s execution or performance of its obligations under this Agreement or any of the other Loan Documents, the Borrower’s obtaining the Loan, the Guarantor’s guaranty of the Obligations and the Loan Parties’ providing security for the Obligations as provided herein.  No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.  As of the date hereof, each Loan Party has provided, to the Administrative Agent, accurate and complete copies of all of the following agreements or documents to which such Loan Party is subject:  (a) all Leases with respect to the Properties; (b) all Hotel Management Agreements with respect to the Properties; (c) all Senior Loan Agreements; (d) all instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of any Loan Party or any Subsidiary of any Loan Party; and (e) all Organizational Documents of any Loan Party.  All such agreements are in full force and effect and are not presently subject to termination because of an existing default by a Loan Party or, to the best knowledge of each Loan Party, otherwise.  Except to the extent obtained and delivered to Administrative Agent in writing prior to the Closing Date, no registration, qualification, designation, declaration or filing with, any Person or any Governmental Authority (other than the filing of financing statements and continuation statements) is or will be necessary in connection with the execution and delivery of this Agreement or any other Loan Documents by each Loan Party a party thereto, consummation by each Loan Party a party thereto of the transactions herein or therein contemplated, including the Borrower’s obtaining the Loan, the Guarantors’ guaranty of the Obligations and the Loan Parties’ granting security for the Obligations, performance of or compliance by each Loan Party a party thereto with the terms and conditions hereof or thereof or the legality, validity and enforceability hereof or thereof.

(i)           Governmental Consents.  Other than the permits and licenses referred to in Section 3.1(bb), no other consent, approval, authorization or order of, or qualification with, any court or Governmental Authority or any Person is required in connection with the execution, delivery or performance by any Loan Party of the Loan Documents.

(j)           No Litigation.  There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or Person now pending against or affecting the Properties, the Collateral or any Loan Party other than such actions, suits or proceedings (A) described in Exhibit C or (B) which has a maximum potential liability less than of $50,000.00.

(k)          No Restriction.  No Loan Party is in default (after any applicable notice and grace period) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which could have a Material Adverse Effect.

(l)           Ownership Interests.  The Ownership Chart attached hereto as Exhibit D (the “Ownership Chart”) is true, correct and complete as of the date thereof and has not materially changed between the date thereof and the Closing Date.  Except as set forth on Exhibit D, no other Person has any direct or indirect ownership interest in the Properties, SHP Subsidiaries or Borrower.

(m)         Chief Executive Office.  Borrower’s principal place of business and chief executive office is 2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105.

(n)          Financial Condition.  Each financial statement concerning each Loan Party and the Properties provided to Administrative Agent in connection with the Loan, and hereafter from time to time, fairly and accurately presents, in accordance with generally accepted account principles consistently applied, in all material respects the financial position of each such Loan Party and the Properties, as the case may be, as of the date of such financial statement.  Each such financial statement has been prepared in accordance with the requirements of Section 5.16(c).  Except as disclosed to the Administrative Agent, there have occurred no changes or circumstances to such financial data or the financial condition of the Properties, the Borrower or any Loan Party which individually or in the aggregate have had or may result in a Material Adverse Change.

(o)          Fraudulent Transfer; Solvency.  None of the Loan Parties have entered into the Loan Documents with the actual intent to hinder, delay, or defraud any creditor or any other Person, and each Loan Party has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  As of the Closing Date, after giving effect to the transactions contemplated by the Loan Documents, the Borrower and SHP Subsidiaries are solvent and the fair saleable value of each Loan Party’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Loan Party’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities.  The fair saleable value of each Loan Party’s assets will, immediately following the execution and delivery of the Loan Documents, be greater than such Loan Party’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured.  Each Loan Party’s assets, immediately following the execution and delivery of the Loan Documents, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  As of the Closing Date, no Loan Party intends or believes that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).  No Loan Party has any knowledge of any tenant presently contemplating the filing of a petition by it under any Bankruptcy Law or the liquidation of all or a major portion of its assets or property.

(p)          No Bankruptcy Filing.  No Loan Party is a debtor in any outstanding action or proceeding pursuant to any Bankruptcy Law and no Loan Party is (i) contemplating either the filing of a petition by it under any Bankruptcy Law or the liquidation of all or any portion of its assets or property, and (ii) no Loan Party is aware that any other Person is contemplating the filing against any Loan Party of a petition under any Bankruptcy Law.

(q)          Single Purpose.  Each of the SHP Subsidiaries was formed solely for the purpose of acquiring its direct or indirect interest in its respective SHP Subsidiary Properties.  Since the formation of each of the SHP Subsidiaries:

(i)           Neither Borrower nor any SHP Subsidiary has incurred any Indebtedness, other than Permitted Debt;

(ii)          SHP Subsidiaries have never owned, and do not now own, nor will the SHP Subsidiaries ever own any asset or property other than (A) the respective SHP Subsidiaries’ Properties, and (B) other assets incidental to its ownership or operation of such Properties; and

(iii)         Each Loan Party has at all times complied with and will continue to comply with the provisions of its respective Organizational Documents and the laws of the State in which such Loan Party was formed and or any other state where laws governing the activities of such Loan Party.

(r)           Control.  Except for the powers granted to the Independent Members in the SHP Subsidiaries, Borrower has the power and authority and the requisite Ownership Interests to control the actions of the SHP Subsidiaries.  Without limiting the foregoing and except for the powers granted to the Independent Members in the SHP Subsidiaries, Borrower has sufficient control over SHP Subsidiaries to cause SHP Subsidiaries to (i) take any action on SHP Subsidiaries’ part required by the Loan Documents and (ii) refrain from taking any action prohibited by the Loan Documents.

(s)          Intentionally Omitted.

(t)           Employees.  No Loan Party (other than Borrower and Guarantor) has any employees.

(u)          Title.  Borrower has good and marketable fee simple or leasehold, as applicable, title to the Borrower Properties free and clear of all liens, encumbrances and charges whatsoever other than Permitted Exceptions.  SHP Subsidiaries have good and marketable fee simple or leasehold title to the SHP Subsidiary Properties free and clear of all liens, encumbrances and charges whatsoever other than Permitted Exceptions.  None of the Permitted Exceptions has a Material Adverse Effect or otherwise materially interferes with the Intended Use of the Properties, with the value of the Properties, or with the ability of any Loan Party to perform its obligations under the Loan Documents.  Any Loan Party purporting to grant to Lender a Lien on any other Collateral has good and marketable title in and to such Collateral free and clear of all liens, encumbrances and charges whatsoever other than the Lien created by the Loan Documents in favor of Administrative Agent for the benefit of each Lender and the Permitted Exceptions.

(v)          Flood Zone.  Except for those Properties for which Borrower has delivered to Administrative Agent reasonably acceptable proof of appropriate flood insurance, no portion of the Properties is located in an area as identified by the Federal Emergency Management Agency or the Federal Insurance Administration as an area having special flood hazards (Zone A or Zone V).

(w)         Parking.  The Properties and the Improvements have and will at all times have, or have easement rights to, a sufficient number of parking spaces to comply with Applicable Law and with all obligations under the Material Agreements and Senior Loan Documents.

(x)           Access.  Each of the Properties have adequate rights of access to dedicated public ways either abutting the Properties or through Easement Areas (and makes no use of any means of access, ingress or egress that is not pursuant to such dedicated public ways or Easement Areas).  All roads necessary for the full utilization of each of the Properties for all current and Intended Uses have been completed and paid for and are either part of the Properties (by way of deed, easement or ground lease) or dedicated to public use and accepted by all Governmental Authorities.

(y)          Utilities.  Each of the Properties is served by water, electric, sewer, sanitary sewer and storm drain facilities and all other utilities necessary and sufficient for all current and Intended Uses, and such utilities enter each of the Properties directly from a public right-of-way abutting the Properties or through Easement Areas, and all such utilities are connected so as to serve the Properties without passing over other property other than Easement Areas.

(z)           No Encroachments.  Except for immaterial encroachments of certain Improvements across boundaries and building restriction lines of the Properties and immaterial encroachments of improvements on adjoining properties onto certain of the Properties, the Improvements lie wholly within the boundaries and building restriction lines of the Properties and do not encroach upon easements or other encumbrances upon the Properties, including any required set-back, and no improvements on adjoining properties encroach upon the Properties.

(aa)        Compliance with Applicable Law; Zoning.  Each of the Properties  (including the Intended Use) is in compliance with Applicable Law, including the ADA.  Each of the Properties currently comply with all zoning requirements and do not rely on any pre-existing use or rights.

(bb)        Permits and Licenses.  All licenses and permits required, including all liquor licenses, based on Applicable Law in effect on the Closing Date, to own, operate, manage or maintain the Properties for all current or Intended Uses have been obtained, paid for and are in full force and effect as of the date hereof.

(cc)        Forfeiture.  There has not been committed by any Loan Party any act or omission affording any Governmental Authority the right of forfeiture as against (i) any of the Properties, or (ii) any part thereof or direct or indirect Ownership Interest therein or any amounts paid in performance of the Obligations or (iii) any license or permit.  No Loan Party has purchased any of the Properties or any portion thereof or direct or indirect Ownership Interest therein with the proceeds of any illegal activity.

(dd)        Casualty.  The Properties have not been damaged or injured as a result of any fire, explosion, accident, flood or other casualty, which damage or injury has not been fully repaired and the respective Properties restored.

(ee)        No Condemnation.  No condemnation or eminent domain proceeding has been commenced, or, to the Borrower’s Knowledge, is pending or threatened against any of the Properties or any roadways or Easement Areas providing access to any of the Properties.

(ff)         No Violations.  No Loan Party has received any notice of violations of any Applicable Law in respect to any of the Properties.

(gg)       Insurance.  Borrower and SHP Subsidiaries have obtained Policies satisfying the insurance coverages, amounts and other requirements set forth in this Agreement (or, if applicable in the Senior Loan Documents) and, to Borrower’s Knowledge, no Person, has done, by act or omission anything which would impair the coverage of any such Policy.

(hh)       Management Agreement.  Borrower has delivered or has caused to be delivered to Administrative Agent a true, complete and correct copy of each of the Management Agreements as of the date hereof, which are in full force and effect and free from default by any Loan Party or, to Borrower’s Knowledge, the manager thereunder as of the date hereof.  Other than the Management Agreements, agreements for the rental of guestrooms and Leases, there are no other agreements in existence relating to the management or leasing of the Properties.

(ii)          All Properties consisting solely of vacant land are, to Borrower’s Knowledge, suitable for development into hotel properties and to Borrower’s Knowledge, substantially all required zoning, licensing or authorizations necessary to build and operate a hotel on each such property are reasonably obtainable in the ordinary course of Borrower’s business.

(jj)          Leases.

(i)           Borrower has delivered or has caused to be delivered to Administrative Agent true, correct and complete copies of all executed Leases on or before the Closing Date.  No tenant or other Person has any option, right of first refusal or similar preferential right to purchase all or any portion of the Properties.  Except as disclosed to Administrative Agent in writing, as of the date hereof, the Leases are in full force and effect and there are no defaults thereunder by any Loan Party or, to Borrower’s Knowledge with respect to any Leases, the tenant thereunder, which have a Material Adverse Effect.  All Leases have been entered into in the name of Borrower or a SHP Subsidiary or have been duly assigned to Borrower or a SHP Subsidiary, and Borrower or a SHP Subsidiary is the landlord under all Leases. No Person has any possessory interest in any of the Properties or right to occupy the same except under and pursuant to the provisions of the Leases and the Permitted Exceptions, and hotel guests.

(kk)        Material Agreements.  Exhibit J attached hereto sets forth a list of all Material Agreements entered into by any Loan Party on or before the Closing Date, and all Material Agreements entered into after the Closing Date will comply with the Loan Documents and the Senior Loan Documents in all material respects.  All Material Agreements have been or will be entered into in the name of the Borrower, Guarantor or a SHP Subsidiary or have been duly assigned to and assumed by Borrower, Guarantor or a SHP Subsidiary.  The Material Agreements are in full force and effect and there are no defaults thereunder by any Loan Party or, to Borrower’s Knowledge, any other party thereto as of the date hereof which have a Material Adverse Effect.

(ll)          Intentionally Omitted.

(mm)      Taxes and Assessments.  Each Loan Party’s federal tax identification number is set forth on Exhibit U.  All taxes and governmental assessments relating to the Properties are current and are not delinquent.  Each Loan Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing (or necessary to preserve any liens in favor of Administrative Agent and each Lender) by it, except for taxes which are not yet due and payable.  There are no existing, pending or, to Borrower’s Knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Properties other than as reflected on Exhibit M attached hereto.

(nn)       Separate Tax Lot.  Except as set forth on Exhibit V, each of the Properties consist of a separate tax lot or lots and said lot or lots do not include any property not included within the Properties.

(oo)       ERISA.  No Loan Party or any ERISA Affiliate of a Loan Party is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets any Loan Party constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3 101.  The consummation of the transaction contemplated hereby will not constitute or result in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code.

(pp)       Margin Stock.  No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with Federal Reserve System Board of Governors’ Board Regulation U or X (as such terms are used in Federal Reserve System Board of Governors’ Board Regulation U or X or any regulations substituted therefor, as from time to time in effect), or for any purposes prohibited by Applicable Law or by the terms and conditions of the Loan Documents or Senior Loan Documents.

(qq)       Foreign Person.  No Loan Party is a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code.

(rr)         Investment Company; Public Utility Holding Company.  No Loan Party is an “investment company” or a “company controlled by an investment company” or an “affiliated person” or “promoter” or “principal underwriter” for, an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(ss)        Full and Accurate Disclosure.  No statement of fact made by or on behalf of any Loan Party by any Person in any Loan Document or in any financial statement, certificate, report, exhibit or document furnished by such Loan Party to the Lender pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no fact known to any Loan Party which has not been disclosed in writing to Administrative Agent or any Lender which has resulted in or may result in a Material Adverse Change.  All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate and correct in all material respects and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.  There are no facts known (or which should upon the exercise of reasonable diligence be known) to any Loan Party that, individually or in the aggregate, would have any reasonable likelihood of resulting in or causing a Material Adverse Change which have not been set forth in the financial statements delivered to Lender or otherwise disclosed in writing to the Lender prior to the date hereof.

(tt)         Use of Loan Proceeds.  Borrower used the proceeds of the Loan solely for purposes set forth in the Existing Loan Agreement or as otherwise approved by Lender or Initial Lender.

(uu)       Senior Loan.

(i)           There is no default or event of default under any of the Senior Loan Documents and no event or circumstance has occurred which with the giving of notice or the passage of time, or both, would constitute a default or event of default under the Senior Loan Documents.

(ii)          All of the representations and warranties of any Loan Party under the Senior Loan Documents are true, complete and correct.

(iii)         There are no Senior Loan Agreements other than those set forth on Exhibit L attached hereto.  Borrower has delivered to Administrative Agent or has agreed to deliver to Administrative Agent true, complete and correct copies of all Senior Loan Agreements, and none of the Senior Loan Agreements has been amended or modified as of the date thereof.

(vv)       Environmental.  Except as set forth in the Environmental Reports, (A) the Properties and each portion thereof is in full compliance with all applicable Environmental Laws, (B) there have been no past and there are no pending or threatened claims, complaints, notices or requests for information known to or received by any Loan Party with respect to any violation or alleged violation of, or any liability or alleged liability under, any Environmental Law in connection with or relating to the Properties or any portion thereof, (C) there have been no releases of Hazardous Materials at, on or under any of the Properties or any portion thereof; (D) there are no underground storage tanks, active or abandoned, owned or leased, at any of the Properties; (E) there are no polychlorinated biphenyls or friable asbestos present at any of the Properties and (F) no condition exists at, on or under any of the Properties or any portion thereof, which with the passage of time or the giving of notice or both would give rise to liability under any Environmental Law.

(ww)      Filing and Recording Taxes.  All transfer taxes, recording taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes or recording taxes, charges or fees or similar charges required to be paid by any Person under Applicable Law in connection with the Loan have been paid.  All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under Applicable Law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid.

(xx)         No Brokerage Fees.  No Loan Party has agreed to pay any brokerage or other fee, commission or compensation to any Person in connection with the Loan to be made hereunder.  Borrower shall indemnify Lender from any obligation with respect to any brokerage fee claimed to be due to Riverside Management Group or any other party.

(yy)        Personal Holding Company.  No Loan Party is a “personal holding company” as defined in Section 542 of the Code.

(zz)         Franchise Agreement.  Borrower has delivered to Administrative Agent true, correct, accurate and complete copies of representative Franchise Agreements with respect to the Properties and no verbal or written agreements exist which terminate, modify or supplement the Franchise Agreements.  The Franchise Agreements are in full force and effect and there is no default thereunder by any party thereto and no Unmatured Default has occurred thereunder.  Administrative Agent  and each Lender acknowledges that from time to time, a franchisor will send a notice of default to a Loan Party based upon a condition of a Property, but simultaneously grants an extended cure period to such Loan Party.  Such types of default notices shall not be considered a breach hereunder, provided, (i) such default is cured within such extended cure period, and (ii) the Loan Party sends a copy of such notice to Lender on the date that is one half of the number of days of such extended cure period after receipt of such notice if the default has not been cured before such date.

Section 3.2.          Representations and Warranties to be Continuing.  Borrower hereby represents and warrants that, except as otherwise provided in this Section 3.2, all of the representations and warranties in Section 3.1 are true and correct as of the Closing Date and will continue to be true throughout the term of the Loan as if remade at all times afterwards.  All representations and warranties made in this Agreement or in any other document delivered to Administrative Agent or any Lender by or on behalf of any Loan Party shall survive the making of the Loan and shall continue in full force and effect until the Obligations are fully satisfied.  Borrower shall inform Administrative Agent in writing within five (5) Business Days upon discovering any breach of such representations or warranties, it being understood and acknowledged that any such discovery by any Loan Party or any other Person having an Ownership Interest shall be deemed to be the discovery by Borrower.

Section 3.3.          Acknowledgment of Lender’s Reliance.  The Borrower acknowledges that Administrative Agent and each Lender has made the Loan and entered into this Amended and Restated Loan Agreement in reliance upon the representations and warranties contained in the Loan Documents or any certificate delivered to Administrative Agent pursuant to the Loan Documents.  The Administrative Agent  and each Lender shall be entitled to such reliance notwithstanding any investigation which has been or will be conducted by Administrative Agent or any Lender or on their behalf.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1.          Conditions Precedent.  The obligation of Administrative Agent and each Lender to enter into this Amended and Restated Loan Agreement is subject to the fulfillment by Borrower of the following conditions precedent each in form and substance satisfactory to Administrative Agent and each Lender and Borrower represents and warrants to Administrative Agent and each Lender that Borrower has satisfied (except to the extent specifically waived in writing by Lender) all of the following conditions precedent:

(a)          Senior Loan.

(i)           The Loan Parties shall not be in default with respect to any of the Senior Loans.

(ii)           The form and substance of the Senior Loan Agreements shall be satisfactory to Administrative Agent and each Lender, and Borrower shall have delivered to Administrative Agent true, complete, correct and fully executed copies of all Senior Loan Agreements.

(b)          Representations and Warranties.  The representations and warranties of all of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the date hereof.

(c)          No Event of Default.  No Event of Default shall have occurred and no Unmatured Default shall have occurred and shall be continuing; and each Loan Party shall be in compliance in all material respects with all terms and conditions set forth in each Loan Document on its part to be observed or performed.

(d)          Administrative Agent shall have received an Officer’s Certificate and other reasonably satisfactory evidence (including Borrower’s financial statements) that Borrower has, and shall have at all times that any of the Obligations are outstanding, aggregate member’s equity of not less than $100,000,000 in the SHP Subsidiaries and the Borrower Properties (the “Member’s Equity”).  No funds loaned to or borrowed by any Loan Party shall count towards the Equity Contribution.

(e)          Material Adverse Effect.  No event or series of events shall have occurred which has had or is reasonably likely to have a Material Adverse Effect.

(f)           Litigation.  No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued and no litigation shall be pending or threatened in writing, which in Lender’s reasonable judgment could have a Material Adverse Effect.

(g)          Casualty.  No Casualty has occurred or Condemnation proceeding has been initiated, which in Lender’s sole and absolute discretion, could have a Material Adverse Effect.

(h)          Closing Expenses.  Administrative Agent shall have received reimbursement for all of Administrative Agent’s Closing Expenses (including Professional Fees).

(i)           Intentionally Omitted.

(j)           Required Deliveries.  Lender shall have received, reviewed and approved each of the items set forth on Exhibit O attached hereto, each of which shall be in form and content acceptable to Administrative Agent.

(k)          Underwriting Assumptions.  Each Lender shall be satisfied that all underwriting assumptions upon which each Lender based its approval of the Loan (the “Underwriting Assumptions”) are satisfied.

(l)           Details, Proceedings and Documents.  All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to the Administrative Agent and each Lender and the Administrative Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and each Lender, as the Administrative Agent may from time to time request.

(m)         Intentionally Omitted.

Section 4.2.          Satisfaction of Conditions Precedent.  Except as set forth in that certain Post Closing Letter from Administrative Agent and acknowledged and agreed to by Borrower, the conditions precedent described in Section 4.1 above have been fulfilled by Borrower in form and substance satisfactory to the Administrative Agent and each Lender.

Section 4.3.          Intentionally Omitted.

Section 4.4.          Intentionally Omitted.

ARTICLE V

BORROWER’S COVENANTS

Section 5.1.          Obligations.  Borrower shall (i) pay and perform the Obligations, and any and all other obligations, at the time and in the manner provided in this Agreement, the other Loan Documents and the Senior Loan Documents and (ii) cause the SHP Subsidiaries or other applicable Person to pay and perform all obligations under this Agreement, the other Loan Documents, and the Senior Loan Documents.

Section 5.2.          Inspection; Access to Books and Records.  Borrower will, and will cause the SHP Subsidiaries to, at all reasonable times upon prior notice permit Administrative Agent and Administrative Agent’s consultants and agents, including the Servicer, to inspect the Properties and all matters relating to the development, construction and operation of the Properties during normal business hours.  Borrower will, and will cause the SHP Subsidiaries and each of their respective agents and contractors to, cooperate to give Administrative Agent and its consultants and agents full access to the Properties at all times.  Administrative Agent will endeavor to minimize interference by its consultants with the activities of such Loan Party or contractors at the Properties in connection with any such inspection.  All inspections by Administrative Agent and its consultants shall be for the sole benefit of the Lenders for Administrative Agent’s loan administration purposes only.  Neither Administrative Agent nor any Lender nor any of their consultants assumes or shall have any responsibility, obligation or liability to any Loan Party or any other Person by reason of Administrative Agent’s or its consultant’s inspections except to the extent of Administrative Agent’s gross negligence, recklessness or willful misconduct.  Neither any Loan Party nor any other Person may rely on Administrative Agent’s inspections for any purpose (including stage of completion, adequacy or workmanship, compliance with Applicable Law, or other matters related to design, construction and operation).  Administrative Agent’s inspection of an item shall not result in any waiver of Administrative Agent or any Lender’s rights in the event such item does not conform with this Agreement.  Notwithstanding anything herein to the contrary, Borrower shall only be responsible for payment for one inspection per Property per year unless an Event of Default has occurred and is continuing.

Section 5.3.          Material Agreements.

(a)          Except as permitted under the Senior Loan Documents, Borrower shall not, and shall not permit the SHP Subsidiaries to, enter into any Material Agreement without the consent of the Requisite Lenders not to be unreasonably withheld or delayed.  The Requisite Lenders may condition their consent upon Borrower or the SHP Subsidiaries also obtaining the consent of the Senior Lender.

(b)          Except as specifically set forth herein, Borrower will not, and will not permit or cause the SHP Subsidiaries to, amend, modify, supplement, rescind or terminate any Material Agreement, without the Requisite Lender’s approval, including the identity of the party to perform services under such agreement.  Subject to the rights of Senior Lender, if a material or service provider under a Material Agreement is in default in its obligations thereunder to the extent entitling Borrower or any of the SHP Subsidiaries to rescind or terminate that agreement, then if the Requisite Lenders so requires (but not otherwise), Borrower will, or will cause the SHP Subsidiary to, promptly use all reasonable efforts to terminate that agreement and appoint a new party in its place, with such identity and terms of appointment approved by the Requisite Lenders.

(c)          Borrower shall and shall cause each Loan Party, as applicable, to observe and perform each and every term to be observed or performed by such Loan Party under the Material Agreements the non-performance of which would cause a Material Adverse Effect.

Section 5.4.          Leases.

(a)          Consent.  Except as specifically permitted by the Senior Loan Documents, Borrower shall not, and shall not permit any SHP Subsidiary, to enter into any Lease of any of the Properties or any portion thereof without the Requisite Lender’s prior written consent.  Except as specifically permitted by the Senior Loan Documents, Borrower shall not, and shall not permit any SHP Subsidiary to modify or amend in any material respect any Lease, including any Lease Guaranty, without the consent of Requisite Lenders.  Without Requisite Lender’s prior written consent, Borrower shall not, and shall not permit any SHP Subsidiary to, cancel, terminate or accept the surrender of any Lease, except as permitted by the Senior Loan Documents.

(b)          Performance.  Borrower shall or shall cause the SHP Subsidiaries to (i) observe and perform all the obligations imposed upon the lessor under the Leases; (ii) promptly send copies to Administrative Agent of all notices of default which Borrower or the SHP Subsidiaries or their respective agents or representatives shall send or receive under any Lease; (iii) enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; provided, however, Borrower shall not, and shall not permit the SHP Subsidiaries to, terminate any Lease without the prior written consent of the Requisite Lenders, except as permitted by the Senior Loan Documents; and (iv) not execute any other assignment of the lessor’s interest in any of the Leases or the rents, except under the Senior Loan Documents.  Subject to Senior Lender’s rights, Administrative Agent shall have the right, at the Borrower’s expense, but shall not be obligated, to cure any default by the Borrower or the SHP Subsidiaries under any of the Leases which would entitle the Tenant thereunder to terminate its Lease or offset rent and which the Borrower or the SHP Subsidiaries are not proceeding diligently to cure, and this provision shall be deemed to be a written authorization and each tenant shall be entitled to rely thereon.  Such curing by Administrative Agent of a default by the Borrower and the SHP Subsidiaries under any of the leases shall not release the applicable Loan Party in any way from liability to Administrative Agent and each Lender for the failure to discharge the duty to so cure that default.  Any and all sums expended by Administrative Agent with respect to any such cure, together with interest thereon at the Default Rate from the date paid by Administrative Agent until repaid by Borrower, shall immediately be due and payable to Administrative Agent by Borrower on demand and shall be secured by the Loan Documents.  Administrative Agent, Servicer and any Person designated by Administrative Agent or Servicer are hereby authorized by Borrower to directly communicate with the Approved Manager at any time and from time to time regarding such matters as Administrative Agent deems appropriate, and Borrower on behalf of SHP hereby acknowledges and agrees that each Loan Party shall have no claim or cause of action against Administrative Agent or any Lender arising out of such communications.

Section 5.5.          Approved Management Agreement.

(a)          Management Agreements.  Unless otherwise consented to by the Requisite Lenders, all of the Properties shall at all times during the term of the Loan be managed and operated by Approved Manager(s) pursuant to management agreements (“Management Agreements”) in form and content reasonably acceptable to the Requisite Lenders.  Borrower shall not, and shall not cause or permit the SHP Subsidiaries to, enter into any other Management Agreement or terminate or replace an Approved Manager or amend or modify the existing Management Agreement, without the Requisite Lender’s prior written consent.

(b)          Intentionally Omitted.

(c)          Lender Termination Request.  Subject to the rights of the Senior Lender and provided the following does not create an event of default under the Senior Loan Agreements, upon the occurrence and during the continuance of an Event of Default, if requested by the Administrative Agent at the direction of the Requisite Lender’s in writing (a “Lender Termination Request”), Borrower shall, or shall cause the SHP Subsidiaries to, issue within five (5) Business Days after delivery of the Lender Termination Request, a notice of termination to terminate any Management Agreement (a “Manager Termination Notice”).  Notwithstanding the foregoing, if an Approved Manager is an Affiliate of any Loan Party, Administrative Agent’s delivery to Borrower of a Lender Termination Request shall automatically terminate the Management Agreement with any such Affiliate effective as of the date specified in the Lender Termination Request.  If Borrower fails to issue or cause the SHP Subsidiary to issue the Manager Termination Notice within said five (5) Business Day period, the same shall constitute an Event of Default, and Administrative Agent on behalf of the Requisite Lenders shall have the right, and Borrower and the SHP Subsidiary hereby irrevocably authorizes Administrative Agent and irrevocably appoints Administrative Agent as Borrower’s and the SHP Subsidiary’s attorney-in-fact coupled with an interest, at the Requisite Lender’s sole option to direct the Administrative Agent to issue a Manager Termination Notice on behalf of and in the name of Borrower or the SHP Subsidiary, and each Loan Party hereby releases and waives any claims against Administrative Agent or any Lender arising out of Administrative Agent and the Requisite Lender’s exercise of such authority.

(d)          Replacement Approved Manager.  Subject to the rights of the Senior Lender and provided the following does not create an event of default under the Senior Loan Agreements, if the Administrative Agent delivers the Lender Termination Request, upon the Administrative Agent’s further request, Borrower shall, or shall cause the SHP Subsidiary to appoint a replacement Approved Manager pursuant to a new Management Agreement as soon as practicable, but in no event, more than forty-five (45) days after delivery of such Lender Termination Request, and shall cause such replacement Approved Manager to execute and deliver to Administrative Agent in favor of each Lender a subordination of management agreement substantially similar to the Manager’s Subordination and otherwise reasonably satisfactory to Administrative Agent.

Section 5.6.          Insurance.

(a)          Policies.  Borrower, at its sole cost and expense, shall insure and keep insured, and shall cause the SHP Subsidiaries, at their sole cost and expense to insure and keep insured the Properties against such perils and hazards, and in such amounts and with such limits, and pursuant to such Policies issued by such insurers, as Lender may from time to time require (collectively, “Policies”), and, in any event, including:

(i)           All Risk.  Insurance against loss to the Properties which shall be on an “All Risk” Policy form, in each case covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) Policy form, which contains a Commercial ISO “Causes of Loss – Special Form”, including theft, and insurance against such other risks as Administrative Agent may reasonably require, including, but not limited to, insurance covering the cost of demolition of undamaged portions of any portion of the Properties when required by code or ordinance, the increased cost of reconstruction to conform with current code or ordinance requirements and the cost of debris removal.  In addition, during any period of construction with respect to the Properties such Policies shall cover the following:  real estate property taxes; architect, engineering, and consulting fees; legal and accounting fees (including the cost of in-house attorneys and paralegals); advertising and promotion expenses; interest on money borrowed; additional commissions incurred upon renegotiating leases and any and all other expenses which may be incurred as a result of any property loss or destruction by an insured.  Such Policies shall be in amounts equal to the full replacement cost of the Properties, including all fixtures, equipment, construction materials and personal property on and off-site.  Such Policies shall also contain a 100% co-insurance clause with an agreed amount endorsement (with such amount to include the replacement cost of the foundation and any underground pipes), a permission to occupy endorsement and deductibles which are in amounts acceptable to Administrative Agent.

(ii)          Intentionally Omitted.

(iii)         Business Interruption.  Business interruption insurance insuring against loss arising out of the perils insured against in the policy or policies referred to in clause (i) above, in an amount equal to not less than gross revenue from the affected Property(ies) for twelve (12) months from the operation and rental of all hotels now or hereafter forming part of the Property(ies), based upon one hundred percent (100%) of the occupancy determined from historical operating performance of such hotels, less any allocable charges and expenses which do not continue during the period of restoration.

(iv)         Boiler and Machinery.  Broad form boiler and machinery insurance including business interruption/extra expense and rent and rental value insurance, on all equipment and objects customarily covered by such insurance and/or involved in the heating, cooling, electrical and mechanical systems of the Properties (if any are located at the Properties), providing for full repair and replacement cost coverage, and other insurance of the types and in amounts as Administrative Agent may require, but in no event less than that customarily carried by Persons owning or operating like properties.

(v)          Workers’ Compensation.  During any construction to (or making of any alterations or improvements to) the Properties (i) insurance covering claims based on the owner’s or employer’s contingent liability not covered by the insurance provided in subsection (ix) below and (ii) workers’ compensation insurance covering all Persons engaged in such alterations or improvements.

(vi)         Flood.  Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if any of the Properties is now, or at any time while the Loan remains outstanding shall be, situated in any area which an appropriate governmental authority designates as a special flood hazard area, Zone A or Zone V, in amounts equal to the full replacement value of all above grade structures on the Properties.

(vii)        Earthquake.  Insurance against loss or damage by earthquake, if any of the Properties is now, or at any time while the Loan remains outstanding shall be, situated in any area which is classified as a Major Damage Zone, Zones 3 and 4, by the International Conference of Building Officials in an amount equal to the probable maximum loss for such Properties, fixtures and equipment, plus the cost of debris removal.

(viii)       Public Liability.  Comprehensive liability insurance against death, bodily injury and property damage arising in connection with the Properties.  Such Policy shall be written on a Standard ISO occurrence basis form or equivalent form, shall list Borrower or the SHP Subsidiary as the named insured, shall designate thereon the location of the Properties and have such limits as Administrative Agent may reasonably require, but in no event less than $1,000,000 per occurrence.  Borrower shall also obtain, and shall cause the SHP Subsidiaries to obtain, excess umbrella liability insurance with a minimum of a $50,000,000 limit.

(ix)          Other Insurance.  Such other insurance and in such amounts as Administrative Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Properties located in or around the region in which the Properties are located.

(b)          Policy Requirements.

(i)           All insurance shall:  (i) be carried with companies with a Best’s rating of A/X or better, or otherwise acceptable to Administrative Agent; (ii) be in form and content acceptable to Administrative Agent; (iii) provide for thirty (30) days’ advance written notice to Administrative Agent before any cancellation, adverse material modification or notice of non-renewal; and (iv) to the extent not otherwise specified herein, contain deductibles and limits which are in amounts acceptable to Administrative Agent.

(ii)          All physical damage Policies and renewals (including those required to be maintained under the Leases and subcontracts for the benefit of Borrower and the SHP Subsidiaries) shall contain (i) a standard mortgage clause naming Senior Lender, as mortgagee, which clause shall expressly state that any breach of any condition or warranty by any Loan Party or any other party shall not prejudice the rights of Senior Lender under such insurance and shall further waive any rights of subrogation against Senior Lender, and (ii) a loss payable clause in favor of Senior Lender for personal property, contents, inventory, equipment, loss of rents and business interruption.  All Policies and renewals (including those required to be maintained under the Leases and subcontracts for the benefit of Borrower and the SHP Subsidiaries) shall name Administrative Agent as an additional insured.  All Policies shall have “pollution exclusions” deleted by endorsement.  No additional parties (other than Senior Lender) shall appear in the mortgagee or loss payable clause without Lender’s prior written consent.

(c)          Delivery of Policies.  Any notice pertaining to insurance and required pursuant to this Section 5.6 shall be given in the manner provided in Section 11.9.  The insurance shall be evidenced by a true and certified copy of the original Policy; provided; however, that Borrower may provide original certificates of insurance on the Closing Date so long as the original Policies are provided within thirty (30) days thereafter.  Borrower shall, and shall cause the SHP Subsidiaries to, use its best efforts to deliver originals or certified copies of all Policies and renewals marked “paid”, (or evidence satisfactory to Administrative Agent of the continuing coverage) to Administrative Agent at least fifteen (15) days before the expiration of existing Policies and, in any event, Borrower shall, or shall cause the SHP Subsidiaries to, deliver originals or certified copies of such Policies to Administrative Agent at least five (5) days before the expiration of existing Policies.  If Administrative Agent has not received satisfactory evidence of such renewal or substitute insurance (i.e., certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Administrative Agent of payment of the premiums due thereunder) in the time frame herein specified (regardless of whether not Borrower or the SHP Subsidiaries have informed Administrative Agent verbally or in writing that such renewal or substitute insurance has been obtained), upon written notice to Borrower or the SHP Subsidiaries, Administrative Agent shall have the right, but not the obligation, to purchase such insurance required under this Agreement.  Any amounts so disbursed by Administrative Agent pursuant to this Section shall be deemed Protective Advances.  Nothing contained in this Section shall require Administrative Agent to incur any expense or take any action hereunder, and inaction by Administrative Agent shall never be considered a waiver of any right accruing to Administrative Agent on account of this Section.

(d)          Separate Insurance.  Borrower shall not carry (and shall not allow any other Loan Party to carry) any separate insurance on the Properties concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Administrative Agent’s prior written consent, and any such Policy shall have attached standard non-contributing mortgagee clause, with loss payable to Administrative Agent on behalf of each Lender (subject to rights of Senior Lender), and shall otherwise meet all other requirements set forth herein.

(e)          Insurance Review.  At Administrative Agent’s option, Administrative Agent may (i) require Borrower to certify to Administrative Agent on a quarterly basis that insurance required by this Section 5.6 is in place and (ii) not more often than annually, Administrative Agent may obtain, at Borrower’s expense, a report from Administrative Agent’s Insurance Consultant, certifying that insurance required by this Section 5.6 is in place.

(f)           Senior Loan.  Notwithstanding anything set forth to the contrary in this Section 5.6, Borrower shall, and shall cause the SHP Subsidiaries to, maintain the insurance required by the Senior Loan Documents. Nothing herein shall require insurance with higher limits, with lower deductibles, with additional riders, or with more stringent terms and conditions that are required by the most stringent of the Senior Loan Documents.

Section 5.7.          Casualty; Condemnation and Application of Proceeds.

(a)          Casualty.

(i)           If the Properties shall be damaged or destroyed, in whole or in part, with the cost of repairing or restoring the damage to any effected Properties estimated to be $100,000 in the aggregate or more (but such $100,000 limit shall apply on a per-Property basis), by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Administrative Agent.  If required by the Senior Loan Documents or if there is no Senior Loan on the applicable Property, Borrower shall promptly commence and diligently prosecute, or shall cause the SHP Subsidiaries to promptly commence and diligently prosecute, the completion of the repair, replacement, rebuilding and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty (the “Restoration”) if such Restoration is reasonable practicable, and otherwise in accordance with the Senior Loan Documents.  Borrower shall pay or shall cause the SHP Subsidiaries to pay all costs of such Restoration whether or not such costs are covered by insurance or whether Borrower or the SHP Subsidiaries are entitled to use the proceeds of such insurance for the Restoration pursuant to the Loan Documents or the Senior Loan Documents.

(ii)          Intentionally Omitted.

(iii)         Upon the occurrence of a Casualty causing damage greater than $100,000, if the Senior Lender does not have the right to participate in the settlement, adjustment or compromise any claim under any Policy of insurance, or in the event the Senior Lender has such right but shall waive or otherwise fail to exercise such right, then it shall be an Event of Default hereunder if any such claim is settled or compromised on terms that are not approved by Administrative Agent in writing such approval not to be unreasonably withheld or delayed.

(iv)         Intentionally Omitted.

(v)          The reasonable expenses incurred by Administrative Agent in the adjustment and collection of insurance proceeds shall be deemed Loan Expenses.

(b)          Condemnation.

(i)           Borrower shall promptly give Administrative Agent written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding with respect to any of the Properties and shall deliver to Administrative Agent copies of any and all papers served or received by any Loan Party in connection with such actual or threatened proceedings.  Unless prohibited by the Senior Loan Documents, Administrative Agent may participate (as determined by Administrative Agent) in any such actual or threatened proceedings at Borrower’s sole cost and expense, and Borrower shall from time to time deliver to Administrative Agent, or cause the SHP Subsidiary to deliver to Administrative Agent, all instruments requested by it to permit such participation.  Borrower shall, or shall cause the SHP Subsidiary to, at Borrower’s or SHP’ Subsidiary’s expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.

(ii)          Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking, a “Condemnation”), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment under the Loan Documents and the Debt shall not be reduced unless and until any award or payment therefore shall have been actually received and applied by Administrative Agent, after the deduction of reasonable expenses of collection, to the Debt.

(iii)         If substantially all of any of the Properties or any portion thereof are taken by a condemning authority, and if required or permitted by the Senior Lender, Borrower shall, and shall cause the SHP Subsidiaries to, promptly commence and diligently prosecute the Restoration of the Property, to the extent reasonably practical, and otherwise comply with the provisions of this Section 5.7.

(iv)         The reasonable expenses incurred by Administrative Agent in the negotiation, prosecution, evaluation and settlement (including Professional Fees) of any condemnation award shall be deemed Loan Expenses, shall be secured by the Loan Documents and shall be due and payable by Borrower to Administrative Agent on demand.

(c)          Application.

(i)           Notwithstanding anything to the contrary herein, upon the occurrence of a Casualty or Condemnation, if Senior Lender elects to apply insurance proceeds or condemnation award (in either case, the “Loss Proceeds”) to the Senior Loan, then the balance of any Loss Proceeds not so applied to the Senior Loan shall be applied to the Loan. In the event Senior Lender makes, or is otherwise required to make, the Loss Proceeds available to Borrower or to a SHP Subsidiary for Restoration, then the Loss Proceeds shall be so applied as provided in the Senior Loan Documents and any excess Loss Proceeds remaining after completion of Restoration and released to Borrower or a SHP Subsidiary shall be paid to Senior Lender, or if not paid to Senior Lender, then to Administrative Agent for the benefit of each Lender to be applied to the Debt or for such other purposes approved by the Requisite Lenders and Borrower.

(ii)          If at any time a Casualty in excess of $100,000.00 or a Condemnation occurs after the Senior Loan has been paid in full, the Loss Proceeds shall, at the option of the Requisite Lenders, subject to the following sentence, be applied to the payment of the Debt or applied to reimburse Borrower or the SHP Subsidiary, as the case may be, for the cost of Restoration in the manner set forth below.  In the event of a Casualty in the amount of $100,000.00 or less after the Senior Loan has been paid in full, the Loss Proceeds shall be applied by Borrower to the Restoration of the Property.  In no case shall any such application reduce or postpone any payments otherwise required under the Loan Documents.  Only if the Senior Loan is paid in full and an Event of Default has occurred and is continuing, Administrative Agent shall make such Loss Proceeds available to the Borrower or the SHP Subsidiary for Restoration provided that each of the following conditions (“Restoration Conditions”) is satisfied or waived in writing: (A) no Event of Default has occurred and is continuing, (B) (x) Administrative Agent is satisfied that such repair or restoration can be completed not less than 90 days prior to the Scheduled Maturity Date, or if the Loan has been extended, 90 days prior to the Extended Maturity Date and (y) Guarantor provides Administrative Agent, for the benefit of each Lender, with a completion guaranty covering such repair or restoration on terms and conditions acceptable to Administrative Agent and (C) Borrower complies with all of the other conditions to disbursement of such Loss Proceeds set forth in Section 5.7(c)(iii) below. If such Casualty or Condemnation occurs while Senior Loan is outstanding, then the Senior Lender shall control the application of proceeds and determinations of whether to commence restoration, to the extent permitted by the Senior Loan Documents.

(iii)         In the event that the Requisite Lenders, as set forth above, elects to make the Loss Proceeds available to Borrower or a SHP Subsidiary for Restoration, Administrative Agent may set reasonable conditions for making said funds available to Borrower and the SHP Subsidiary, including requiring that if the Loss Proceeds are not sufficient, in Administrative Agent’s sole judgment to complete such Restoration and pay for additional property carry costs, that Borrower or the SHP Subsidiary shall deposit an amount equal to such shortfall with Administrative Agent for the benefit of each Lender and that such amounts be expended on Restoration prior to Borrower or the SHP Subsidiary being permitted to use such Loss Proceeds.

(iv)         If the Loss Proceeds are to be disbursed by Senior Lender for Restoration, Borrower and the SHP Subsidiary shall deliver to Administrative Agent copies of all written correspondence delivered to and received from Senior Lender that relates to the Restoration and release of the Loss Proceeds.

(d)          Intentionally Omitted

Section 5.8.          Title to Collateral. Subject to the Permitted Exceptions, Borrower shall (i) warrant and defend (A) the title to the Collateral and every part thereof, and (B) the validity and priority of the Liens and security interests created by the Loan Documents against the claims of all Persons whatsoever and (ii) warrant and defend, and cause the SHP Subsidiaries to warrant and defend, the title of the SHP Subsidiaries to the SHP Subsidiary Properties and every part thereof. Borrower shall reimburse Administrative Agent or any Lender for any Losses (including Professional Fees) incurred by Administrative Agent or any Lender if an interest in the Properties or the Collateral is claimed by another Person (other than for Permitted Exceptions), and such Losses and any other amounts expended by Administrative Agent or any Lender with respect to such Losses shall be deemed Protective Advances. All proceeds payable under the Owner’s Title Insurance Policy for the SHP Subsidiary Properties, subject to the rights of Senior Lender, if any, under its mortgage title insurance Policy, shall be deemed to constitute a distribution from the SHP Subsidiaries to Borrower and subject to the provisions of the Pledge Agreements.

Section 5.9.          Zoning. Borrower shall not, nor shall it permit the SHP Subsidiaries to, initiate, join in, acquiesce in, or consent to any change in any public or private restrictive covenant, easement, zoning law or any other public or private restriction, limiting, conditioning, changing, qualifying or defining the uses which may be made of any of the Properties or any part thereof without the prior written consent of the Requisite Lenders. If under applicable zoning provisions the use of all or any portion of any of the Properties is or shall become a nonconforming use, Borrower will not cause or permit and shall cause the SHP Subsidiaries to not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of the Requisite Lenders. Without limiting the generality of the foregoing, Borrower covenants that it will cause each of the Properties to be completed, maintained and operated in compliance in all material respects with all requirements of the Zoning Ordinance and Applicable Law, including: setback, building height, FAR and other bulk requirements; unit mix and marketing requirements with respect thereto, if applicable; and parking and loading dock requirements, if applicable.

Section 5.10.        Recorded Documents. If such change shall cause a Material Adverse Effect, without the prior written consent of the Requisite Lenders, which consent shall not be unreasonably withheld or denied, Borrower shall not, and shall not permit or cause the SHP Subsidiaries or any other Person to, record any map, plat, parcel map, lot line adjustment or other subdivision map, easement, reciprocal easement agreement, declaration or any other recorded document of any kind covering any portion of the Properties, or any amendment to any of the foregoing (collectively, “Subdivision Map”), Borrower shall, or shall cause the SHP Subsidiaries to, submit such Subdivision Map and any and all amendments thereto to Administrative Agent for each Lender’s review the Requisite Lender’s and approval. Any default, breach or violation of this Section 5.10 shall be an automatic Event of Default (without any notice, grace or cure period.). As a condition precedent to approval by the Requisite Lenders, if required by the Requisite Lenders, (i) Borrower shall execute, acknowledge and deliver to Administrative Agent such amendments to the Loan Documents as the Requisite Lenders may reasonably require to reflect the change in the legal description of any of the Properties resulting from the recordation of any Subdivision Map, and (ii) Borrower shall deliver to Administrative Agent, at Borrower’s sole expense, a title endorsement to the Owner’s Title Insurance Policy in form and substance satisfactory to Administrative Agent. Subject to the execution and delivery by Borrower of any documents required under this Section 5.10, Administrative Agent shall, if required by applicable law, sign any Subdivision Map approved by the Requisite Lenders pursuant to this Section 5.10, within a reasonable period after written request by Borrower.

Section 5.11.        Maintenance of Properties. Borrower shall, or shall cause the SHP Subsidiaries to, maintain the Properties in a good and safe condition and repair. The Improvements, materials, equipment, furniture, fixtures and other articles of personal property located therein and thereon not owned by lessees under Leases (the “Personal Property”) shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property and compliance with franchise requirements or as otherwise permitted herein) without the prior written consent of Administrative Agent, which shall not be unreasonably withheld or delayed. Borrower shall not, nor shall it permit the SHP Subsidiaries to, initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Properties or any part thereof without the prior written consent of Administrative Agent, which shall not be unreasonably withheld or delayed.

Notwithstanding the above, Borrower or SHP Subsidiaries shall be entitled to repair and remodel any Property if: (a) such repairs or remodeling do not involve structural repairs or changes as to the Improvements; and (b) if such repairs or remodeling do not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in any given year or Five Hundred Thousand and No/100 Dollars ($500,000.00) over the term of the Note; and (c) such repair or remodeling shall not reduce the number of hotel guest rooms at the respective Property. In all events, if the remodeling or repairs may be reasonably determined to materially decrease the revenues or profitability of Borrower or SHP Subsidiary as respects the operations at the respective Property, prior written consent of the Requisite Lenders must be obtained.

Section 5.12.        Taxes and Liens.

(a)          Taxes and Other Charges. Borrower shall promptly pay or cause the SHP Subsidiaries to pay all taxes, assessments, governmental licenses and impositions, and other similar charges (the “Taxes”), all ground rents, maintenance charges, charges for utility services and similar charges (the “Other Charges”), in each case now or hereafter levied or assessed or imposed against any of the Properties or any part thereof as same become due and payable. Borrower will, or will cause the SHP Subsidiaries to, deliver to Administrative Agent, on a quarterly basis, evidence satisfactory to Administrative Agent that the Taxes and Other Charges have been so paid or are not then delinquent, including without limitation, paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent. Subject to the Senior Loan, Borrower or the SHP Subsidiaries, at their own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, Other Charges or any Lien (other than the Lien of the Loan Documents or Senior Loan Documents) provided that, and only for so long as (1) no Event of Default has occurred and is continuing; (2) neither any of the Properties nor any part thereof or interest therein will in the opinion of Administrative Agent be in danger of being sold, forfeited, terminated, cancelled or lost; (3) in the case of Taxes, Borrower or the SHP Subsidiaries have paid the same before such amounts become delinquent even though Borrower is contesting the same; (4) such contest shall be permitted under and be conducted in accordance with Applicable Law and in accordance with the provisions of any other instrument or agreement affecting any of the Properties to which Borrower or the SHP Subsidiaries is subject (including the Senior Loan Documents) and shall not constitute a default thereunder; (5) Borrower or the SHP Subsidiaries promptly pays any contested amount if and to the extent the outcome of such contest requires the payment of the same; (6) unless Borrower or the SHP Subsidiaries shall have paid the same under protest or Senior Lender shall have undertaken any of the following if permitted by the Senior Loan Documents; at Administrative Agent’s option Borrower or the SHP Subsidiaries shall have either (i) deposited with Administrative Agent adequate cash reserves for the payment thereof, together with all interest and penalties which may accrue thereon, or (ii) furnished to Administrative Agent such other security Administrative Agent may deem adequate to insure the payment of such contested amounts together with all interest and penalties which may accrue thereon; provided, however, Administrative Agent and the Lenders agree that Borrower or the SHP Subsidiaries may satisfy the requirements of this clause (6) by obtaining in favor of Administrative Agent and each Lender an indemnity (in form and content reasonably acceptable to Administrative Agent) from a title insurance company or other surety acceptable to Administrative Agent in respect of any Lien being contested by the Borrower so long as at no time shall the aggregate amount of all then outstanding Liens for which an indemnity has been obtained exceed the sum of $50,000. In addition, if the contested Taxes or Other Charges are not paid in full when such Loan Party commences such contest, then such proceeding must suspend the collection of Taxes and Other Charges. In addition, Borrower shall pay to Administrative Agent upon demand, any reasonable costs incurred by Administrative Agent in ensuring compliance by such Loan Party with this Section 5.12 including reasonable attorney’s fees, monitoring and evaluating expenses and any tax service fees.

(b)          Liens. Borrower shall not allow nor permit the SHP Subsidiaries to allow and shall promptly cause to be paid and discharged any Lien or charge whatsoever other than the Senior Loan and Permitted Liens which may be or become a Lien other than the Senior Loan. Borrower shall not allow the Properties to at any time be encumbered by any Lien which is not a Permitted Lien or the Senior Loan.

(c)          Tax and Insurance Escrow. If at any time any Senior Lender ceases maintaining a tax escrow or a capital improvement reserve in accordance with the Senior Loan Documents as in effect on the date hereof, then the Requisite Lenders shall have the right to require Borrower to establish any such reserve with Administrative Agent in such amounts as would have been required in accordance with the Senior Loan Documents in effect on the date hereof and pursuant to such procedures as reasonably determined by Administrative Agent.

Section 5.13.        Waste. Borrower shall not, and shall cause the SHP Subsidiaries to not, (a) commit or cause any waste of any of the Properties, (b) make or permit to be made any change in the use of the Properties which will in any way materially increase the risk of fire or other hazard arising out of the use or operation of the Properties, (c) take or cause to be taken any action that might invalidate or give cause for cancellation of any Policy, or (d) do or permit to be done thereon anything that could in any way materially impair the value of any of the Properties or Administrative Agent or any Lender’s rights under the Loan Documents.

Section 5.14.        Misapplication of Funds. Borrower shall not, and shall cause each other Loan Party not to, distribute any Property revenues or Loss Proceeds in violation of the provisions of the Loan Documents, misappropriate or apply any Security Deposit or portion thereof, or make any Distributions in violation of the provisions of the Loan Documents.

Section 5.15.        Compliance With Laws. Borrower shall, and shall cause the SHP Subsidiaries to promptly comply with all Applicable Law relating to the design, construction, completion, ownership, operation and maintenance of the Properties applicable to the ownership, use and operation of the Properties. Borrower shall from time to time, upon Administrative Agent’s request, provide Administrative Agent with evidence reasonably satisfactory to Administrative Agent that the Properties comply in all material respects with all Applicable Law. Borrower shall not alter and shall not permit the SHP Subsidiaries to alter the Properties in any manner which would materially increase Borrower’s or SHP’ Subsidiaries’ responsibilities or obligations for compliance with Applicable Law without the prior written approval of the Requisite Lenders, which shall not be unreasonably withheld or delayed. The Requisite Lender’s approval of the plans, specifications, or working drawings for alterations of any of the Properties shall create no responsibility or liability on behalf of Administrative Agent or any Lender for their completeness, design, sufficiency or their compliance with Applicable Law, and such approval shall not be relied on by any Person. The Requisite Lenders may condition any such approval upon receipt of a certificate of compliance in all material respects with Applicable Law from an independent architect, engineer, or other Person reasonably acceptable to the Requisite Lenders. Borrower shall give prompt notice to Administrative Agent of the receipt by Borrower or SHP Subsidiaries of any notice related to a material violation of any Applicable Law and of the commencement of any proceedings or investigations which relate to compliance with Applicable Law.

Section 5.16.        Books and Records.

(a)          Maintain. Borrower will keep and maintain, and will cause the SHP Subsidiaries to keep and maintain, on a Fiscal Year basis, in accordance with Agreed Accounting Principles in writing and consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower, SHP Subsidiaries and each Loan Party and all items of income and expense in connection with the operation of the Properties. Administrative Agent shall have the right from time to time at all times with prior notice during normal business hours to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make copies or extracts thereof as Administrative Agent shall desire, at Administrative Agent’s sole expense unless an Event of Default has occurred and is continuing. After the occurrence of an Event of Default, the Borrower shall pay any reasonable costs and expenses incurred by Administrative Agent to examine such accounting records as Administrative Agent shall determine to be necessary or appropriate in the protection of Administrative Agent and each Lender’s interest. The Borrower shall, and cause the SHP Subsidiaries to, furnish or make available to Administrative Agent and its agents convenient facilities for the examination and audit of any of the applicable books and records.

(b)          Senior Loan. Borrower shall, and shall cause the SHP Subsidiaries to, concurrently furnish to Administrative Agent all financial statements, operating statements, balance sheets, budgets, rent rolls, notices, consents, requests, reports, and all other financial or written communications related to the Properties delivered to the Senior Lender and/or received by Borrower or SHP Subsidiaries from or on behalf of Senior Lender.

(c)          Financial and Other Reports. Borrower shall deliver, and cause the SHP Subsidiaries to deliver to Administrative Agent each of the following:

(i)           annually, within one hundred twenty (120) days after the end of each Fiscal Year, complete executed copies of the audited financial statements of Borrower and Guarantor, including a statement of operations (profit and loss), a statement of cash flows, a calculation of net operating income, a balance sheet for such Fiscal Year (A) prepared by an Approved Accounting Firm, and (B) certified to by a duly authorized representative of such applicable party and such Approved Accounting Firm as being true, complete and accurate; and such other information as reasonably requested by Administrative Agent, covering, in a separate report which shall not be audited and shall be internally-prepared, the Properties, the SHP Subsidiaries, Borrower and each Loan Party;

(ii)          annually, within ninety (90) days after the end of each Fiscal Year, complete copies of the internally-prepared statements of operations for the Properties;

(iii)         within forty-five (45) days after the end of each calendar quarter, complete copies of unaudited financial statements for the Properties and for the SHP Subsidiaries, Borrower and each Loan Party for such quarter and the year to date prepared and certified to by a duly authorized representative of such applicable party as being true, complete and accurate;

(iv)        annually, within one hundred twenty (120) days after the end of each Fiscal Year, and within forty-five (45) days after the end of each calendar quarter if requested by Administrative Agent, complete executed copies of unaudited financial statements for each Guarantor prepared and certified to by such Guarantor as being true, complete and accurate;

(v)         within twenty-five (25) days after the end of each month, complete executed copies of internally-prepared financial statements for the Properties for such month on a monthly and year to date basis and a certified status report concerning the operating performance of the Properties, in form and substance reasonably satisfactory to Administrative Agent, which report shall provide a comparison of operating performance to the Annual Budget, as applicable;

(vi)         intentionally omitted;

(vii)        intentionally omitted;

(viii)      concurrently with filing, copies of all federal income tax returns filed with respect to Borrower and the SHP Subsidiaries, if any;

(ix)         within five (5) days after request, such further detailed information covering the operation of the Properties and the financial affairs of any Loan Party, as may be reasonably requested by Administrative Agent; and

(x)          concurrently with delivery to Senior Lender, to the extent not otherwise provided pursuant to the above provisions of this Section 5.16, copies of all financial information required to be delivered to the Senior Lender pursuant to the Senior Loan Documents.

Each required annual and quarterly financial statement shall be accompanied by an Officer’s Certificate certifying on the date thereof either (i) that, to such officer’s knowledge, there has not occurred any Event of Default and there does not exist an Unmatured Default, and (ii) that if an Event of Default shall have occurred or if an Unmatured Default exists, the nature thereof and the date of occurrence or the period of time it has existed. If Borrower fails to deliver, or fails to cause SHP Subsidiaries to deliver, any such report to Administrative Agent, and Borrower fails to cure the same within ten (10) days after receiving notice from Administrative Agent, the same shall constitute an Event of Default.

(d)          Title Reports. Upon request by Administrative Agent, Borrower shall provide Administrative Agent with current UCC Searches or updates to UCC Searches previously delivered to Administrative Agent. If Borrower fails to provide such reports to Administrative Agent within thirty (30) days of Administrative Agent’s request therefore, such failure shall constitute an Event of Default, and Administrative Agent shall have the right to obtain copies of such reports or updates at Borrower’s sole cost and expense.

(e)          Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 5.16, Borrower shall also deliver an Officer’s Certificate of Borrower, that to such officer’s knowledge after due inquiry, no Unmatured Default or Event of Default has occurred and is continuing or, if any Unmatured Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, and setting forth in reasonable detail the calculations required to establish whether the Loan Parties were in compliance with the Loan Documents, at the end of such fiscal month.

Section 5.17.        Litigation. Borrower shall give prompt written notice to Administrative Agent of any litigation or governmental proceedings pending against the Properties, the SHP Subsidiaries or any Loan Party in which the maximum amount of potential liability exceeds $50,000.00.

Section 5.18.        Bankruptcy. Borrower shall give prompt written notice to Administrative Agent of any voluntary or involuntary bankruptcy, reorganization, insolvency or similar proceeding under any Bankruptcy Law against any Loan Party or any tenant under any Lease.

Section 5.19.        Distributions.

(a)          Intentionally Omitted.

(b)          Lender’s Collateral. Subject to the requirements of the Senior Loan Agreements and Senior Loan Documents, (i) all Excess Cash Flow from the Collateral Properties shall be deposited into ECF Reserve Account A and shall be and become Collateral as security for the Obligations and (ii) all Excess Cash Flow from the Non-Collateral Properties shall be deposited into ECF Reserve Account B and shall be and become Collateral as security for the Obligations. Each Lockbox Account shall be under the sole dominion and control of Administrative Agent for the benefit of each Lender. The Lockbox Accounts shall be entitled “Fortress/Summit ECF Reserve Account A and B”. Borrower hereby grants to Administrative Agent for the benefit of each Lender a first priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Administrative Agent for the benefit of each Lender a perfected first priority security interest in the Lockbox Account, including authorizing and filing UCC-1 Financing Statements and continuations thereof. Administrative Agent shall have the sole right to make withdrawals from the Lockbox Account (subject to the provisions of this Agreement) and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower. Notwithstanding the foregoing, Lender shall permit the Borrower to provide financial assistance to SHP Subsidiaries which are unable to support any Property’s operations, debt payments capital expenditures or similar requirements through the cash flow generated at such Property. Such financial assistance shall be in the form of an intercompany loan, which such intercompany loan shall be in a form acceptable to the Administrative Agent and which intercompany loan shall be pledged to the Administrative Agent for the benefit of each Lender pursuant to a pledge agreement acceptable to the Administrative Agent in all respects, provided that if such intercompany loan is not permitted by the applicable Senior Loan, then such financial assistance shall be in the form of an equity contribution in such SHP Subsidiary, and in either case, such financial assistance shall not exceed amounts set forth in the Annual Budget without the prior written consent of the Requisite Lenders. Provided that no Event of Default has occurred and is continuing and there is no Unmatured Default, Administrative Agent shall release (to the extent available in the Lockbox Accounts) up to (i) from the date of the Amendment through the Scheduled Maturity Date, $7.5 million from the Lockbox Accounts for the sole purpose of amortizing the Senior Loans, and (ii) from the Scheduled Maturity Date through the Extended Maturity Date, $1.5 million from the Lockbox Accounts for the sole purpose of amortizing the Senior Loans, each in the manner set forth on Exhibit X attached hereto. Furthermore, in the event a Senior Lender requires a principal pay down in excess of the amounts set forth on Exhibit X, Borrower may re-allocate up to twenty percent (20%) of any line item described on Exhibit X.

Notwithstanding anything to the contrary herein, Borrower shall be permitted to retain $4 million in unencumbered cash in a non Lockbox Account for so long as it is require to do so under any Senior Loan Agreement.

(c)          Prohibition. At no time that any portion of the Debt remains outstanding shall Borrower permit the purchase or redemption of any direct or indirect interests in any of SHP Subsidiaries or Borrower in violation of Article VII, or, except as expressly permitted in this Section and as permitted under Borrower’s Operating Agreement with respect to Classes A, A-1 and B, the declaration or payment of any Distributions or the setting aside of any funds for any such purposes. If any Distributions shall be received by any Loan Party or any other Person prior to being deposited in the Lockbox Account (other than Administrative Agent or Senior Lender), such Loan Party or other Person shall hold the same in trust for the benefit of Administrative Agent and immediately deliver the same for deposit into the Lockbox Account.

(d)          Delivery to Lender. Subject to Section 5.19(c) and subject to the Senior Loan, Administrative Agent and each Lender expressly agrees that the SHP Subsidiaries shall be permitted to make Distributions to Borrower only upon the express condition that Borrower shall cause the SHP Subsidiaries to deliver such Distributions directly to Administrative Agent (and to no other Person without the prior express written consent of the Requisite Lenders) by wire transfer (pursuant to wiring instructions to be furnished by Lender) for deposit in the Lockbox Account. In the event a Sweep Event is continuing, Administrative Agent shall be permitted to apply all amounts in the Lockbox Account toward the balance of the outstanding principal amount of the Loan or any interest and fees due under the Loan.

(e)          Dividend Allowance. Subject to the Senior Loan, following the Dividend Event, all Excess Cash Flow shall be distributed (i) 50% to the Administrative Agent, to be applied toward the principal paydown of the Loan and (ii) 50% to the Borrower for the payment of dividends to the members of Borrower or any other purpose.

Section 5.20.        Affiliate Agreements. Any Loan Party may contract, verbally or in writing, with any other Loan Party or any direct or indirect partner, member, shareholder or Affiliate thereof, for services to be provided to such Loan Party related to the Properties (collectively, the “Affiliate Agreements”). Fees, payments, compensation and reimbursements related to such contracts must be normal and customary for the service provided, and as if the service were provided by a third party. Payment by a Loan Party to any other Loan Party or any direct or indirect partner, member, shareholder or Affiliate thereof of any fees, payments, compensation or reimbursements which are not normal and customary must be consented to in advance by the Administrative Agent. Notwithstanding the above, the following fees, payments, compensation and reimbursements are specifically approved by Administrative Agent: (i) any distribution, disbursement, payment, fee, return or reimbursement set forth in the Organizational Documents of any Loan Party, but subject to Section 5.19; (ii) any fee, payment, compensation or reimbursement set forth in the Management Agreement; (iii) payments of commissions and fees to Summit Capital Partners, LLC, formerly known as Summit Real Estate Investments, LLC, for broker-dealer services provided, not to exceed 8% of securities sold plus expense reimbursement; (iv) payment of salaries, bonuses, benefits or other compensation to employees of any Loan Party; (v) payment of principal and interest for funds borrowed by a Loan Party; or (vi) reimbursements of expenses paid on behalf of a Loan Party. The payment of any fees, commissions or other compensation which are not normal and customary without the prior written consent of Administrative Agent, if required, shall constitute an automatic Event of Default (with no notice, cure or grace period). The parties to each Affiliate Agreement shall acknowledge and agree that such agreement is terminable by SHP Subsidiaries or Administrative Agent upon notice, without penalty, premium or liability for future or accrued liabilities or obligations, if an Event of Default shall have occurred and is continuing under the Loan Documents. Any Management Agreement shall either (i) provide that such Management Agreement may be terminated on no more than 30 days prior notice, with or without cause, and without penalty, or (ii) be subject to a manager’s subordination agreement in substantially the same form and substance as the Subordination Agreement of Approved Manager delivered on the Closing Date and providing that if any Lender acquires an ownership interest in Borrower, directly or indirectly, then the Manager agrees that such Lender (or such purchaser at foreclosure) may terminate the Management Agreement at any time upon thirty (30) days notice to the Manager with or without cause or premium. Subject to the Senior Loan, following an Event of Default under the Loan Documents, i) no Loan Party shall enter into any new Affiliate Agreements without the prior written consent of Administrative Agent in each case, and (ii) if requested by Administrative Agent in writing, Borrower shall, or shall cause the SHP Subsidiaries or the applicable Loan Party to, terminate the Management Agreement and any other Affiliate Agreement specified by Administrative Agent within five (5) days after delivery of Administrative Agent’s request without payment of any penalty, premium or termination fee. If such Affiliate Agreement is not terminated in accordance with the immediately preceding sentence, Administrative Agent shall have the right, and Borrower hereby irrevocably authorizes Administrative Agent and irrevocably appoints Administrative Agent as Borrower’s attorney-in-fact coupled with an interest, at Administrative Agent’s sole option, to terminate the Management Agreement and such Affiliate Agreement on behalf of and in the name of Borrower or the applicable Loan Party, and Borrower hereby releases and waives any claims against Administrative Agent or any Lender arising out of Administrative Agent’s exercise of such authority. Any default, breach or violation of this Section 5.20 shall be an automatic Event of Default (without any notice, grace or cure period.).

Section 5.21.        Equity Contribution. Unless otherwise approved by Requisite Lenders in writing, until such time as the Loan has been indefeasibly paid in full (together with all interest thereon and other sums payable with respect thereto), Borrower shall cause the SHP Subsidiaries at all times to keep the Equity Contribution invested in the Properties as equity and shall not permit any return of the Equity Contribution.

Section 5.22.        Single Purpose Entity. The SHP Subsidiaries shall at times be a Single Purpose Entity, and Borrower shall not, and shall not permit any of the SHP Subsidiaries to take any action inconsistent with the provisions which embody the requirements for a Single Purpose Entity or as otherwise set forth in the respective SHP Subsidiaries’ Organizational Documents.

Section 5.23.        Intentionally Omitted.

Section 5.24.        Loan Party Compliance. Borrower shall take all steps necessary to cause each Loan Party to comply with the terms and provisions of the Loan Documents and the Senior Loan Documents.

Section 5.25.        Continued Existence. Borrower shall, and shall cause each Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, and material rights, licenses, permits and franchises in compliance with Applicable Law. Borrower shall not, and shall not allow, cause or permit the SHP Subsidiaries to dissolve, terminate, liquidate, merge with, consolidate into or acquire another Person. Borrower shall, and shall take all steps necessary to cause each Loan Party, to at all times maintain, preserve and protect all franchises and trade names and preserve all of such party’s property used or useful in the conduct of their business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. Borrower will not, and will not allow, cause or permit the SHP Subsidiaries to change its name, identity (including its trade name or names) or ownership structure without the Requisite Lender’s prior written consent. Borrower shall not allow or permit any change in the use of the Properties without the Requisite Lender’s prior written consent. Borrower will, and will cause the SHP Subsidiaries to qualify to do business and will remain in good standing under the laws of the states in which the Properties are located and in each jurisdiction as and to the extent the same is required for the ownership, maintenance, management and operation of the Properties.

Section 5.26.        Conduct of Business. Borrower shall not make, and shall cause the SHP Subsidiaries not to make, any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business without the Requisite Lender’s prior written consent not to be withheld or delayed Borrower shall not, and shall not allow any Loan Party to make any change in the location of its “place of business” or “chief executive office” (as such terms are used in Section 9-307 of the Uniform Commercial Code) without the prior written consent of Administrative Agent which shall not be unreasonably withheld or delayed so long as Administrative Agent’s security interest for the benefit of the Lenders in the Collateral remains a fully perfected first priority security interest in the Collateral and provided Borrower executes and delivers to Administrative Agent or causes to be executed and delivered to Administrative Agent such UCC financing statements as Administrative Agent may reasonably require.

Section 5.27.        Additional Ownership Covenants. Until the Debt and the Obligations have been fully paid and performed (a) the Borrower shall be the sole and exclusive member of each of the SHP Subsidiaries, (b) Guarantor shall be the sole and exclusive Company Manager of Borrower, in accordance with Borrower’s Organizational Documents and (c) Guarantor shall have the requisite power and authority to direct the management and affairs of Borrower, Borrower shall have the requisite power and authority to solely control and direct the management and affairs of each of the SHP Subsidiaries, except as otherwise set forth in the SHP Subsidiaries’ Organizational Documents.

Section 5.28.        Intentionally Omitted.

Section 5.29.        Organizational Documents. Unless otherwise consented to in writing by the Requisite Lenders, Borrower shall not amend, modify or terminate, and shall not cause, permit or cause the SHP Subsidiaries or any other Loan Party, to amend, modify or terminate, its formation and Organizational Documents without the Requisite Lender’s prior written consent.

Section 5.30.        ERISA.

(a)          Borrower covenants and agrees that it shall not engage in any transaction, nor will it permit or cause any Loan Party to engage in any transaction, which would cause any obligation or action taken or to be taken, hereunder (or the exercise by Administrative Agent or any Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)          Borrower further covenants and agrees to deliver to Administrative Agent such certifications or other evidence from time to time throughout the term of the Loan, as required by Administrative Agent, that:  (i) no Loan Party is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) no Loan Party is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true with respect to each Loan Party:  (A) equity interests in such Loan Party are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2); (B) less than 25 percent of each outstanding class of equity interests in such Loan Party are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); and (C) each Loan Party qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

Section 5.31.        Environmental.

(a)          Compliance with Environmental Laws. Borrower will cause, and will cause the SHP Subsidiaries to cause, the use of the Properties to be in full compliance at all times with all Environmental Laws.

(b)          Environmental Permits. Borrower shall, and shall cause the SHP Subsidiaries to, obtain and maintain all required permits, approvals, certificates, licenses and other authorizations relating to any Permitted Environmental Use.

(c)          Notification. Borrower shall, and shall cause the SHP Subsidiaries to, immediately notify Administrative Agent (with copies where applicable) of any claims, complaints, notices, inquiries or other information which any Loan Party has or may receive or obtain relating to any Environmental Condition of the Properties or any surrounding areas.

(d)          Inspection and Reports. At the request of Administrative Agent at any time and from time to time, Borrower shall, and shall cause the SHP Subsidiaries to, permit Administrative Agent and its consultants and agents to perform an environmental assessment of the Properties or any portion thereof, including the preparation of any new or updated Environmental Report. In connection therewith, Administrative Agent and its consultant and agents may enter upon and inspect any of the Properties or any portion thereof and perform tests of the air, soil, ground water and building materials; and Borrower will, and will cause the SHP Subsidiaries to, cooperate and use best efforts to cause tenants and other occupants of the Properties to cooperate with Administrative Agent and its consultants and agents The cost of any such assessment and any report based thereon will be deemed Loan Expenses (i) if the assessment or report discloses any Environmental Condition which is not a Permitted Environmental Use or (ii) if such assessment was initiated at a time when Administrative Agent has reasonable cause to believe that an Environmental Condition exists at any of the Properties which is not a Permitted Environmental Use or (iii) any time after the occurrence of an Event of Default. Borrower and the Guarantor hereby acknowledge and agree that in no event will Administrative Agent or any Lender, their consultants or agents have any liability to Borrower or any other Loan Party with respect to the results of any such assessment or report.

(e)          Remedies. In the event of any Environmental Condition affecting any of the Properties which is not Permitted Environmental Use, whether or not any action to correct or ameliorate such Environmental Condition has been ordered by any Governmental Authority or other Person, the Requisite Lenders may (but shall have no obligation), in the Requisite Lender’s sole discretion:

(i)           by notice to Borrower, obligate Borrower to take, or cause the SHP Subsidiaries to take, appropriate action to correct or ameliorate such Environmental Condition, in which event Borrower or the SHP Subsidiaries (as the case may be) shall take such action at Borrower’s or SHP Subsidiaries’ sole expense;

(ii)          enter or cause its agents or consultants to enter upon the Property and take appropriate action to correct or ameliorate the Environmental Condition, in which case Borrower will, and will cause SHP Subsidiaries to, cooperate and use best efforts to cause tenants and other occupants of the Properties to cooperate with Administrative Agent and its consultants and agents; and/or

(iii)         exercise any other rights or remedies that Administrative Agent  or any Lender may have.

Any expenditures made by Administrative Agent or any Lender in exercising its rights in connection with the foregoing shall be deemed Protective Advances. Notwithstanding the above, any action or requirement of a Senior Lender regarding such Environmental Condition shall supersede the ability of Administrative Agent and Lender to take an action or requirement as set forth hereunder.

Section 5.32.        Estoppel Statements. Within ten (10) days after request by Administrative Agent to Borrower, but not more frequently than reasonably necessary, Borrower shall furnish to Administrative Agent a statement, duly acknowledged and certified and setting forth (A) the original principal amount of the Note, (B) the unpaid principal amount of the Note, (C) the applicable interest rate of the Note, (D) the date on installments of interest and principal were last paid, (E) the terms of payment, (F) any offsets or defenses to the payment of the Loan, if any, (G) that the Note, this Agreement and the other Loan Documents are valid, legal and binding obligations of the Loan Parties, and have not been Amended or, if Amended, giving particulars of such Amendment (H) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an Event of Default under the Loan Documents, (I) whether or not, to the best knowledge of the Loan Parties, any of the tenants under the Leases are in default under the Leases, and, if any of the tenants are in default, setting forth the specific nature of all such defaults, and (J) as to any other matters reasonably requested by Administrative Agent, including with respect to the Senior Loan (“Borrower Estoppel Certificate”).

Section 5.33.        Cooperate in Legal Proceedings. Borrower shall, and shall cause the SHP Subsidiaries to cooperate fully with Administrative Agent and each Lender with respect to any proceedings before any court, board or other Governmental Authority, which may in any way affect the rights of Administrative Agent or any Lender hereunder, or any rights obtained by Administrative Agent or any Lender under any of the other Loan Documents and, in connection therewith, permit Administrative Agent, at its election, to participate in any such proceedings on behalf of each Lender.

Section 5.34.        Further Assurances. Borrower shall and shall cause each of the Loan Parties to, do and execute all and such further lawful and reasonable acts, conveyances and assurances as are reasonably required, as reasonably determined by Administrative Agent, to carry out the intents and purposes of this Agreement and the other Loan Documents. At Administrative Agent’s request, Borrower shall cause each of the Loan Parties to execute and deliver on demand one or more financing statements or other instruments, to evidence or perfect more effectively the security interest of Administrative Agent for the benefit of each Lender in the Collateral, and if any of the Loan Parties fails to execute and deliver any of the foregoing within ten (10) Business Days after such request by Administrative Agent, Borrower on its own behalf and on behalf of each Loan Party hereby grants to Administrative Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Administrative Agent or any Lender pursuant to this Section 5.34, and hereby authorizes Administrative Agent to execute in the name of such Loan Party or without the signature of such Loan Party to the extent Administrative Agent may lawfully do so, any such financing statements or other instruments.

Section 5.35.        Contracts. Borrower shall and shall cause the SHP Subsidiaries to, deliver or cause to be delivered to Administrative Agent at least once a year copies of all new, material contracts or other agreements (and all amendments, modifications or supplements thereto) affecting any Loan Party or the use, maintenance, management or operation of any of the Properties. All service, maintenance or other contracts affecting the Properties shall be arms-length transactions with Persons who are not Affiliates of any Loan Party, or are otherwise in the ordinary course of the applicable Loan Party’s business and on terms and conditions not less favorable than could be obtained from a third party and shall provide for the payment of fees in amounts and upon terms not in excess of existing market rates, unless otherwise approved by the Requisite Lenders.

Section 5.36.        Intentionally Omitted.

Section 5.37.        Intentionally Omitted.

Section 5.38.        .  Borrower shall prepare and deliver to Administrative Agent, within forty-five (45) days prior to the beginning of each calendar year, an annual expenditure budget for the Properties showing, on a month-by-month basis, in reasonable detail (i) each line item of anticipated income and operating expenses, and (ii) each line item of anticipated Capital Expenditures (“Annual Budget”). The Annual Budget shall set forth in reasonable detail budgeted capital, operating and other expenses, including without limitation the salaries and potential bonuses and other compensation of directors, officers and employees of Borrower and the SHP Subsidiaries. The Annual Budget through December 31, 2010 is attached hereto as Exhibit N. Without the consent of the Requisite Lenders, which shall not be unreasonably withheld, Borrower shall not, and shall cause the SHP Subsidiaries not to, incur costs or expenses in excess of the amounts set forth in the Annual Budget.

Section 5.39.        Permitted Debt.

(a)          Neither Borrower nor any of SHP Subsidiaries shall incur any Indebtedness other than Permitted Debt and other than new construction financing for newly acquired development properties.

(b)          Intentionally Omitted.

Section 5.40.        Franchise Agreements. Without the prior written consent of the Requisite Lenders, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not, and shall cause SHP Subsidiaries to not (i) surrender, terminate the Franchise Agreements, (ii) reduce or consent to the reduction of the term of the Franchise Agreements, (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreements or (iv) otherwise modify, change, supplement, restate, alter or amend, or waive or release any of its rights and remedies under the Franchise Agreements in any material respect. In the event that any Franchise Agreement expires or is terminated (without limiting any obligation of Borrower to obtain the Requisite Lender’s consent to any termination or modification of the Franchise Agreements in accordance with the terms and provisions of this Agreement) Borrower shall promptly enter into a replacement Franchise Agreement.

Section 5.41.        Intentionally Omitted.

Section 5.42.        Debt Service Coverage Ratio. The Properties shall have a Debt Service Coverage Ratio of (i) 1.10 until the Scheduled Maturity Date and (ii) 1.15 at all times following the Scheduled Maturity Date.

Section 5.43.        Representations. Borrower shall cause all representations and warranties set forth in Article III to be true and correct in all material respects at all times until the Loan is irrevocably repaid in full, as fully as if each such representation and warranty were remade as of each such date.

ARTICLE VI

SENIOR LOAN

Section 6.1.          Compliance. Borrower shall, and shall cause the SHP Subsidiaries to (a) pay all principal, interest and other amounts required to be paid under and pursuant to the provisions of the Senior Loan Documents; (b) diligently perform and observe all of the material terms, covenants and conditions of the Senior Loan Documents (provided, however, that any term, covenant or condition, the non-performance of which would trigger a default or event of default under the Senior Loan Documents shall be deemed “material”); (c) notify Administrative Agent in writing upon receipt by Borrower or any SHP Subsidiary of any notice by the Senior Lender of any default (whether or not subject to cure) by any Person in the performance or observance of any of the terms, covenants or conditions of the Senior Loan Documents; and (d) deliver to Administrative Agent a true copy of each such other notice regarding a consent or request for consent, or other material correspondence to or from Senior Lender in connection with or relating to the Senior Loan.

Section 6.2.          Lender’s Cure Rights.

(a)          Cure Rights. Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing any Loan Party from any of their Obligations under the Loan Documents, if there shall occur any default under the Senior Loan Documents or if Senior Lender asserts that Borrower, any SHP Subsidiary or any other Person has defaulted in the performance or observance of any term, covenant or condition of the Senior Loan Documents (whether or not the same shall have continued beyond any applicable notice or grace periods, whether or not Senior Lender shall have accelerated the Senior Loan or delivered proper notice to Borrower, SHP Subsidiaries or any other Person, and without regard to any other defenses or offset rights Borrower, the SHP Subsidiaries or any other Person may have against Senior Lender), Borrower and the SHP Subsidiaries hereby expressly agree that Administrative Agent shall have the right (but not the obligation), beginning on the date that is one half the number of days of the applicable cure period from the date on which such cure period begins to run, without notice to or demand on Borrower or the SHP Subsidiaries or any other Person, (A) to pay all or any part of the Senior Loan that is then due and payable and any other sums and to perform any act or take any action, on behalf of Borrower, the SHP Subsidiaries or such other Person, as may be appropriate to cause all of the terms, covenants and conditions of the Senior Loan Documents to be promptly performed or observed, (B) to pay any other amounts and take any other action as Administrative Agent shall deem reasonably necessary to protect or preserve the rights and interests of Administrative Agent and each Lender in the Loan and/or the Collateral, and (C) Administrative Agent may take any such action deemed necessary by the Requisite Lenders to cure or attempt to cure any default under the Senior Loan Documents. Borrower hereby expressly acknowledges and agrees that neither the Administrative Agent nor any Lender shall have any obligation to Senior Lender, Borrower, SHP Subsidiaries or any other Person to make any such payment or performance or to complete any cure or attempted cure undertaken or commenced by Administrative Agent or any Lender.

(b)          Reliance. If the Senior Lender or its agents or representatives shall deliver to Administrative Agent a copy of any written statement, demand or notice of default or breach under the Senior Loan Documents, such statement, demand or notice shall constitute full protection to Administrative Agent and each Lender for any action taken or omitted to be taken by Administrative Agent or any Lender, in good faith, in reliance thereon, regardless of any protest or objection thereto that any Loan Party may have or may wish to assert. As a material inducement to the Lender’s making the Loan and entering into this Amended and Restated Loan Agreement, Borrower and each other Loan Party hereby absolutely and unconditionally releases and waives all claims, offsets, defenses or counterclaims against Administrative Agent and each Lender arising out of Administrative Agent or any Lender’s exercise of its rights and remedies provided in this Article VI.

(c)          Amounts Secured; Indemnification. All amounts paid (including any and all amounts paid under or on, or on account of, the Senior Loan) and all costs and expenses incurred by Administrative Agent or any Lender in exercising its rights under this Article VI (including Professional Fees), shall be Protective Advances, shall constitute a portion of the Debt, shall be secured by the Loan Documents and shall be due and payable to Administrative Agent within five (5) Business Days after demand therefore by Administrative Agent. In furtherance thereof and in addition thereto, Borrower hereby agrees to indemnify, defend and hold Administrative Agent and each Lender harmless from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including Professional Fees whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent or any Lender as a result of Administrative Agent or any Lender taking any action which Administrative Agent or any Lender is permitted to take under this Article VI, and any amounts so paid by Administrative Agent or any Lender shall be deemed Protective Advances.

(d)          Access and Authority. Borrower, on behalf of itself and the SHP Subsidiaries, hereby grants Administrative Agent and any Person designated by Administrative Agent the right to enter upon any of the Properties at any time for the purpose of carrying out the rights granted to Administrative Agent or any Lender under this Article VI. Borrower shall not, and shall not cause, permit or cause SHP or any other Loan Party to impede, interfere with, hinder or delay, any effort or action on the part of Administrative Agent or any Lender to cure any default or asserted default under the Senior Loan, or to otherwise protect or preserve Administrative Agent’s and each Lender’s interests in the Loan and the Collateral, including the Properties in accordance with the provisions of this Agreement and the other Loan Documents. Further, in connection with the exercise of its rights in this Article VI, Administrative Agent shall have the right at any time to discuss the Properties, the Senior Loan, the Loan or any other matter directly with Senior Lender or Senior Lender’s consultants, agents or representatives without notice to or permission from Borrower or any other Loan Party, nor shall Administrative Agent have any obligation to disclose such discussions or the contents thereof with the Borrower or any other Loan Party.

(e)          No Waiver. Any default or breach under the Senior Loan Documents which is cured by Administrative Agent or any Lender, whether or not such cure is prior to the expiration of any applicable grace, notice or cure period under the Senior Loan Documents, shall constitute an immediate Event of Default under this Agreement without any notice, grace or cure period otherwise applicable under this Agreement.

(f)          Subrogation. In the event that Administrative Agent or any Lender makes any payment in respect of a Senior Loan, Administrative Agent shall be subrogated to all of the rights of the respective Senior Lender under the Senior Loan Documents against the respective Property(ies), the SHP Subsidiaries and each other obligor thereunder in addition to all other rights Administrative Agent or any Lender may have under the Loan Documents or Applicable Law.

(g)          Reinstatement. In the event the Administrative Agent or any Lender is required to pay over any payment or distribution of assets, whether in cash, property or securities which is applied to the Debt, including, without limitation, any proceeds of the Properties previously received by Administrative Agent or any Lender on account of the Loan to the Senior Lender, then Borrower agrees to indemnify Administrative Agent and each Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Administrative Agent or any Lender.

Section 6.3.          Estoppels. If permitted by the Senior Loan Documents, Borrower shall, and shall cause the SHP Subsidiaries to, on an annual basis, obtain from Senior Lender such certificates of estoppel with respect to compliance by Borrower and the SHP Subsidiaries with the terms of its Senior Loan Documents as may be requested by Administrative Agent and required to be given by Senior Lender pursuant to the Senior Loan Documents. Borrower hereby indemnifies Administrative Agent and each Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including Professional Fees whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent or any Lender based in whole or in part upon any fact, event, condition, or circumstances related to the Senior Loan which was misrepresented in, or which warrants disclosure and was omitted from such estoppel.

Section 6.4.          No Additional Senior Loan Documents or Amendments. Without the prior written consent of the Requisite Lenders, Borrower shall not, and shall cause the SHP Subsidiaries and all other Loan Parties and any other Persons to not, enter into or become bound by any agreements (or amendments, modifications or waivers of or under agreements) with Senior Lender (written or otherwise) or any other lender that are not set forth on Exhibit L with respect to the Senior Loan. Without obtaining the prior written consent of the Requisite Lenders, Borrower shall not, and shall cause the SHP Subsidiaries and all other Persons executing the Senior Loan Documents not to amend, modify, cancel, terminate, supplement or waive any rights or benefits of Borrower or the SHP Subsidiaries or any other Loan Party under, any of the Senior Loan Documents. Borrower shall promptly provide Administrative Agent with a copy of any agreement entered into with the Senior Lender.

Notwithstanding the forgoing, Borrower shall make best efforts to obtain new financing with respect to any Property which is encumbered by a Senior Loan with a maturity date during the term of the Loan, which such refinancing shall include the transfer of the asset to a newly formed Single Purpose Entity whose 100% equity shall be pledged to the Administrative Agent for the benefit of each Lender, provided that in connection with such refinancing, Borrower shall not be required to (i) provide a guaranty from Guarantor or Kerry Boekelheide, (ii) paydown the outstanding principal amount of such Senior Loan by an amount in excess of 120% of the amount set forth on Exhibit X attached hereto, or (iii) accept any other obligation that is unduly burdensome and inconsistent with loans taken on similar properties by similarly situated borrowers. In the event the Borrower is unable to secure such financing, but does obtain a commitment for financing based upon other terms and conditions, Administrative Agent, at its sole option, may provide such financing on the same terms and conditions as offered by the prospective lender, provided that any financing from the Administrative Agent shall include (i) a transfer of the property to a newly formed Single Purpose Entity and 100% equity pledge of the property owner, (ii) a full payment guaranty from Borrower, (iii) a maximum two (2) year term, and (iv) and an interest rate which is 150 basis points higher than the rate which was offered by the applicable prospective lender. Any financing of the properties located in Bloomington, Minnesota shall be a financing with respect to both properties located in Bloomington, Minnesota. All financings pursuant to this Section 6.4 shall comply with the Senior Loans. Each Lender party to this Loan Agreement at the time of such financing will have the option (but not the obligation) to participate in any such loan in pro rata proportion based on such Lender’s Percentage Interest in the Loan.

Section 6.5.          Acquisition of the Senior Loan.

(a)          Prohibition. No Loan Party and no Affiliate thereof or any other Person acting upon their direction or request shall acquire or agree to acquire, obtain, purchase or control the Senior Loan, or any portion thereof or any interest therein, or any direct or indirect Ownership Interest in the holder of, or participant in, the Senior Loan in any manner whatsoever (except for holdings of stock that is publicly traded on a nationally-recognized exchange), and any breach or attempted breach of this provision shall constitute an immediate Event of Default hereunder without any notice, grace or cure period otherwise applicable under this Agreement. If, solely by operation of applicable subrogation law, any Loan Party or Affiliate thereof shall be in breach of or fail to comply with the foregoing, then Borrower (i) shall immediately notify Administrative Agent of such failure or breach, and (ii) shall cause any and all Loan Parties and Affiliates thereof acquiring any interest in the Senior Loan Documents (A) not to enforce the Senior Loan Documents, and (B) upon the request of Administrative Agent, to the extent any such Loan Party or Affiliate has the power or authority to do so, to promptly (1) cancel, reconvey and release its interest in the Senior Loan Documents, (2) discontinue and terminate any enforcement proceeding(s) under the Senior Loan Documents and (3) assign and transfer its interest in the Senior Loan Documents to Administrative Agent or the Lenders.

(b)          By Lender. The Lenders shall have the right during the continuance of an Event of Default or during an event of default under the Senior Loan to acquire all or any portion of the Senior Loan or any interest in any holder of, or participant in, the Senior Loan without notice or consent of Borrower or any other Loan Party, in which event the Lenders shall have and may exercise all rights of the Senior Lender thereunder (to the extent of its interest), including the right (i) to declare that the Senior Loan is in default and (ii) to accelerate the Senior Loan indebtedness, in accordance with the terms thereof and (iii) to pursue all remedies against any obligor under the Senior Loan Documents. In addition, Borrower and each other Loan Party hereby expressly agree that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Borrower or any other Person may have against Senior Lender relating to or arising out of the Senior Loan shall be the personal obligation of Senior Lender, and in no event shall the SHP Subsidiaries, Borrower or any other Loan Party be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Administrative Agent, any Lender or any Affiliate of Lender or any other Person as the successor holder of the Senior Loan or any interest therein.

Section 6.6.          Intentionally Omitted.

Section 6.7.          Intentionally Omitted.

Section 6.8.          Deed-in-Lieu. Without the prior written consent of the Requisite Lenders, Borrower shall not, and shall not cause, cause or permit the SHP Subsidiaries to, enter into any deed-in-lieu or consensual foreclosure with or for the benefit of Senior Lender or any of Senior Lender’s Affiliates. Without the express prior written consent of the Requisite Lenders, Borrower shall not, and shall not cause, cause or permit the SHP Subsidiaries to, enter into any consensual sale or other transaction in connection with the Senior Loan which could diminish, modify, terminate, impair or otherwise adversely affect the interests of the Administrative Agent or any Lender in the Collateral or any portion thereof or any interest therein.

Section 6.9.          Refinancing. Without the prior written consent of the Requisite Lenders, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not refinance, or cause the SHP Subsidiaries to Refinance, the Senior Loan, except as permitted by Section 6.4 above.

Section 6.10.        Senior Loan Mechanics. Administrative Agent agrees to execute and deliver such further documents, consistent with the terms hereof, as any Senior Lender may reasonably request regarding such Senior Lenders rights to specific collateral. Further, Administrative Agent agrees to enter into intercreditor agreements as reasonably requested by Senior Lender and agrees to allow Senior Lender to direct cash flows from a Property or entity into such Senior Lender’s lockbox account, provided such lockbox account provides for the automatic release of funds contained therein, after the payment of debt service and customary reserves or expenses on Senior Loan, to Lender’s Lockbox Account.

Section 6.11.        Independent Approval Rights. Except as otherwise set forth herein, if any action, proposed action or other decision is consented to or approved by Senior Lender, such consent or approval shall not be binding or controlling on Administrative Agent or any Lender. Borrower hereby acknowledges and agrees that (i) the risks of Senior Lender in making the Senior Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval Senior Lender and Administrative Agent or Lender may reasonably reach different conclusions, and (iii) Administrative Agent and/or any Lender, as applicable, has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view. Further, the denial by Administrative Agent or any Lender of a requested consent or approval shall not create any liability or other obligation of Administrative Agent or any Lender if the denial of such consent or approval results directly or indirectly in a default under the Senior Loan, and Borrower, the SHP Subsidiaries and the Guarantor hereby waive any claim of liability against Administrative Agent or any Lender arising from any such denial.

Section 6.12.        Event of Default. Any breach, violation or default under this Article VI be an automatic Event of Default (without any notice, grace or cure period).

ARTICLE VII

TRANSFERS OF INTERESTS

Section 7.1.          Transfer. Without the prior written consent of each Lender, which shall not be unreasonably withheld, conditioned or delayed, except as specifically permitted by this Agreement, Borrower shall not, and shall not allow, permit or cause to occur any Transfer of any of the Properties or any portion thereof or any Ownership Interest therein. Any Transfer of any of the Properties or any portion thereof or interest therein, including any direct or indirect Transfer of any interests in any Loan Party, directly or indirectly and no matter how remote (including preferred equity or securities convertible into preferred or common equity), whether or not intentional or unintentional, whether or not within the control of Borrower or any other Loan Party, whether by operation of law or otherwise, or the Transfer of a controlling interest in any Person having a direct or indirect (and no matter how remote) legal or beneficial Ownership Interest in any Loan Party, except as specifically permitted by this Agreement, including any legal or beneficial interest in any constituent member, partner or owner of such Persons, or the change, removal, resignation or addition of a partner, joint venturer or member in any Loan Party, in each case, without the prior written consent of each Lender, which consent in any and all circumstances may be conditioned or denied for any reason or no reason, shall be an immediate Event of Default without any notice, grace or cure period. The provisions of the foregoing two sentences of this Section 7.1 shall apply to each and every such further Transfer, regardless of whether or not Lender has consented to, or waived its rights hereunder with respect to, any such previous Transfer, and irrespective of whether such further Transfer is voluntary, by reason of operation of law or is otherwise made.

Section 7.2.          Contracts to Transfer. Without the prior written consent of each Lender or except as otherwise permitted herein, Borrower shall not enter into, and shall not allow, permit or cause any other Person to enter into, any contract, option, right of first offer, right of first refusal or other agreement to Transfer any of the Properties or any Ownership Interest or other interest, direct or indirect and no matter how remote that is prohibited by Section 7.1. Any default, breach or violation of this Section 7.2 shall be an automatic Event of Default (without any notice, grace or cure period).

Section 7.3.          Costs and Expenses, Further Assurances. Except as otherwise provided herein, in the case of any proposed Transfer, Borrower shall give Administrative Agent at least thirty (30) days prior written notice of such proposed Transfer. In the case of a Transfer which each Lender (in its sole and absolute discretion) may approve, as a condition to such Transfer, Borrower shall cause to be delivered to Administrative Agent for the benefit of each Lender such pledge and security agreements, financing statements and other instruments, to evidence Administrative Agent and each Lender’s continuing security interest in the Collateral as Administrative Agent may require, and deliver such further assurances as Administrative Agent may require, including the following in form and substance satisfactory to Administrative Agent: opinions of counsel, non-consolidation opinion, a newly certified Ownership Chart, evidence that the Transfer is permitted under the Senior Loan, the reaffirmation of the Guarantors and payment of any applicable transfer taxes. Borrower shall pay or cause to be paid Administrative Agent’s and Servicer’s out of pocket costs and expenses relating to any Lender approved Transfer, or any proposed Transfer which Lender does not approve (including Professional Fees and the Servicer’s fees, costs and expenses).

Section 7.4.          Control. Borrower shall at all times maintain a 100% ownership interest in SHP Subsidiaries.

Section 7.5.          Application of Sale Proceeds. In the event that (i) Borrower, with Lender’s consent, Transfers a Borrower Property (ii) a SHP Subsidiary, with Lender’s consent, Transfers a SHP Subsidiary Property or (iii) Borrower Transfers any owned real property that is not Collateral for this Loan, then any residual value from such Transfer, following the payoff of the Senior Loan applicable to such transferred property (if any) and all reasonable, third party costs of such sale or transfer, shall be paid to Administrative Agent to be applied as follows: (a) fifty-one (51%) percent to be deposited into either the ECF Reserve Account A or ECF Reserve Account B, as applicable in accordance with Section 5.19(b), and (b) forty-nine (49%) towards payment of the Debt as set forth in the Note.

Section 7.6.          Transfers of Interests

(a)          If, without Lender’s prior written consent, (i) any interest in a Loan Party is sold or conveyed; (ii) any ownership interest in a Loan Party is further encumbered or pledged; or, (iii) without limiting the generality of clause (i) above, the ownership of shares of a Loan Party, if a corporation, or of any corporate general partner of a Loan Party, if a partnership, or the general partnership interests in any partnership which is a general partner of a Loan Party, or any membership interest in a Loan Party which is a limited liability company, or any beneficial interest in any a Loan Party which is a trust or trustee, is sold or conveyed, the Requisite Lenders shall at their sole discretion be entitled to accelerate the Loan and declare the then unpaid principal balance and all accrued interest and other sums due and payable under the Note due and payable and exercise all remedies available to Administrative Agent or Lender under the Loan Documents.  Beneficial ownership of Borrower is comprised of membership interests falling into four classes of interests:  Class A Members, Class A-1 Members, Class B Members and Class C Members (all as defined or provided for in Borrower’s Third Amended and Restated Operating Agreement (“Operating Agreement”)). The entire Class C Membership Interest is owned directly by The Summit Group, Inc., a South Dakota corporation, which is the Company Manager (as defined in the Operating Agreement) and Guarantor.

(b)          Notwithstanding the restrictions of paragraph (a) above, no (a) transfer, sale or assignment or (b) creation, of any Class A Membership Interest, Class A-1 Membership Interest or Class B Membership Interest in Borrower shall require Lender’s notification or consent, allow Administrative Agent or any Lender to enforce the remedies set forth in this paragraph (a) above, so long as such transfer, sale, assignment or creation of such interest(s) does not result in a Change of Control. For purposes hereof, a “Change of Control” occurs when, in connection with a transaction or related series of transactions, (i) The Summit Group, Inc. no longer retains Class C Membership Interests in Borrower equivalent to at least 40% of the Sharing Ratios (as defined in the Operating Agreement) of Borrower; or (ii) The Summit Group, Inc. is no longer the Company Manager of Borrower.

(c)          Furthermore, the Lenders will permit a one time transfer, sale, assignment or creation of membership interests resulting in a Change in Control; provided, (i)(a) the transferee has a financial and credit standing and management expertise acceptable to the Requisite Lenders as equal or greater than that of Borrower on the date hereof, and (b) the Class C Member and the Company Manager has management expertise acceptable to the Requisite Lenders; (ii) assumption documents in form and substance satisfactory to the Administrative Agent are executed by the transferee; (iii) the Lenders are paid a transfer fee equal to one percent (1%) of the then outstanding indebtedness; (iv) Borrower reimburses Administrative Agent and each Lender at closing all fees and expenses associated with the transfer including legal fees; (v) Administrative Agent receives an endorsement to Administrative Agent’s mortgagee’s title insurance policy, if any, in form and substance acceptable to Administrative Agent (vi) at Administrative Agent’s option, Administrative Agent receives opinions of counsel and Borrower and transferee authorization documents in form and substance acceptable to Administrative Agent; and (vii) no Event of Default shall have occurred and be continuing hereunder or under any of the other Loan Documents. Further, Administrative Agent, in its sole judgment and discretion, may require individuals specifically named by Administrative Agent to deliver to Administrative an Environmental Indemnification Agreement on Administrative Agent’s standard form. The rights granted to Borrower in this paragraph (c) are personal to Borrower, shall be extinguished after the exercise thereof, and shall not inure to the benefit of any subsequent transferee. Such transfer and assumption will not, however, release Borrower or any guarantors, from any liability to the Administrative Agent or any Lender without the prior written consent of each Lender, which consent may be given or withheld in each Lender’s sole discretion, but if given, may be conditioned upon, without limitation, the execution of new guaranties from principals of the transferee as Administrative Agent deems necessary, execution by the principals of the transferee of Administrative Agent’s standard Environmental Indemnification Agreement and such other requirements as Administrative Agent or any Lender may deem appropriate in its discretion.

(d)           Notwithstanding the restrictions of Section 7.6 Lender will permit the following transfers of ownership interests within The Summit Group, Inc. without the 1% fee or any change in the Loan terms provided that: (i) no Event of Default shall have occurred and be continuing hereunder or under the Loan Documents or any separate documents guaranteeing Borrower’s payment and performance of the Loan; (ii) Administrative Agent is promptly notified of such proposed transfer and provided with such documentation evidencing the transfer and identity of the transferee as reasonably requested by Administrative Agent; (iii) assumption documents, if deemed necessary by the Administrative Agent, in a form that is acceptable to Administrative Agent are executed by the transferee; and (iv) Borrower reimburses Administrative Agent for all fees and expenses including reasonable attorney’s fees associated with Administrative Agent’s review and documentation of the transfer:

(i)           Any ownership interest in The Summit Group, Inc. may be transferred upon the death of the holder of said interest but only by will or intestacy.

(ii)          Any ownership interest in The Summit Group, Inc. may be voluntarily sold, transferred, conveyed or assigned to immediate family members or to a family trust for estate planning purposes, provided that at all times there exists a minimum of 51% voting control of The Summit Group, Inc. and the Borrower by the party or parties owning interests as of the date hereof.  “Immediate family members” shall mean the spouse, children, grandchildren, siblings, and the siblings’ children, of each holder of an ownership interest in The Summit Group, Inc., as of the date hereof, or a trust for the benefit of one or more of any such persons.

(iii)         Any ownership interest in The Summit Group, Inc. may be voluntarily sold, transferred or conveyed or assigned to another person owning an ownership interest in The Summit Group, Inc. as of the date hereof.

(iv)         Any non-voting ownership interest in The Summit Group, Inc. may be voluntarily sold, transferred or conveyed or assigned to an employee, officer, or director of Borrower or Guarantor.

ARTICLE VIII

INTENTIONALLY OMITTED

ARTICLE IX

DEFAULTS; REMEDIES

Section 9.1.           Events of Default.  The term “Event of Default” as used in this Agreement shall mean the occurrence of (i) any one or more of the following events set forth in this Section 9.1 or (ii) any other Event of Default set forth in Section 9.2;

(a)           If Borrower shall fail to make any principal or interest payment to Administrative Agent under the Loan Documents when due and payable, and Borrower’s failure to make such payment shall continue for ten (10) days (inclusive of the first day such payment was due), except that no grace or cure period shall apply to payment of any amounts due on the Maturity Date, or Borrower shall fail to pay the Debt or any portion thereof on the Maturity Date;

(b)           If any representation or warranty of any Loan Party in any Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Administrative Agent by or on behalf of any Loan Party shall have been false or misleading in any material respect when made or deemed remade in accordance with Section 3.2; provided, however, if such false or misleading representation or warranty is susceptible of being cured within thirty (30) days, the same shall be an Event of Default hereunder only if the same is not cured within a reasonable time not to exceed thirty (30) days after notice from Administrative Agent;

(c)           Any violation, breach or default continuing beyond, 15 days after written notice from Administrative Agent on non-monetary defaults, or otherwise applicable grace periods, under Section 5.4, Section 5.5, Section 5.6, Section 5.9, Section 5.14, Section 5.19, Section 5.20, Section 5.21, Section 5.22, Section 5.23, Section 5.25, Section 5.26, Section 5.27, Section 5.28, Section 5.29, Section 5.30, Section 5.41, Section 5.42, Article VI, Article VII or Article VIII;

(d)           If any Loan Party executes any chattel mortgage or other security agreement with respect to any materials, equipment, furniture, fixtures or any Personal Property used in the use of the Properties, except for Permitted Liens or as otherwise permitted herein, or if Borrower does not, or does not cause the SHP Subsidiaries to, furnish to Administrative Agent on reasonable request the contracts, bills of sale, statements, receipted vouchers or other agreements, under which Borrower or the SHP Subsidiaries claim title to such Personal Property;

(e)           Any sequestration or attachment of, or any levy or execution upon the Properties or any portion of the Collateral, which sequestration, attachment, levy or execution is not released, expunged or dismissed within sixty (60) days, or if earlier, the date that is ten (10) days prior to the public or private sale thereof;

(f)            Borrower, the SHP Subsidiaries or any Loan Party shall commence any case, proceeding or other action (i) under any Bankruptcy Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for any substantial portion of its assets, or Borrower, the SHP Subsidiaries or any Loan Party shall make a general assignment for the benefit of its creditors;

(g)           There shall be commenced by any Person against Borrower, the SHP Subsidiaries or any Loan Party any case, proceeding or other action of a nature referred to in subsection (g) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or Borrower, the SHP Subsidiaries or any Loan Party shall take any action seeking to convert any case filed against it under Chapter 7 of the Federal Bankruptcy Law to a Chapter 11 case under Federal Bankruptcy Law, or vice versa;

(h)           Borrower, the SHP Subsidiaries or any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.1(f) or (g) above;

(i)            The SHP Subsidiaries, Borrower or any Loan Party shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due;

(j)            If one or more final judgments or decrees in excess of $100,000 shall be entered against the SHP Subsidiaries, Borrower or any Loan Party which is not fully paid within 30 days from the entry thereof;

(k)           If any amounts disbursed under the Loan are applied or used for purposes other than those approved by Administrative Agent in writing or permitted under the Loan Documents;

(l)            If the SHP Subsidiaries or Borrower shall incur any Indebtedness other than Permitted Debt;

(m)          If there shall occur any breach or default under the Senior Loan Documents, and any grace, notice or cure period has expired;

(n)           If any Loan Party intentionally misapplies or converts (i) any Loss Proceeds (ii) any revenues of the Properties, or (iii) any deposits, sale proceeds or other funds or income arising with respect to the Properties or any part thereof;

(o)           If any Loan Party or Affiliate of any Loan Party shall interfere with any right to cure granted to Administrative Agent or any Lender in any of the Loan Documents (including the rights granted to Administrative Agent and any Lender in Article VI of this Agreement);

(p)           intentionally omitted;

(q)           If any Loan Party is deemed to hold “plan assets” within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code);

(r)            If any Recourse Event occurs;

(s)           If the Pledge Agreements shall cease for any reason to be enforceable and in full force and effect and of the priority purported to be created thereby or if the Pledge Agreements cease to create a first priority, fully perfected security interest in the Collateral;

(t)            Intentionally Omitted; or

(u)           If an event occurs which, under the terms of this Agreement or any other Loan Document, which by such terms is deemed to constitute “Event of Default” under such Loan Document.

Section 9.2.           Other Event of Default.  If any event or circumstance exists or has occurred (other than the event or circumstances described in Section 9.1) which is a violation, default or breach of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents, and such violation, default or breach is not fully cured by Borrower or other Loan Party:  (i) within the specified notice or cure period, if any, provided for in this Agreement or such Loan Document or (ii) if this Agreement or such Loan Document does not provide for a grace, notice or cure period, within twenty (20) days after written notice from Administrative Agent in the case of any violation, default or breach which can be cured by the payment of a sum of money, or (iii) within thirty (30) days after written notice from Administrative Agent in the case of any other violation, default or breach, then the same shall be an Event of Default hereunder; provided, however, in the case of a violation, default or breach referred to in clause (iii) which is capable of cure but cannot reasonably be cured within such thirty (30) day period, and provided Borrower or other Loan Party shall have commenced to cure such violation, default or breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower or such other Loan Party in the exercise of due diligence to cure such violation, default or breach, but in no event shall such cure period extend beyond ninety (90) days following notice from Administrative Agent of such violation, default or breach.  Notwithstanding anything to the contrary Section 9.1 or the preceding provisions of this Section 9.2, if any event or circumstance would result in a default or event of default under the Senior Loan Documents and the Senior Loan Documents provide a shorter grace, notice or opportunity to cure, if any, than Section 9.1 or the preceding provisions of this Section 9.2, then the grace, notice or cure period set forth in the Senior Loan Documents shall be substituted for the grace, notice or cure period set forth in Section 9.1 or the preceding provisions of this  Section 9.2.

Section 9.3.           Remedies.

(a)           Upon the occurrence of any Event of Default and expiration of any applicable grace or cure period, Borrower agrees that Administrative Agent may (but without any obligation to do so) and at the request of the Requisite Lenders shall, take such action, without notice or demand, as Administrative Agent or Requisite Lenders deems advisable to protect and enforce its rights against Borrower or any Loan Party and in and to the Collateral, including the following actions, each of which may be pursued concurrently, separately or otherwise, at such time and in such order as Administrative Agent may determine, in its sole and absolute discretion, without impairing or otherwise affecting the other rights and remedies of Administrative Agent  or any Lender (and any and all costs and expenses, including Professional Fees, paid or incurred by Administrative Agent or any Lender in connection with the following shall constitute a Protective Advance) and shall be payable on demand:

(i)           declare the entire unpaid Debt to be immediately due and payable; provided, however, if any Event of Default as described in Section 9.1(f), (g) or (h) above shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Administrative Agent or any Lender;

(ii)          institute proceedings, judicial or otherwise, or take any other action, for the enforcement of Administrative Agent or any Lender’s rights under the Loan Documents or at law or in equity, including the foreclosure, auction or sale (public or private) of the Collateral or any portion thereof;

(iii)         terminate, in whole or in part, any obligation Lender may have to make any advance hereunder;

(iv)        institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents;

(v)         recover judgment on the Note either before, during or after any proceedings for the enforcement of the Loan Documents;

(vi)        exercise any and all rights and remedies granted to a secured party upon default under any applicable Uniform Commercial Code;

(vii)       exercise all or any one or more of the rights, powers and other remedies available to Administrative Agent or any Lender against any of the Loan Parties under the Loan Documents, at law or in equity, at any time and from time to time, whether or not all or any portion of the Debt shall be declared due and payable, and whether or not Administrative Agent on behalf of Lender shall have commenced any foreclosure proceedings or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral, including exercising all or any one or more of the rights, powers and remedies available to Administrative Agent  or Lender under the Guaranty;

(viii)      apply any sums then deposited in the Lockbox Account and any other sums held in escrow or otherwise by Administrative Agent for the benefit of Lender in accordance with the terms the Loan Documents to the payment of the Debt in such order of payment as the Requisite Lenders shall elect;

(ix)         pay, perform, or cause the performance of (provided neither the Administrative Agent nor any Lender shall have any obligation to do so) such covenant or obligation; and

(x)          pursue such other remedies and rights as Administrative Agent or any Lender may have under any Applicable Law or at equity.

(b)           Default Rate.  Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any notice, grace or cure periods contained herein.  Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due).  To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Collateral.  This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Administrative Agent or Lender by reason of the occurrence of any Event of Default; the acceptance of any payment by Administrative Agent or Lender shall not be deemed to cure or constitute a waiver of any Event of Default; and Administrative Agent and Lender retain their rights under this Agreement and the other Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payments made to Administrative Agent or Lender after the occurrence of such Event of Default.

(c)           Proceeds.  The proceeds of any disposition of the Collateral, or any part thereof, or any other sums collected by Administrative Agent or Lender pursuant to the Loan Documents, may be applied by Administrative Agent or Lender to the payment of the Debt in such priority and proportions as the Requisite Lenders in their discretion shall deem proper.

(d)           Lender Action.  Upon the occurrence of any Event of Default, Administrative Agent may, and at the request of the Requisite Lenders shall, but without any obligation to do so and without notice to or demand on any Loan Party and without releasing Borrower or any Loan Party from any Obligation, take any action in such manner and to such extent as Administrative Agent or Requisite Lenders may deem necessary to protect the Collateral and/or take any action to cure any Event of Default, including any default under the Senior Loan, provided however, that cures of defaults under the Senior Loan shall be after the expiration of ½ of any applicable cure period granted by the Senior Loan Documents.  Borrower, for itself and on behalf of each of the Loan Parties, agrees that Administrative Agent is authorized to enter upon any of the Properties for such purposes, or appear in, defend, or bring an action or proceeding to protect its interest in the Properties or to collect the Debt, and the cost and expense thereof (including Professional Fees), shall constitute a Protective Advance and shall be payable on demand.

(e)           No Cure.  Administrative Agent’s, Lender’s or Senior Lender’s exercise of any right or remedy which has the effect of remedying an Event of Default under the Loan Documents or any default under the Senior Loan Documents shall not constitute a cure or waiver of such Event of Default.

(f)            Senior Loan.  Administrative Agent and Lender’s remedies under this subsection shall be in addition to Administrative Agent and Lender’s rights relating to the Senior Loan Documents set forth in Article VI of this Agreement.

(g)           No Waiver.  The failure of Administrative Agent or Lender to insist upon strict performance of any term, covenant or condition contained in the Loan Documents shall not be deemed to be a waiver, modification, amendment or estoppel with respect to the enforcement of such term, covenant or condition.  No Loan Party shall be relieved or released from their respective Obligations by reason of (i) the failure of Administrative Agent or Lender to comply with any request of any Loan Party to take any action to enforce any of the provisions of the Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Collateral, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Administrative Agent or Lender extending the time of payment or otherwise modifying or supplementing the terms of the Loan Documents.  Administrative Agent may resort for the payment of the Debt to any Collateral held by Administrative Agent for the benefit of Lender in such order and manner as Administrative Agent, in its discretion, may elect.  Administrative Agent may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Administrative Agent  or any Lender thereafter to recover against the Collateral under the Loan Documents.  The rights of Administrative Agent and Lender under each of the Loan Documents shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Administrative Agent or Lender shall be construed as an election to proceed under any one provision of any Loan Document to the exclusion of any other provision.  Administrative Agent and Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 9.4.           Costs of Enforcement.  In the event of the (i) exercise of any remedy by Administrative Agent or Lender under this Agreement or the other Loan Documents or following the occurrence of an Event of Default, (ii) foreclosure of the Security Instruments or Pledge Agreements, (iii) bankruptcy, insolvency, reorganization, rehabilitation, liquidation or other similar proceeding in respect of any Loan Party or an assignment by any Loan Party for the benefit of its creditors, (iv) enforcement of any obligations of or collection of any payments due from any Loan Party under this Agreement, the other Loan Documents or with respect to the Collateral, or (v) incurring of any costs or expenses by Administrative Agent or Lender in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out”, then Borrower, its successors or assigns, shall pay to Administrative Agent, for itself and on behalf of Lender, on demand any and all expenses, including Professional Fees, incurred or paid by Administrative Agent or any Lender in connection therewith or in protecting Administrative Agent and Lender’s interest in the Collateral or in collecting any amount payable hereunder or in enforcing Administrative Agent or Lender’s rights hereunder with respect to the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any Unmatured Default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Administrative Agent or any Lender until such expenses are paid by Borrower.

Section 9.5.           Additional Waivers.  Borrower agrees that if an Event of Default is continuing (i) to the maximum extent allowed by law, Administrative Agent and Lender are not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Administrative Agent or any Lender shall remain in full force and effect until Administrative Agent or Lender has exhausted all remedies against the Collateral, the Security Instruments and the Pledge Agreements has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

ARTICLE X

EXCULPATION

Section 10.1.         Exculpation.

(a)           Administrative Agent and Lender may not enforce the liability and obligation of Borrower or any other Loan Party by any action or proceeding against the Borrower wherein a money judgment shall be sought personally against the Borrower, except pursuant to the provisions of Sections 10.3 and 10.4.   Notwithstanding the immediately preceding sentence or any other provision of this Agreement or any other Loan Document, (A) Administrative Agent and Lender shall be entitled to exercise their rights and remedies under any Guaranty against any Guarantor to the full extent provided therein without in any way being restricted, limited or impaired by any provision or term contained in this Article X; and (B) Administrative Agent, on behalf of Lender, may bring any foreclosure action, action for specific performance, UCC auction or sale (public or private) or any other action or proceeding against Borrower or any other Loan Party (“Remedial Action”) to enable Administrative Agent to enforce and realize upon Administrative Agent’s security interest and Lien in and on the Collateral given to Administrative Agent for the benefit of Lender pursuant to the Loan Documents; provided, however, that, in the case of any Remedial Action referred to in this clause (B), subject to the qualifications in clause (A), the qualifications below and the provisions of Sections 10.2, 10.3 and 10.4, any judgment in any such Remedial Action shall be enforceable against Borrower and/or SHP Subsidiaries only to the extent of Borrower’s and/or SHP Subsidiaries’ interest in the Collateral or other security given to Administrative Agent or Lender under the Loan Documents.

(b)           The provisions of this Article X shall not, however, (i) constitute a waiver, release or impairment of any Obligation; (ii) impair the right of Administrative Agent to name any other Loan Party or any other Person as a party defendant in any Remedial Action; (iii) affect the validity or enforceability of any Guaranty or any of the rights and remedies of Administrative Agent or Lender against each Guarantor; (iv) impair the right of Administrative Agent to obtain the appointment of a receiver; (v) impair the enforcement of any Loan Document in respect of the Collateral described therein; (vi) prevent Administrative Agent from seeking and obtaining a deficiency judgment against Borrower or any other Loan Party (except as restricted by this Article X) or taking any other action or seeking and obtaining any other judgment or remedy against Borrower or any Loan Party in order to (A) fully realize on the Collateral granted by the Loan Documents or (B) recover the full amounts guaranteed under each and every Guaranty or (C) preserve Administrative Agent’s or Lender’s claims or causes of action or right to proceed under each and every Guaranty or realize upon any Collateral securing the Obligations; (vii) prohibit Administrative Agent from taking any action to perfect the Liens and security interests granted or created for the benefit of Lender under or pursuant to the Loan Documents in the Collateral; or (viii) prohibit Administrative Agent from taking any action (including seeking a money judgment) to enforce the personal liability of the Borrower or any other Loan Party to the extent set forth in Section 10.3 and 10.4 hereof.

Section 10.2.         Intentionally Omitted.

Section 10.3.         Full Recourse Events.  Notwithstanding anything in this Agreement to the contrary, including Section 10.1(a), the Debt shall be fully recourse to Borrower and the provisions of Section 10.1(a) shall be wholly inapplicable ab initio, and Borrower shall be fully personally liable for the payment and performance of the Obligations, upon the occurrence of any one or more of the following events (collectively, the “Recourse Events”, and individually, a “Recourse Event”):  (i) the gross negligence or willful misconduct of the SHP Subsidiaries, Guarantor or Borrower or any of their respective agents, managers, officers or employees; (ii) the physical waste or willful destruction of the Properties or any material portion thereof by any Loan Party, or any of their respective agents, managers, officers, employees or Affiliates; (iii) any fraud by any Loan Party in connection with the Loan whether made prior to or after the Closing Date; (iv) the removal or disposal of any portion of the Properties by any Loan Party, or any of their agents, managers, officers or employees except as expressly permitted by the Loan Documents; (v) any breach or violation or the occurrence of any prohibited actions with respect to any of the events described in Sections 9.1(f), (g) or (h); (vi) any financial information (including any financial information required by Section 5.16 of this Agreement) concerning the Properties, SHP or any other Loan Party, whether provided to the Administrative Agent before or after the Closing Date, is fraudulent in any material respect or any violation, breach or failure to comply with Section 5.16 shall occur and Borrower shall fail to cure the same within fifteen (15) days after notice thereof from Administrative Agent; (vii) any Loan Party or any other Person at the direction of any Loan Party, in any judicial or quasi-judicial case, action or proceeding, directly or indirectly contests the validity or enforceability of the Loan Documents or directly or indirectly contests or intentionally hinders, delays or obstructs the pursuit of any Remedial Action under the Loan Documents or pursuant to Applicable Law; (viii)  Intentionally omitted; (viii) any violation, breach or failure to comply with Section 7.1, Section 7.2, Section 7.3 or Section 7.4; (ix) any breach of Section 5.29 or 5.31; (x) failure to maintain the insurance coverages required by Section 5.6 or any failure of Borrower or any other Loan Party to pay any deductible under any Policy after a loss covered by such Policy; (xi) the theft, misappropriation, misapplication or conversion (whether intentional or unintentional) by any Loan Party of any revenues of the Properties, Loss Proceeds, Distributions, Security Deposits or proceeds of the Loan;  (xii) any failure of Borrower to pay Administrative Agent’s, Lender’s or Servicer’s costs and expenses in accordance with Section 11.22; (xiv) if any Loan Party takes any action or causes any action to be taken by any Person without obtaining Administrative Agent’s, the Requisite Lender’s or each Lender’s consent if such action requires such persons prior consent pursuant to the terms of this Agreement or any other Loan Document; (xiii) any Loan Party incurs Indebtedness other than Permitted Debt or as otherwise permitted herein or approved by the Requisite Lenders; or (xiv) any violation, breach or failure to comply with Section 5.26 or any Loan Party takes any action which directly or indirectly interferes with the filing of any of the Financing Statements by Administrative Agent or takes any action which directly or indirectly interferes with Administrative Agent’s perfected first lien security interest in the Collateral or causes such security interest (or any portion thereof) to be unperfected.  The rights of the Administrative Agent and Lender under this Section 10.3 shall be in addition to, and not in limitation of, the rights of Administrative Agent and Lender under Section 10.4.

Section 10.4.         No Waiver.  Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents (including the provisions of this Article X) neither Administrative Agent nor Lender shall be deemed to have waived any right which Administrative Agent or Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all Collateral shall continue to secure all of the Debt owing to Administrative Agent and Lender in accordance with the Loan Documents.

ARTICLE XI

MISCELLANEOUS

Section 11.1.         Further Assurances.

(a)           Borrower shall, and shall cause each Loan Party, to forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, at Administrative Agent’s reasonable request, cause any of the Loan Documents (including any additional financing statements or continuation statements) to be filed, registered or recorded in such manner and in such places as may be required by any Applicable Law in order to publish notice of and fully to protect, perfect or continue the perfection of any Lien or security interest in favor of Administrative Agent for the benefit of Lender, and the interest of Administrative Agent for the benefit of Lender in, the Collateral.  Borrower will pay or will cause the SHP Subsidiaries to pay, all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Loan Documents, any note or other agreements supplemental thereto, any security instrument with respect to the Collateral and any instrument of further assurance, and any Amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Loan Documents with respect to the Collateral or any instrument of further assurance, and any Amendment of the foregoing documents, except where prohibited by law so to do.

(b)           Borrower will, at the sole cost and expense of Borrower, and without expense to Administrative Agent or Lender, (i) do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances, assignments, Financing Statements, continuation statements, notices of assignments, transfers and assurances as Administrative Agent shall, from time to time, reasonably require, for the better assuring, carrying out, conveying, assigning, transferring, pledging, hypothecating, perfecting, preserving and confirming unto Administrative Agent the security interests, liens, property and rights granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be under the Loan Documents, or which Borrower may be or may hereafter become bound to convey, assign, transfer, pledge, or hypothecate to Administrative Agent, or for carrying out the intention or facilitating the performance of the terms of the Loan Documents and (ii) furnish or cause to be furnished to Administrative Agent all instruments, documents, certificates, insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower or any other Loan Party pursuant to the terms of the Loan Documents or reasonably requested by Administrative Agent in connection therewith.  Borrower and each other Loan Party, on demand, will execute and deliver and hereby authorizes Administrative Agent to execute in the name of Borrower or such Loan Party or without the signature of Borrower or such other Loan Party to the extent Administrative Agent may lawfully do so, one or more financing statements, or other instruments, to evidence more effectively the security interest of Administrative Agent  for the benefit of Lender in the Collateral.  Borrower and each other Loan Party grants to Administrative Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Administrative Agent or Lender at law and in equity or under the Loan Documents.

(c)           If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Collateral for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or any Lender’s or Administrative Agent’s interest in the Collateral (other than income, franchise and similar taxes), Borrower will pay the tax, with interest and penalties thereon, if any.  If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or any other of the Loan Documents or impose any other tax or charge on the same, except for any tax or imposition imposed on the income of Administrative Agent or Lender, Borrower will pay for the same, with interest and penalties thereon, if any.  If Borrower fails to pay such tax, with interest and penalties thereon within twenty (20) Business Days after demand therefore is made by Administrative Agent or the applicable Lender, then Administrative Agent shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

Section 11.2.         Bankruptcy.  Borrower, Administrative Agent, Lender and each other Loan Party hereby acknowledge and agree that upon the filing of a bankruptcy petition by or against any Loan Party under any Bankruptcy Law, any amounts held in the Lockbox Account shall be deemed not to be property of the bankrupt Loan Party’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code.  In the event, however, that a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the funds in the Lockbox Account, that the funds in the Lockbox Account do constitute property of such Loan Party’s bankruptcy estate, then Borrower, Administrative Agent, Lender and each other Loan Party hereby further acknowledge and agree that all such funds in the Lockbox Account, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Administrative Agent for the benefit of Lender.  Borrower acknowledges that Lender does not consent to Borrower’s or any other Person’s use of such cash collateral and that, in the event the Requisite Lenders elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by the Requisite Lenders.  Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral unless (i) Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Administrative Agent and Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

Section 11.3.         Lost Documents.  Upon receipt of a “loss of document affidavit” executed by Administrative Agent and Lender’s indemnity of Borrower (or, as applicable, another Loan Party), which shall be in form and substance reasonably satisfactory to Borrower or otherwise customary in the industry, with respect to all claims and losses arising from the loss, theft, destruction or mutilation of any of the Loan Documents which are not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such mutilated Loan Document, Borrower will issue, or cause to be issued (in the case of documents issued by other Loan Parties), in lieu thereof, a replacement Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor.  Each party shall be liable for its own costs and expenses in preparing and reviewing any replacement documents and otherwise performing its agreements under this Section 11.3.

Section 11.4.          Principles of Construction.  The following principles of construction shall apply to this Agreement:

(i)           The titles and headings of the Articles, Sections and subsections of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such Articles, Sections and subsections and shall not be given any consideration in the construction of this Agreement.

(ii)          All references to Sections and Exhibits are to Sections and Exhibits in or to this Agreement unless otherwise specified. Any reference to “this Section” in this Agreement shall mean the Section in which such reference appears, and shall also be deemed refer to the subsections contained in such Section.

(iii)         Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iv)        The words “includes”, “including” and similar terms shall be construed as if followed by the words “without limitation.”

(v)         Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

(vi)        To the extent that any provision in this Agreement requires, expressly or implicitly, performance, observance or compliance by any Person other than Borrower (but only including those Persons who are affiliates, agents, managers or employees of Borrower or SHP Subsidiaries), such provision shall be construed as Borrower’s obligation to cause such other Person to perform, observe or comply with such provision, and, accordingly, the failure by such Person to perform, observe or comply with such provision shall be considered a breach by Borrower of its obligations under this Agreement.  Further, whenever any provision of this Agreement prohibits any Person from doing, or requires any Person to abstain from doing, any at or thing, such provision shall be deemed to have been breached if such act or thing is done by any other Person acting by or on behalf of such Person.

(vii)       Definitions contained in this Agreement or any other Loan Document which identify documents, including this Agreement or any other Loan Document, shall be deemed to include all Amendments thereto.

(viii)      Any reference in the Loan Documents to the successors or assigns of any Loan Party shall not be construed to imply any consent or approval by any Lender of any such succession or assignment.

(ix)         Each Loan Party acknowledges and agrees that this Agreement and the other Loan Documents shall not be construed more strictly against any party because the such party or its legal counsel was the primary draftsperson of this Agreement or such other Loan Document, as the case may be.

Section 11.5.         Parties Bound, Etc.  The provisions of this Agreement shall be binding upon and inure to the benefit of Borrower and Administrative Agent and each Lender and their respective permitted successors and assigns, provided nothing in this Section shall be deemed to give Borrower or any other Loan Party the right to Transfer any interest in the Properties or Transfer any Ownership Interest except as expressly permitted by Article VII.

Section 11.6.         Waivers.  Administrative Agent or Lender may at any time and from time to time waive any one or more of the conditions, requirements or obligations contained herein, but any such waiver shall be deemed to be made in pursuance hereof and not in modification thereof, and any such waiver in any instance or under any particular circumstance shall not be effective unless in writing and shall not be considered a waiver of such condition in any other instance or any other circumstance.

Section 11.7.         Severability.  If any term, covenant or provision of this Agreement or any other Loan Document shall be held to be invalid, illegal or unenforceable in any respect, this remainder of this Agreement or such other Loan Document shall remain in full force and effect and shall be construed without such term, covenant or provision.

Section 11.8.         Release of Collateral.  Administrative Agent may release, regardless of consideration, any part of the Collateral without in any way impairing or affecting the validity, priority or perfection of its Lien for the benefit of Lender on or in the remaining Collateral.

Section 11.9.         Notices.  Any notice, request, demand, statement, authorization, approval, consent or acceptance made hereunder shall be in writing and shall be (a) hand delivered or (b) sent by overnight delivery via United Parcel Service or other reputable overnight courier service, or (c) sent by registered or certified mail, postage prepaid with return receipt requested, (d) sent by facsimile (with a confirmatory duplicate copy sent by first class United States mail) and shall be deemed given (i) upon delivery, if delivered in person, (ii) one (1) Business Day after being deposited with United Parcel Service or any other reputable overnight courier service for overnight delivery, or (iii) three (3) Business Days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested or (iv) upon receipt if sent by facsimile, in each case, addressed as follows:

If to Administrative Agent:

Drawbridge Special Opportunities Fund LP., as
Administrative Agent
1345 Avenue of the Americas, 46th Floor

New York, New York 10105
Attention:	Constantine M. Dakolias
Telephone:	212-798-6050
Facsimile:	212-202-3685
With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
Attention:	J. Philip Rosen, Esq.
John Thomas Goldman, Esq.
Telephone:  (212) 310-8000
Facsimile:  (212) 310-8007

If to Borrower:
Summit Hotel Properties
2701 South Minnesota Avenue, Suite 6
Sioux Falls, South Dakota 57105
Attn: Daniel P. Hansen
Facsimile No:  605-362-9388
Telephone No.605-361-9566

With a copy to:

Hagen, Wilka & Archer, LLP
600 South Main Avenue, Suite 102
Sioux Falls, SD 57104
Attention: Jennifer L. Larsen, Esq.
Telephone: (605) 334-0005
Facsimile: (605) 334-4814

Each party may designate a change of address or facsimile number by notice to the other party sent pursuant to this Section, given at least fifteen (15) days before such change of address is to become effective.

Section 11.10.       Modification.  This Agreement may not be modified, amended or terminated, except by an agreement in writing executed by Administrative Agent, each Lender and Borrower.  Borrower acknowledges that the Loan Documents set forth the entire agreement and understanding of Administrative Agent, each Lender and the Loan Parties with respect to the Loan and that no oral or other agreements, understandings, representations or warranties exist with respect to the Loan other than those expressly set forth in the Loan Documents.

Section 11.11.       Usury Laws.  This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower or any other Loan Party be obligated or required to pay interest on the Debt at a rate which could subject the Administrative Agent, any Lender or any holder of the Loan Documents to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower or any other Loan Party is permitted by law to contract or agree to pay.  If by the terms of this Agreement or any other Loan Document, Borrower or any other Loan Party is at any time required or obligated to pay interest on the principal balance of the Debt at a rate in excess of such maximum rate, the rate of interest applicable to the Debt shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Debt.  In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum nonusurious rate under applicable law, if any, the Borrower and the Lenders shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal amount as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, or (c) ”spread” the total amount of interest throughout the entire term of the Debt and the Obligations so that the interest rate is uniform throughout the entire term of the Debt and the Obligations; provided, however, that if the Debt and Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum nonusurious rate, if any, each Lender shall refund to Borrower its pro rata share of the amount of such excess.

Section 11.12.       Sole Discretion of Lender.  Whenever pursuant to this Agreement or any Loan Documents, any Lender may approve or disapprove any act (or any action) or any document, delivery or other item, or where any Lender’s consent or approval is required in any respect or where any document or other item must be satisfactory to a Lender, except in those specific instances where a Lender has specifically agreed not to unreasonably withhold such Lender’s consent pursuant to the terms of this Agreement or any of the Loan Documents, such Lender’s approval, disapproval or consent must be in writing, and the decision of such Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory or to grant or withhold consent shall be in the sole, absolute and unfettered discretion of such Lender, without any express or implied obligation of reasonableness whatsoever and shall be final and conclusive.  Borrower acknowledges and agrees that in no circumstance shall Borrower have any claim or cause of action, in contract or in tort, against Administrative Agent or any Lender as a result of the granting or withholding of any such consent or approval.  The inclusion of references to any Lender’s sole or absolute discretion in any particular provisions of this Agreement or any of the Loan Documents shall not limit or affect the applicability of this Section to all provisions of this Agreement or any of the Loan Documents, including those provisions wherein a specific reference to such Lender’s sole and absolute discretion is not made.  Without limiting the preceding provisions of this Section, in the event that a claim or adjudication is made that a Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by Applicable Law or under this Agreement or the other Loan Documents, such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Administrative Agent, any Lender, Servicer nor their agents or employees shall be liable for any special, consequential or punitive damages whatsoever, whether in contract, tort (including negligence and strict liability) or any other legal or equitable principles, under any circumstances whatsoever, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  Additionally, Borrower agrees that unless Administrative Agent or a Lender acted with gross negligence, recklessness, in bad faith or engaged in willful misconduct, neither any Lender, Administrative Agent, Servicer nor their agents or employees shall be liable for any monetary damages of any kind whether in contract, tort (including negligence and strict liability) or any other legal or equitable principles, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  The parties hereto agree that any action or proceeding to determine whether Administrative Agent or any Lender has acted reasonably or in good faith shall be determined by an action seeking declaratory judgment.

Section 11.13.       Absolute and Unconditional Obligation.  Borrower and each other Loan Party acknowledges that the payment and performance of the Obligations in accordance with the provisions this Agreement and the other Loan Documents is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Agreement or any other Loan Document or the Obligations or otherwise with respect to the Loan.

Section 11.14.       Governing Law and Jurisdiction.

(a)           Governing Law.  This Agreement was negotiated in part in the State of New York, and the Loan was made by Lender in the State of New York, and the proceeds of the Loan delivered pursuant hereto were disbursed from the State of New York, which state the Lender and each Loan Party agrees has a substantial relationship to the Lender and each Loan Party and to the underlying transaction embodied hereby, and in all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such state (excluding application of any principle of conflict of laws which would direct the application of the law of any other jurisdiction) and any Applicable Law of the United States of America.  To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement, and this Agreement shall be governed by and construed in accordance with the laws of the state of New York pursuant to §5-1401 of the New York General Obligations Law.

(b)           SUIT BY LOAN PARTIES.  EACH LOAN PARTY HEREBY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY SUCH LOAN PARTY AGAINST ADMINISTRATIVE AGENT OR ANY LENDER ARISING OUT OF OR RELATING TO THE LOAN, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS SHALL ONLY BE INSTITUTED IN COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK OR THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK.  EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO BRING ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT OR ANY LENDER ARISING OUT OF OR RELATING TO THE LOAN, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN ANY OTHER COURT OTHER THAN COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK OR THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK.

(c)           SUIT BY LENDER.  WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, BORROWER (i) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, (ii) AGREES THAT ALL SUCH CLAIMS OR ACTIONS MAY BE HEARD AND DETERMINED IN SUCH COURTS OF THE STATE OF NEW YORK OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT AND (iii) IRREVOCABLY WAIVES ANY (A) OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT AND (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, EACH LOAN PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ADMINISTRATIVE AGENT OR LENDER MAY COMMENCE ANY ACTION HEREUNDER OR UNDER THE LOAN DOCUMENTS IN ANY JURISDICTION PERMITTED BY APPLICABLE LAW.

(d)           SERVICE OF PROCESS.  PROCESS MAY BE SERVED BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS REFERRED TO IN SECTION 10.9 OF THIS AGREEMENT.

Section 11.15.       Waiver of Right to Trial By Jury.  BORROWER, ADMINISTRATIVE AGENT, EACH LENDER AND EACH OTHER LOAN PARTY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY FOR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR (b) IN ANY WAY RELATING TO THE LOAN DOCUMENTS OR THE SENIOR LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER, ADMINISTRATIVE AGENT, LENDER AND EACH OTHER LOAN PARTY HEREBY AGREES AND CONSENTS THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

Section 11.16.       Waiver of Statutory Rights.  Neither Borrower nor any other Loan Party shall apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any similar laws now existing or hereafter enacted, in order to prevent or hinder the enforcement of the Loan Documents, but hereby waives the benefit of such laws to the full extent that it may do so under Applicable Law.  Borrower and each other Loan Party for itself and all who may claim through or under it  waives any and all right to have the property and estates comprising the Collateral marshaled and agrees that any court having jurisdiction over any exercise of Administrative Agent’s or Lender’s remedies may order the Collateral sold as an entirety or in separate parts.  Borrower and each other Loan Party hereby waives for itself and all who may claim through or under it, and to the full extent it may do so under Applicable Law, any and all rights of redemption from sale under any order or decree of foreclosure granted under any statute now existing or hereafter enacted.

Section 11.17.       Relationship.  The relationship of Lender and its agents, on the one hand, and Borrower and each other Loan Party, on the other hand, is strictly and solely that of lender and borrower and nothing contained in the Loan Documents or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise in connection with the Loan is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Lender and its agents, on the one hand, and all or any of Borrower or any Loan Party, on the other hand, other than as lender and borrower.  Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other Loan Party, except as expressly provided in the Loan Documents, or to any other Person.

Section 11.18.       Lender Assignment; Securitization.

(a)           Assignment.  Borrower and each other Loan Party hereby acknowledges and agrees that each Lender currently has, and shall continue to have in the future, the absolute and unconditional right at any time after the date hereof and at any time during the term of the Loan, at such Lender’s sole cost and expense, without giving any notice to or requiring any consent or approval from Borrower, any Loan Party or any other Person to sell, assign, pledge, hypothecate or otherwise transfer such Lender’s interest in the Loan in whole or in part, or to place one or more participation interests therein in one or more separate transactions, or to effect a syndication or securitization of the Loan in one or more transactions, in each case to or with such Persons, parties, entities or investors (including domestic or foreign banks, insurance companies, pension funds, trusts, other institutional lenders or investors, natural persons, grantor trusts, owner trusts, special purpose corporations, REMICs, FASITs, real estate investment trusts or other similar or comparable investment vehicles) and on such terms and conditions as such Lender shall deem to be appropriate (in each case, a “Lender Transfer”).

(b)           Disclosure.  In connection with any Lender Transfer, the transferring Lender shall have the absolute and unconditional right without giving any notice to or obtaining the prior consent or approval of any Loan Party or any other Person to disclose, deliver and to share with any prospective purchaser or assignee of the Loan or of any securities or of any participation or other interest therein (including any such interest to be acquired in connection with a syndication or securitization of the Loan), or with any prospective rating agency, or their respective counsel or representatives, such information (financial or otherwise), documents and instruments pertaining to the Loan or any other Person, party or entity associated or connected with the Loan or the Collateral or the Properties (collectively, the “Disclosure Material and Information”) as such Lender shall deem to be appropriate.

(c)           Cooperation.  Borrower shall cooperate, and shall cause each other Loan Party and each other Person (to the extent possible), associated or connected with the Loan or the Collateral to cooperate, in all reasonable respects with the transferring Lender in connection with any Lender Transfer.  At the applicable Lender’s sole cost and expense, Borrower shall execute and deliver, and shall cause each Loan Party and each other Person (to the extent possible) associated or connected with the Loan or the Collateral or the Properties to execute and deliver, such documents and instruments as may be reasonably necessary to (a) split the Loan into two or more loans evidenced by and pursuant to separate sets of Note and other related loan documents, or (b) to modify the terms and provisions of the Loan Documents, in each case to the full extent required by Administrative Agent to facilitate any Lender Transfer, provided that (i) any such splitting or modification of the Loan will not adversely affect or diminish the rights of any Loan Party as presently set forth in the Loan Documents and will not increase the monetary obligations and liabilities or materially increase the non-monetary obligations of any Loan Party under the Loan Documents, and (ii) if the Loan is split, the retained interest of any non-transferring Lender, if any, in the Loan shall be allocated to or among one or more of such separate loans in a manner specified by such Lenders.

(d)           Notice.  Administrative Agent shall endeavor to provide notice to Borrower of a Lender Transfer in a reasonably timely manner, but any failure by Administrative Agent to provide notice to Borrower shall not give rise to any claim or defense on the part of any of the Loan Parties, or limit the rights of Administrative Agent or Lender under this Section 11.18 or the Loan Documents.  Until otherwise directed in writing by Administrative Agent following a Lender Transfer, Borrower shall continue to make all payments and deposits as required prior to such occurrence.

Section 11.19.       Brokers and Financial Advisors.

(a)           Borrower hereby represents that no Loan Party has dealt with financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.  Borrower agrees to indemnify and hold the Administrative Agent and each Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Professional Fees) in any way relating to or arising from a claim by any Person that such Person acted on behalf of any party in connection with the transactions contemplated herein.  The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Debt.

(b)           Each Lender hereby represents to Borrower that no Lender (nor Administrative Agent) has dealt with financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.  The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Debt.

Section 11.20.       Offsets, Counterclaims and Defenses.  Borrower and each Loan Party hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent or any Lender arising out of or in any way connected with the Loan, the Loan Documents or the Obligations.  Without limiting in any manner the rights of any assignee of Lender’s interest at law or in equity, any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses.

Section 11.21.       Payment of Expenses; Protective Advances.

(a)           Loan Expenses.  Borrower covenants and agrees to pay Administrative Agent, each Lender and/or Servicer all reasonable out-of-pocket costs and expenses (“Loan Expenses”) including Professional Fees, incurred by Administrative Agent, each Lender or Servicer in connection with:  (i) the Loan Parties’ ongoing performance of and compliance with their respective agreements and covenants contained in the Loan Documents on their part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (ii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers, extensions or other modifications to the Loan Documents and any other documents or matters requested by any Loan Party or by Administrative Agent or any Lender; (iii) filing and recording fees and expenses, UCC insurance and title insurance Policies and reasonable fees and disbursements of counsel for providing to Administrative Agent and Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Administrative Agent for the benefit of Lender pursuant to the Loan Documents; and/or (iv) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or prosecution or other litigation against the Collateral or any Loan Party.  All Loan Expenses shall be due and payable within fifteen (15) days of demand.

(b)           Protective Advances.  Borrower covenants and agrees to pay Administrative Agent, Lender and/or Servicer within twenty (20) days after demand all reasonable costs and expenses including Professional Fees, paid by such party in connection with or as a consequence of any Unmatured Default or Event of Default under the Loan Documents or any default under the Senior Loan, any utility costs, ground lease payments or any other costs which any Lender determines in the exercise of its sole and absolute discretion are necessary for the operation of the Properties or for the protection of the value thereof (“Protective Advances”).  Each Loan Party hereby acknowledges and agrees that all Protective Advances shall be secured by the Loan Documents and be part of the Debt.  The foregoing shall be payable by Borrower to Lender or Servicer, as the case may be, with or without the filing of any legal action or proceeding, and shall include any reasonable fees and expenses (including Professional Fees) incurred in (i) any bankruptcy proceeding of any Loan Party; (ii) the collection of the Debt, (iii) the enforcement of Administrative Agent or any Lender’s rights and remedies under the Loan Documents, or enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting the Properties, any Loan Party, the Loan Documents or any other security given for the Loan or the Properties; (iv) the payment of any transfer taxes in connection with the exercise of Administrative Agent or any Lender of its right under any or all of the Security Instruments or Pledge Agreements; (v) curing any defaults under the Loan Documents; and (vi) any other payment which is permitted or designated as a Protective Advance by any other provision of the Loan Documents.  All Protective Advances made by Administrative Agent or any Lender under the Loan Documents shall be evidenced by, and be deemed to be advanced as principal under, the Note, regardless of whether any such Protective Advance causes the principal balance of the Note to exceed the face amount thereof, and shall be due and payable on demand. The making of any Protective Advance by Administrative Agent or any Lender shall constitute an Event of Default hereunder.

Section 11.22.       Servicer; Servicer Fees.  Borrower acknowledges and agrees that at the option of the Requisite Lenders, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by the Requisite Lenders and Administrative Agent and each Lender may delegate all or any portion of their responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement between the Lenders and Servicer; provided, however, such delegation will not release Administrative Agent  or Lender from any of its obligations under the Loan Documents.  Borrower shall also be responsible for the payment of all out-of-pocket costs and expenses incurred by Servicer in connection with the Loan, including for review and approval of or consent to Leases, Property inspections, the participation in any Condemnation proceedings, the approval of any Casualty settlement or the enforcement of the Loan Documents.  Any action or inaction taken by the Servicer pursuant to this Agreement and the Loan Documents shall be binding to the same extent as if taken by Administrative Agent or Lender, and Borrower shall be entitled to rely on all actions and directions given by Servicer with respect to all matters concerning the Loan and Loan Documents unless and until Borrower receives contrary written instructions from the Administrative Agent.

Section 11.23.       Rescission of Payments.  If at any time all or any part of any payment made by Borrower or any other Loan Party in connection with this Agreement or any other Loan Document is rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Borrower or any other Loan Party), then the Obligations of Borrower or such Loan Party shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous payment, and the Obligations of Borrower or such Loan Party under the Loan Documents shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment had never been made.

Section 11.24.       No Third Party Beneficiary.  No Person other than Administrative Agent, Lender and Borrower, Guarantor and any Loan Party and their permitted successors and assigns or any Indemnified Lender Party shall have any rights under this Agreement.

Section 11.25.       Attorney-In-Fact.  Borrower and each Loan Party hereby irrevocably appoints and authorizes Administrative Agent, as its attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Administrative Agent’s, Lender’s or Borrower’s or such Loan Party’s name any notices, instruments or documents that Administrative Agent deems appropriate to protect Lender’s interest under any of the Loan Documents if Borrower fails to execute and deliver, or cause same to be executed and delivered, within five (5) Business Days after written request by Administrative Agent, provided that Borrower is required to execute and deliver same pursuant to this Agreement or the Loan Documents.

Section 11.26.       [Intentionally Omitted]

Section 11.27.       Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.  For purposes hereof, facsimile signatures shall be binding on the parties to this Agreement.

Section 11.28.       Time.  Time is of the essence of each and every term of this Agreement and the other Loan Documents, except and only to the extent specifically waived by Administrative Agent in writing.

Section 11.29.       Indemnity.  BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH LENDER, THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (EACH AN “INDEMNIFIED LENDER PARTY”) FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING PROFESSIONAL FEES) WHICH SUCH INDEMNIFIED LENDER PARTY MAY INCUR (OTHER THAN BY REASON OF SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR THE WILLFUL AND INTENTIONAL BREACH OF LENDER’S OBLIGATIONS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS AS A DIRECT OR INDIRECT CONSEQUENCE OF:  (i) THE GRANTING OF PLEDGE, THE LIEN ON THE COLLATERAL OR ANY INTEREST THEREIN OR ADMINISTRATIVE AGENT’S OR LENDER’S ENFORCING THEIR RIGHTS, AND REMEDIES UNDER THE PLEDGE AGREEMENT, SECURITY INSTRUMENTS OR THE OTHER LOAN DOCUMENTS; (ii) THE COMPLIANCE OF THE PROPERTIES AND EACH PORTION THEREOF WITH APPLICABLE LAW; (iii) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (iv) THE FAILURE OF BORROWER TO PERFORM, OR TO CAUSE ANY OTHER LOAN PARTY TO PERFORM, ANY OBLIGATIONS AS AND WHEN REQUIRED BY ANY OF THE LOAN DOCUMENTS; (v) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR ANY ACT OR OMISSION BY ANY LOAN PARTY OR OTHER PERSON OR ENTITY (OTHER THAN LENDER) WITH RESPECT TO THE PROPERTIES OR ANY PORTION THEREOF.  BORROWER SHALL IMMEDIATELY PAY TO THE APPLICABLE INDEMNIFIED PARTY UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, WITHIN THIRTY (30) DAYS OF SUCH INDEMNIFIED LENDER PARTY’S DEMAND THEREFOR.  BORROWER’S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS EACH LENDER INDEMNIFIED PARTY SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, OR REASSIGNMENT OF ANY COLLATERAL.

Section 11.30.       ERISA Indemnification.  Borrower shall, at Borrower’s sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in any Lender’s sole discretion) that such Lender may incur, directly or indirectly, as a result of a default under Sections 3.1(nn) or 5.30.

Section 11.31.       Publicity.  All news releases, publicity or advertising by the Loan Parties or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender, or any of their Affiliates shall be subject to the prior written approval of such Lender.

Section 11.32.       Amendments Included.  Definitions contained in this Agreement or any other Loan Documents which identify documents, including this Agreement or any other Loan Documents, shall be deemed to include all amendments, modifications, supplements, novations, restatements, renewals, and replacements to such documents, and assignments of such documents, which may be entered into from time to time with each applicable Lender’s consent and in compliance with the requirements of this Agreement.

Section 11.33.       Prior Agreements.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including any term sheets, discussion outlines or commitment letters (as same may be amended) between any of the Loan Parties and any Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 11.34.       Captions.  Captions and headings used in this Agreement and the other Loan Documents are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or the other Loan Documents.

Section 11.35.       Liability.  If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.  This Agreement shall be binding upon and inure to the benefit of Borrower and each Lender and their respective successors and assigns forever.

Section 11.36.       Accounting Matters.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with Agreed Accounting Principles.  If at any time a Loan Party has any Subsidiaries, all accounting and financial terms herein shall be deemed to include references to consolidation and consolidating principles, and covenants, representations and agreements with respect to a Loan Party and its properties and activities shall be deemed to refer to such Loan Party and its consolidated Subsidiaries collectively.  Notwithstanding the above each Lender acknowledges and agrees that annual financial statements of the Guarantor shall be prepared in accordance with the income tax method of accounting; and the quarterly or other interim financial statements for any person shall be prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to the extent reasonably possible.

Section 11.37.       Administrative Agent.  Notwithstanding anything to the contrary herein, any document, delivery, notice, representation or warranty made or provided by Borrower or any Loan Party to Initial Lender shall be deemed also to be made or provided to Administrative Agent.

Section 11.38.       No Defaults.  Notwithstanding anything to the contrary herein, Lender will not declare a default or otherwise enforce any covenant, condition, representation or warranty default or potential default occurring on or prior to the date of this Agreement provided that Administrative Agent had knowledge of the facts concerning such default or potential default on or prior to the date of this Agreement.

ARTICLE XII

THE ADMINISTRATIVE AGENT

Section 12.1.        Authorization and Action.

(a)           Each Lender hereby appoints Drawbridge Special Opportunities Fund LP as the Administrative Agent hereunder and each Lender authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent hereunder and thereunder and to exercise such powers as are reasonably incidental thereto, and by its execution hereof, Administrative Agent hereby accepts such appointment and agrees to perform the duties and obligations of the Administrative Agent under this Agreement and the other Loan Documents.  Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents, to exercise all rights, powers and remedies that the Lender may have under such Loan Documents and, in the case of the Loan Documents relating to the creation and perfection of security interests in the Collateral (the “Collateral Documents”), to act as agent for the Lenders under such Collateral Documents.

(b)           As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (except as otherwise provided for herein), and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith reasonably believes exposes it to personal liability unless the Administrative Agent is indemnified by the Lenders (based on their respective Percentage Interests) with respect to such action in accordance with Section 12.4 hereof, or (ii) is contrary to this Agreement or applicable law.  The Administrative Agent shall promptly deliver to each Lender a copy of each notice, demand, report, certificate, memorandum, statement or other documentation at any time received from Borrower, another Loan Party or any of their respective advisors, agents, accountants or attorneys pursuant to or in connection with the Loan Documents.  The Administrative Agent shall promptly deliver to each Lender a copy of each notice, demand, report, certificate, memorandum, statement or other documentation at any time delivered by the Administrative Agent or its advisors, agents, accountants or attorney's to Borrower or another Loan Party pursuant to or in connection with the Loan Documents.  The Administrative Agent shall promptly deliver to each Lender a copy of each notice, demand, report, certificate, memorandum, statement or other documentation at any time received by Administrative Agent from any Governmental Authority or other third party relating to the Loan Documents.

(c)           In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders except to the limited extent provided in Section 12.8 (as to the maintenance of the Register) and its duties are entirely administrative in nature.  The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, or holder of any Indebtedness or other obligation of any Loan Party (except in each case unless otherwise agreed to by the Administrative Agent with a Lender, including pursuant to any separate assignment agreement between Administrative Agent and such Lender).  The Administrative Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

(d)           In the event that Administrative Agent or any of its Affiliates is or becomes an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Loan Party, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any obligation of such Loan Party hereunder or under any other Loan Document by or on behalf of Administrative Agent for the benefit of any Loan Party under any Loan Document and which is applied in accordance with the Loan Documents is exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

Section 12.2.        Administrative Agent’s Reliance, Etc.  None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct.  Without limiting the foregoing, the Administrative Agent (a) may rely on the Register, (b) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected and retained by it in good faith and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, provided such action or failure to act is approved by the Requisite Lenders, if such approval is required hereunder, (c) except as expressly set forth herein or in any of the other Loan Documents, makes no warranty or representation to any Lender and shall not be responsible to any Lender pursuant to this Agreement for any statements, warranties or representations made by or on behalf of the Borrower or any of its subsidiaries in or in connection with this Agreement or any other Loan Document, (d) except as expressly set forth herein or in any of the other Loan Documents, shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

Section 12.3.         Lender Credit Decision.  Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender, conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans.  Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.  Except for the documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come into the possession of the Administrative Agent or any Affiliate thereof or any employee or agent of any of the foregoing

Section 12.4.         Indemnification.  Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender’s aggregate Percentage Interest of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or such Affiliate’s gross negligence or willful misconduct or bad faith.  Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

Section 12.5.         Successor Administrative Agent.  The Administrative Agent may resign at any time by giving 15 days prior written notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor administrative agent.  If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 45 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders.  Upon the acceptance of any appointment as administrative agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents arising after such date.  Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as administrative agent under the Loan Documents.  After such resignation, the retiring Administrative Agent shall continue to have the benefit of Section 11.29 and this Article XII as to any actions taken or omitted to be taken by it while it was administrative agent under this Agreement and the other Loan Documents.

Section 12.6.         Concerning the Collateral and the Collateral Documents.

(a)           Each Lender agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and other Secured Parties.  Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Affiliates, (iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any deposit accounts maintained by a Loan Party with, and cash and cash equivalents held by such Lender, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(b)           Each of the Lenders hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release, subject to the other applicable provisions of this Agreement, any Lien held by the Administrative Agent for the benefit of the Lenders against any of the following:

(i)           all of the Collateral and all Loan Parties, upon payment and satisfaction in full of all Loan and all other Indebtedness and obligations under this Agreement and/or any of the other Loan Documents that the Administrative Agent has been notified in writing are then due and payable; and

(ii)           any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement made or granted in accordance with the terms of this Agreement).

Each of the Lenders hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 12.6 promptly upon the effectiveness of any such release.

Section 12.7.         Borrower’s Reliance on Administrative Agent.

In each instance under this Loan Agreement or any other Loan Document where the consent, waiver, or approval of Lender is required, Borrower may rely on any consent, waiver or approval provided by Administrative Agent on behalf Lender as if the same was given by each and every Lender.  In addition, all notices, deliveries or other communications required by, or in connection with, the Loan Agreement or any other Loan Document, shall be made to Administrative Agent, on behalf of Lender, as provided in Section 11.9 above.

Section 12.8.         Register.

(a)           The Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain at its offices a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry, each Lender’s interest in the Loan (“Percentage Interest”), and in the right to receive any payments hereunder and any assignment of any such interest or rights.  In addition, the Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Lenders, (B) the amount of the Loan made, (C) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Lender hereunder, and (D) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest, fees, expenses or other amounts due under the Loan Documents and each Lender’s share thereof, if applicable.

(b)           Notwithstanding anything to the contrary contained in this Agreement, the Loan (including the Notes evidencing the Loan) is a registered obligation and the right, title, and interest of the Lenders and their assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register.  A Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the Loan, and in no event is any such Note to be considered a bearer instrument or obligation.  This Section 12.7 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).]

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, Lender and Borrower have duly executed this Agreement the day and year first above written.

BORROWER:

SUMMIT HOTEL PROPERTIES, LLC,
a South Dakota limited liability company

By: /s/ Kerry W. Boekelheide
Name: Kerry W. Boekelheide,
Title: Chief Executive Officer

[SIGNATURE PAGE – LOAN AGREEMENT (43358598)]

LENDERS:

FORTRESS CREDIT OPPORTUNITIES I LP

By: Fortress Credit Opportunities GP LLC,
its general partner

By: /s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: Drawbridge Special Opportunities GP LLC, its general partner

By: /s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE – LOAN AGREEMENT (43358598)]

LENDERS:

ETON PARK FUND, L.P.

By:	Eton Park Capital Management, L.P.
its Investment Manager

By: /s/ Marcy Engel
Name: Marcy Engel
Title: Chief Operating Officer and
General Counsel

ETON PARK CLO MANAGEMENT 2

By:	Eton Park Asset Management, L.L.C., as collateral manager

By: /s/ Marcy Engel
Name: Marcy Engel
Title: Managing Partner

[SIGNATURE PAGE – LOAN AGREEMENT (43358598)]

ADMINISTRATIVE AGENT:

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: Drawbridge Special Opportunities GP LLC, its general partner

By: /s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

[SIGNATURE PAGE – LOAN AGREEMENT (43358598)]

JOINDER AND CONSENT

The undersigned (the “Joinder Party”) has reviewed the Amended and Restated Loan Agreement (“Loan Agreement”) dated as of May 17, 2010 between Drawbridge Special Opportunities Fund LP (as Administrative Agent and as a Lender), Fortress Credit Opportunities I LP, Eton Park Opportunity Fund, L.P. and Eton Park CLO Management 2 (collectively, “Lender”), and Summit Hotel Properties, LLC, a South Dakota limited liability company (“Borrower”), to which this Joinder and Consent has been attached, and hereby covenants, represents, warrants, acknowledges and agrees that:  Any capitalized term used, but not defined herein shall have the meaning given to such term in the Loan Agreement.

(a)           Joinder Party has read and reviewed each of the Loan Documents, and is familiar with the terms and provisions thereof.

(b)           Joinder Party consents to the Borrower’s execution of the Loan Documents without reservation or qualification.

(c)           Joinder Party covenants and agrees to cooperate with Borrower and each other Loan Party in the performance and observance of all covenants and agreements contained in the Loan Agreement and the other Loan Documents on the part of Borrower or any other Loan Party as necessary to comply or facilitate Borrower’s  or such other Loan Party’s compliance therewith.

(d)           Joinder Party agrees, represents and warrants that a portion of the proceeds of the Loan from Lender to Borrower were contributed by Borrower to the SHP Subsidiaries and used by the SHP Subsidiaries to acquire certain Properties; including but not limited to the Properties subject to the First Mortgages and the Second Mortgage in accordance with the Loan Agreement, as a result, the Joinder Party has derived substantial benefit from the making of the Loan and will derive substantial direct and indirect benefit from Lender entering into the Loan Agreement.

(e)           WHENEVER ANY PROVISION OF THE LOAN AGREEMENT PROVIDES FOR OR REFERS TO (i) THE ACKNOWLEDGEMENT OR AGREEMENT OF A JOINDER PARTY, (ii) THE WAIVER OR RELEASE OF RIGHTS BY ANY JOINDER PARTY, (iii) THE GRANT BY SUCH JOINDER PARTY OF A POWER OF ATTORNEY IN FAVOR OF LENDER OR (iv) THE APPOINTMENT BY A JOINDER PARTY OF AN AGENT FOR THE SERVICE OF PROCESS, EACH JOINDER PARTY HEREBY CONSENTS TO AND CONFIRMS SUCH ACKNOWLEDGEMENT, AGREEMENT, WAIVER, GRANT OR APPOINTMENT (AS THE CASE MAY BE) AS BEING ITS ACKNOWLEDGMENT, AGREEMENT, WAIVER, GRANT AND APPOINTMENT AS FULLY AS IF SUCH ACKNOWLEDGEMENT, AGREEMENT, WAIVER, GRANT OR APPOINTMENT (AS THE CASE MAY BE) WERE FULLY SET FORTH HEREIN.

(f)           EACH JOINDER PARTY HEREBY WAIVES ANY AND ALL RIGHTS OR CLAIMS SUCH JOINDER PARTY NOW HAS OR MAY HEREAFTER HAVE AGAINST BORROWER OR THE SHP SUBSIDIARIES, WHETHER BY WAY OF SUBROGATION, CONTRIBUTION, REIMBURSEMENT OR OTHERWISE, ARISING BECAUSE OF SUCH JOINDER PARTY’S PAYMENT OR PERFORMANCE OF ANY OF THE OBLIGATIONS.

(g)           EACH JOINDER PARTY ACKNOWLEDGES AND AGREES THAT IF THE DEBT IS NOT PAID IN FULL ON THE MATURITY DATE (AS SCHEDULED OR EARLIER UPON ACCELERATION), AUTOMATICALLY AND WITHOUT FURTHER ACTION OF ANY PERSON, ANY INDEBTEDNESS (AS SUCH TERM IS DEFINED IN THE LOAN AGREEMENT) OF SHP SUBSIDIARIES OR BORROWER TO ANY JOINDER PARTY OR TO ANY AFFILIATE OF ANY JOINDER PARTY, WHETHER EXISTING PRIOR TO, ON OR AFTER SUCH MATURITY DATE, SHALL BE AND BECOME CANCELLED, VOID AND OF NO FORCE AND EFFECT, AND EACH JOINDER PARTY, ON BEHALF OF THEMSELVES AND THEIR AFFILIATES) HEREBY IRREVOCABLY WAIVES ANY RIGHT, CLAIM OR CAUSE OF ACTION TO COLLECT OR OBTAIN ANY REIMBURSEMENT, RETURN OR REPAYMENT OF SUCH INDEBTEDNESS.  THE FOREGOING SENTENCE SHALL BE APPLICABLE WHETHER OR NOT THE INDEBTEDNESS IS PERMITTED DEBT BUT NOTHING CONTAINED HEREIN IS INTENDED TO PERMIT SHP SUBSIDIARIES OR BORROWER TO INCUR ANY INDEBTEDNESS WHICH IS NOT PERMITTED DEBT.

Further, the SHP Subsidiaries, as a Joinder Party, in addition to the agreements set forth above, also hereby covenant, represent, warrant, acknowledge and agree:

(h)           The SHP Subsidiaries hereby grants to Lender the right to enter upon the Properties to conduct reasonable inspections in accordance the Loan Agreement and the other Loan Documents;

(i)            In the event that the SHP Subsidiaries fail to terminate any Affiliate Agreement within the period required in the Loan Agreement, Lender shall have the right, and SHP hereby irrevocably authorizes Lender and irrevocably appoints Lender as SHP’s attorney-in-fact coupled with an interest, at Lender’s sole option, to terminate such Affiliate Agreement on behalf of and in the name of the SHP Subsidiaries, and the SHP Subsidiaries hereby release and waive any claims against Lender arising out of Lender’s exercise of such authority;

(j)           As a material inducement to Lender’s making the Loan to Borrower, the SHP Subsidiaries hereby grants Lender the right to take any action to cure or attempt to cure on its behalf or otherwise any default or asserted default under the Senior Loan Documents after the expiration of one-half of the applicable cure period under the Senior Loan Documents (including the right to enter upon the Properties);

(k)           Joinder Party hereby unconditionally and irrevocably waives the right to a jury trial as provided in Section 11.15 of this Agreement; and

(l)           Without limiting Lender’s rights under the other Loan Documents, it is hereby expressly understood and agreed that the execution of this Joinder and Consent by any Joinder Party shall not make such Joinder Party liable to Lender for the payment of the Debt.

[END OF TEXT.  SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder and Consent the day and year first above written.

SUMMIT HOTEL PROPERTIES, LLC

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chief Executive Officer

SUMMIT HOSPITALITY I, LLC

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chief Manager

SUMMIT HOSPITALITY II, LLC

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chief Manager

SUMMIT HOSPITALITY III, LLC

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chief Manager

SUMMIT HOSPITALITY IV, LLC

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chief Manager

SUMMIT HOSPITALITY V, LLC

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chief Manager

THE SUMMIT GROUP, INC.

By:	/s/ Kerry W. Boekelheide
Name:	Kerry W. Boekelheide
Title:	Chairman

[SIGNATURE PAGE – JOINDER TO LOAN AGREEMENT (43358598)]

EXHIBIT A

(Definition of Certain Terms)

“ADA” means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., as amended from time to time, or any successor statute.

“Advance” means any advance of proceeds of the Loan made by Lender for any purpose pursuant to the Loan Documents or any advance made by the Senior Lender for any purpose pursuant to the Senior Loan Documents.

“Affiliate” shall mean as to any specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities of or other Ownership Interests in such Person, (iii) any officer, director, partner, employee or member (direct or indirect and no matter how remote) of such Person, (iv) if such Person is an individual, any entity for which such Person directly or indirectly acts as an officer, director, partner, owner employee or member, (v) any entity in which such Person (together with the members of his family if the Person in question is an individual) owns, directly or indirectly through one or more intermediaries an interest in any class of stock (or other beneficial interest in such entity) of 10% or more, (vi) any family member of such Person, (vii) any Loan Party, or (viii) any direct or indirect owner of an interest in the Properties.  Any reference in this Agreement to a “Person and an Affiliate” shall be deemed to refer to such Person and an Affiliate of such Person and any references in this Agreement to a “Person or an Affiliate” shall be deemed to refer to such Person or an Affiliate of such Person.  As used in this Agreement, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and Policy and/or Policies of a Person, whether through ownership of voting securities or other Ownership Interests, by contract or otherwise.

“Affiliate Agreements” has the meaning set forth in Section 5.20.

“Agreed Accounting Principles” shall mean GAAP or such other accounting methods or principles acceptable to Lender in Lender’s sole discretion from time to time.

“Amendments” means any and all amendments, modifications, extensions, replacements, terminations, renewals, substitutions, consolidations, restatements, or supplements made from time to time and expressly approved by Lender.

“Annual Budget” has the meaning set forth in Section 5.38 of this Agreement.

“Applicable Law” means (i) all existing and future governmental statutes, laws, rules, orders, regulations, ordinances, judgment decrees and injunctions of any Governmental Authorities (including Environmental Laws and the ADA) affecting either a Lender, any Loan Party, the Properties, any Collateral, or any part thereof, or the ownership, use alteration or operation of the Properties, or any part thereof (whether now or hereafter enacted and in force), including those relating to zoning, occupancy, building codes, health, fire and safety; (ii) all permits, licenses and authorizations and regulations relating thereto; and (iii) all covenants, conditions and restrictions contained in any agreements, recorded or unrecorded instruments or other documents at any time in force (whether or not involving any Governmental Authority) affecting the Properties or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to the Properties or any part thereof, or in any material way limit or restrict the existing or Intended Use and enjoyment thereof.

 “Approved Accounting Firm” means an independent certified public accountants of recognized national standing and constituting one of the largest four auditing firms in the United States or any other accounting firm selected by the Borrower’s Audit Committee and approved by Lender in its reasonable discretion.

“Approved Manager” means either (i) The Summit Group, Inc. or (ii) another reputable and experienced professional property management or leasing agent, as the case may be, approved by Senior Lender in writing, provided that if under any circumstances, Senior Lender does not have the right to approve such manager or agent, such manager or agent shall be approved by Lender.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now or hereafter amended or recodified.

“Bankruptcy Law” means the Bankruptcy Code and any other existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or similar law, rule or regulation for the relief of debtors.

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Borrower Estoppel Certificate” has the meaning set forth in Section 5.32 of this Agreement.

“Borrower Properties” has the meaning provided in the Recitals to this Agreement.

“Borrower’s Counsel Opinion”.  An opinion of legal counsel in form and content satisfactory to Administrative Agent covering such matters as the Lenders or the Administrative Agent shall reasonably request, including:  (a) organization, legal existence, good standing and qualification of each Loan Party in each applicable jurisdiction, (b) organizational power and authority of each Loan Party; (c) the due authorization, execution and delivery of each of the Loan Documents by each Loan Party which is a party thereto; (d) absence of litigation; (e) no violation of law; (f) no consents required; (g) the perfection of security interests under Applicable Law; (h) the interest rate terms of the Loan do not violate any applicable usury laws; (i) the enforceability of each of the Loan Documents under New York law and (to the extent applicable) the jurisdiction where each of the Properties are located; (j) absence of conflicts with Organizational Documents and Applicable Law; and (k) choice of law respected.

“Borrower’s Knowledge” means the actual knowledge of any Loan Party or any Loan Party’s officers or managers.

“Business Day” means any day other than (i) a Saturday or a Sunday and (ii) a day on which federally insured depository institutions in the State of New York are authorized or obligated by Applicable Law to be closed.

“Capital Expenditures” means hard and soft costs incurred by Borrower or any SHP Subsidiary with respect to furniture, fixtures and equipment, replacements and capital repairs made to any of the Properties (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with GAAP.

“Casualty” has the meaning set forth in Section 5.7 of this Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any other amendments thereto now or hereafter enacted.

“Closing Date” means the date on which this Agreement is executed.

“Code” means the Internal Revenue Code of 1986, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means any and all property, real or personal, tangible or intangible, mortgaged, assigned, pledged or transferred to Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents by any Loan Party as security for the Obligations.

“Collateral Properties” means all Properties subject to a Lien in favor of Lender together with all SHP Subsidiary Properties.

“Condemnation” has the meaning set forth in Section 5.7(b)(ii) of this Agreement.

“Debt” means, without duplication, (a) all amounts and indebtedness owing under the Loan Documents, including the whole of the principal sum of the Note and all accrued and unpaid interest thereon, together with any and all other sums due under the Note, including any Late Fees, Default Interest, servicing fees, additional fees and costs, all as may be set forth with greater specificity in the applicable terms and provisions of the Note or the other Loan Documents, (b) all Protective Advances, including all sums advanced by Lender in connection with the Senior Loan or otherwise to protect and preserve the Properties, the Loan, the Collateral and/or any of Lender’s Borrower’s and/or Loan Party’s interests therein, (c) all Servicer Fees, (d) all Losses resulting from a Recourse Event, (e) all Loan Expenses, (f) all other amounts agreed or provided to be paid by any Loan Party in this Agreement and the other Loan Documents, and (g) all other sums advanced and costs and expenses (including Professional Fees) incurred by Lender in connection with the foregoing indebtedness or any part thereof, any renewal, extension, or change of or substitution for the foregoing indebtedness or any part thereof, or the acquisition or perfection of the security therefore, or the exercise by Lender of any remedies under the Loan Documents, whether made or incurred at the request of Borrower or Lender or any other Person in connection with the Loan.

“Debt Service Coverage Ratio” means, on the applicable date of determination, the ratio of (i) Net Operating Income to (ii) the total debt service paid (excluding Deferred Interest on the Note) by Borrower and all entities owned directly or indirectly by Borrower (including the pro-rata portion of all debt service paid by entities, or on Properties, owned in part directly or indirectly by Borrower, excluding debt service paid with respect to Properties sold within the immediately preceding quarter) for the immediately preceding quarter multiplied by (4) four.  Notwithstanding the foregoing, the denominator in the above calculation shall not include any principal payments made to Lender or any principal payments made to any Senior Lenders which are prepayments under the applicable loan documents.

“Default Interest” has the meaning set forth in the Note.

“Default Rate” shall have the meaning provided in the Note.

“Development Properties“ means those properties listed on Exhibit W attached hereto.

“Development Properties First Mortgages“ means those certain first priority mortgages or deeds of trust, as applicable, in favor of Lender, subject only to Permitted Exceptions, dated as of the date hereof, each executed and delivered by the respective Development Properties Owner as security for the Loan and encumbering the Development Properties, as the same may be amended, consolidated, split, spread, severed, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time.

“Development Properties Owner[s]” means those entities listed on Exhibit W attached hereto, each as relates only to those Development Properties owned by such entity.

“Distributions” means any and all dividends, including capital dividends, stock or liquidating dividends, and distributions of money or property, redemptions or any other distributions of any kind or character made by any of SHP Subsidiaries or Borrower on or in respect of the Ownership Interests in any of the SHP Subsidiaries or Borrower and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Ownership Interests in any of SHP Subsidiaries or Borrower.

“Dividend Event” means the occurrence of each of the following: (i) the payment of the Minimum Principal Amortization prior to the Scheduled Maturity Date, (ii) at any time following the Scheduled Maturity Date but prior to the Extended Maturity Date, the principal paydown by Borrower of the loan in the amount of $10,000,000 and (iii) Net Operating Income divided by the outstanding principal indebtedness of the Loan and the Senior Loans and all unsecured indebtedness of the Borrower and the SHP Subsidiaries (but not including Trade Payables permitted hereunder) shall be, at the time of the Dividend Event, greater than 9.5%.

“Easement Areas” means real property which (a) directly abuts the Properties or (b) abuts a public right-of-way, which real property is the subject of an irrevocable easement agreement (whether or not recorded) which benefits the any of the Properties, all of which Easement Areas are listed in Schedule A of the Owner’s Title Insurance Policy and the Lender’s Title Insurance Policy so as to be included in the “insured property” description thereof.

“ECF Reserve Account A” means a segregated Eligible Account with Lockbox Bank in trust for the benefit of Lender, which ECF Reserve Account A shall be under the sole dominion and control of Lender.

“ECF Reserve Account B” means a segregated Eligible Account with Lockbox Bank in trust for the benefit of Lender, which ECF Reserve Account B shall be under the sole dominion and control of Lender.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $500,000,000 and subject to supervision or examination by federal and state authority.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means either (a) the First National Bank of Omaha; provided that such bank is not downgraded by more than one (1) level of the short term and long term ratings set forth in clause (b), as applicable by the applicable rating agencies or (b) a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and “F-1” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s).

“Environmental Condition” means any of the following:  (A) the actual, suspected, threatened or alleged presence, release, abatement, cleanup, disposal, generation, handling, manufacture, possession, remediation, removal, storage, transportation, treatment or use of any Hazardous Material on, in, under or above all or any portion of the Properties or any surrounding areas or (B) the actual, suspected, threatened or alleged violation of any Environmental Law with respect to the Properties; or (C) the failure, suspected failure, threatened failure or alleged failure of the Properties or any portion thereof or any Loan Party to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Law with respect to the Properties.  A condition described above shall be deemed to be an Environmental Condition regardless of whether or not any Governmental Authority has taken any action in connection therewith.

“Environmental Indemnity” has the meaning set forth in Section 2.1(m) of this Agreement.

“Environmental Laws” has the meaning set forth in the Environmental Indemnity.

“Environmental Report” means a “Phase I Environmental Site Assessment” as referred to in the ASTM Standards on Environmental Site Assessment for Commercial Real Estate, E 1527-94 (and, if recommended in such Phase I environmental report, a “Phase II Environmental Assessment”), prepared by an environmental auditor reasonably approved by Senior Lender, or Lender if Senior Loan is paid in full, and delivered to Lender and any amendments or supplements thereto delivered to Lender and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity, in form and substance reasonably acceptable to Lender, permitting Lender to rely on the report.

“Equity Contribution” shall have the meaning set forth in Section 4.1(e) of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended form time to time, or any successor statute.

“ERISA Affiliate” means each Person (as defined in Section 3(9) of ERISA) which together with Borrower or any Subsidiary (as defined under ERISA) thereof, would be deemed to be a member of the same “controlled group” within the meaning of Section 414(b), (c), (m) and (o) of the Code.

“Event of Default” shall have the meaning provided in Section 9.1 of this Agreement.

“Excess Cash Flow” means all proceeds generated by the Borrower and the SHP Subsidiaries, including without limitation, (a) all Distributions, (b) all income (including, without limitation, hotel room rental income, event space rental and food and beverage income) generated from the Properties less (i) actual operating expenses provided for in the Annual Budget (including, without limitation, operating expenses, real estate taxes, sales taxes, state income and similar taxes, insurance, bookkeeping, and principal and interest payments to Senior Lenders and Lender), (ii) any reserves provided for in the Annual Budget or held by Lender, (iii) management fees equal to the lesser of actual costs or 3.0% of annual gross receipts; and (iv) capital expenses to enable the Borrower and SHP Subsidiaries to comply with the Franchise Agreements, or that may be required to promote the saleability of one or more Properties, as approved by the Lender, and (c) all funds released by a Senior Lender to the Borrower or any SHP Subsidiary from a Senior Loan cash management account.

“Extended Maturity Date” means September 5, 2011.  If such Extended Maturity Date is not a Business Day, such Extended Maturity Date shall be the next succeeding Business Day.

“Extension Conditions” has the meaning set forth in Section 1.6 of this Agreement.

“Extension Notice” has the meaning set forth in Section 1.6 of this Agreement.

“Extension Option” has the meaning set forth in Section 1.6 of this Agreement.

“Financing Statements” means the UCC financing statements identified on Exhibit S attached hereto, and such other UCC financing statements covering any Collateral as Lender or Administrative Agent may reasonably require from time to time.

“First Extension Option” has the meaning set forth in Section 1.6 of this Agreement.

“First Mortgages” means collectively, the Fort Myers First Mortgage and the Development Properties First Mortgages.

“Fiscal Year” means the 12-month period ending on December 31 of each year.

“Fitch” means Fitch, Inc. and its successors.

“Fort Myers First Mortgage” means that certain first priority mortgage or deed of trust, as applicable, in favor of Lender, subject only to Permitted Exceptions, dated as of the date of the Amendment, executed and delivered by the Fort Myers Owner as security for the Loan and encumbering the Fort Myers Property, as the same may be amended, consolidated, split, spread, severed, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time.

“Fort Myers Owner” means SH V.

“Fort Myers Property” means the property known as the Fort Myers Hyatt Place located at 2600 Champion Ring Road in Fort Myers, Florida.

“Franchise Agreements” shall mean those certain Franchise Agreements effecting the Properties as more particularly described on Exhibit J hereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report, consistently applied.

“Governmental Authority” means the United States of America, any state thereof, any political subdivision of the United States of America or any state (including any city or county in such states), and any department, commission, agency, board, bureau, court or administrative, regulatory, adjudicatory, or arbitrational body or other instrumentality or agency of any kind or any of them having jurisdiction in any way over the Properties, any Loan Party, or any other Person referred to in this Agreement.

“Guarantor” means The Summit Group, Inc., a South Dakota corporation.

“Guaranty” means, individually and collectively, the Guaranty of Recourse Obligations and the Environmental Indemnity.

“Guaranty of Recourse Obligations” has the meaning set forth in Section 2.1 of this Agreement.

“Hazardous Material” means any substance that is defined or listed as a hazardous, toxic or dangerous substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous, toxic, or dangerous properties, including (i) any substance that is a “hazardous substance” under CERCLA, and (ii) asbestos, petroleum, petroleum products and polychrlorinated byphenyls. Notwithstanding anything to the contrary herein, the term “Hazardous Material” shall not include commercially sold products otherwise within the definition of the term “Hazardous Material”, but (A) which are used or disposed of by Borrower or used or sold by tenants of the Properties in the ordinary course of their respective businesses, (B) the presence of which product is not prohibited by applicable Environmental Law, and (C) the use and disposal of which are in all respects in accordance with applicable Environmental Law.

“Improvements” shall mean all related utilities, landscaping, access, appurtenances, site work and off-site improvements, and all other interior and exterior improvements, tenant improvements, fixtures, machinery, furnishings, equipment, supplies and other property of any kind owned by Borrower or the SHP Subsidiaries and installed or located or to be installed or located on, within or adjacent to the Properties.

“Indebtedness” means, as applied to any Person, all of the obligations, liabilities and indebtedness of such Person, contingent or otherwise, including the following:  (a) all debt and similar monetary obligations; (b) all liabilities secured by a mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not any liability secured thereby shall have been assumed by another Person and regardless of whether any of such liabilities are “recourse” or “non-recourse” in nature; (c) all obligations arising under capital leases; (d) all guarantees, endorsements and other contingent obligations for borrowed money, whether direct or indirect, in respect of Indebtedness of others; (e) any agreement or obligation to reimburse, indemnify, defend or hold harmless any Person under any circumstance; (f) currency swap or interest swap, cap or collar arrangements; (g) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising capital or financing the acquisition of that asset; (h) all obligations to reimburse any issuer in respect of any letter of credit; (i) all operating expenses and Trade Payables, and (j) all indemnification obligations.

“Indemnified Lender Party” shall have the meaning set forth in Section 11.29.

“Independent Party” means each Person who is the “independent director” or “independent manager” or “independent member”, as the case may be, of the SHP Subsidiaries and who satisfies at all times the Independent Party Condition.

“Independent Party Condition” means An “Independent Manager” (including the Independent Managers set forth on Schedule C to the SPE Organizational Documents) shall mean a manager of the Company who is a natural person and who is not at the time of initial appointment, or at any time while serving as a manager of the Company, and has not been at any time during the preceding five (5) years:  (a) a stockholder, director (with the exception of serving as an Independent Manager of the Company), officer, employee, partner, member (with the exception of serving as a Springing Member or Special Member of the Company), attorney or counsel of the Company or any Affiliate of the Company; (b) a lessee, creditor, customer, supplier or other person who derives any of its purchases or revenues (other than any fee paid to such manager as compensation for such manager to serve as an Independent Manager) from its activities with the Company or any Affiliate of the Company (a “Business Party”); (c) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, attorney, counsel, lessee, creditor, customer, supplier, or Business Party; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, attorney, counsel, lessee, creditor, customer, supplier or Business Party, provided, that an individual who otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Manager of the Company if such individual is at the time of initial appointment, or at any time while serving as an Independent Manager of the Company, an independent director, member or manager of a “special purpose entity” affiliated with the Company if such individual is an independent director, member or manager provided by a nationally-recognized company that provides professional independent directors, members and managers and other corporate services in the ordinary course of its business.  An individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Manager of the Company if such individual is, at the time of initial appointment or at any time while serving as an Independent Manager of the Company, an independent director, member or manager of a “special purpose entity” affiliated with the Company (other than any mezzanine borrower).  For purposes of Section 9.5(a) of the SPE Organizational Documents, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve the entity’s separateness that are substantially similar to those of the Company, and that provide, inter alia, that it: (a) is organized for the limited purpose of owning and operating certain property or, in a securitization context, the limited purpose of issuing mortgage or asset-backed securities; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf without the consent of two persons who meet the definition of and serve as “Independent Managers” with respect to the entity in question and (d) shall conduct itself in accordance with certain “separateness covenants” substantially similar to those set forth in Section 22 of the SPE Organizational Documents.

“Intended Use” means the use of the Properties, but not including any undeveloped land, as a hotel, and uses related thereto, including, but not limited to: meeting room rental; providing food service, food and toiletry pantries, room service, lounge, bar, receptions and similar services; business centers; valet services; and laundry and drycleaning.

“Joinder Party” shall have the meaning provided in the Joinder and Consent attached to this Agreement.

“Late Fees” has the meaning set forth in the Note.

“Lease” means any lease, license, letting, concession, occupancy agreement or other agreement (whether written or oral and whether now or hereafter in effect), existing as of the Closing Date or hereafter entered into by the SHP Subsidiaries or Borrower or any other Loan Party, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Properties, and every modification, amendment or other agreement relating to such lease or other agreement entered into in connection with such lease or other agreement and all agreements related thereto, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lease Guaranty” means any guaranty or surety for the obligations of a tenant under the Lease, including any letter of credit.

“Lender” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Lender Termination Request” has the meaning set forth in Section 5.5(c) of this Agreement.

“Lender’s Closing Expenses” means all out-of-pocket fees, costs and expenses and disbursements of Administrative Agent, Lender and Servicer including all Professional Fees incurred by Lender or Servicer, in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender’s Liens in the Collateral (including fees and expenses for title and lien searches and filing and recording fees, intangible taxes, personal property taxes, due diligence expenses, travel expenses, costs of appraisals, environmental reports, surveys and engineering reports), and (iii) all due diligence expenses incurred in connection with the review and approval of the title, survey, the Senior Loan Documents, Leases and other documents required to be reviewed by Lender in connection with the underwriting, approval and closing of the Loan.

“Lender Transfer” has the meaning set forth in Section 11.18(a) of this Agreement.

“Lien” means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the applicable Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances).

“Lithia Springs Property” means the property known as the Lithia Springs Springhill Suites, located at 960 Bob Arnold Boulevard, Lithia Springs, Georgia.

“Loan” has the meaning provided in Section 1.1 of this Agreement.

“Loan Expenses” has the meaning set forth in Section 11.21 of this Agreement.

“Loan Documents” means the documents set forth in Section 2.1 of this Agreement and any and all other documents, instruments and agreements now existing or hereafter entered into, evidencing, securing or otherwise relating to the Loan, together with any Amendments thereto.

“Loan Party” means each of the Borrower, SHP Subsidiaries, and the Guarantor.

“Lockbox Account” means collectively, the ECF Reserve Account A and ECF Reserve Account B.

“Lockbox Bank” shall mean the First National Bank of Omaha or such other Eligible Institution as Lender may approve from time to time.

“Losses” means any and all claims, suits, liabilities (including strict liabilities and contingent liabilities), actions, proceedings, obligations, debts, damages, losses, costs (including any and all costs and expenses incurred in the preservation, restoration and protection of the Collateral and other security for the Loan), expenses, diminution in value of the Collateral or other security for the Loan, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, consequential or punitive damages, lost profit and damages, costs and expenses of whatever kind or nature (including Professional Fees and other costs of defense) arising out of, incurred because of, or related to, any Recourse Event. Without limiting the foregoing, Losses shall specifically include (i) any amount expended by Lender to cure, rectify or remedy any Recourse Event or any consequence thereof, (ii) the amount of any Indebtedness of the SHP Subsidiaries or Borrower paid by Lender which is not Permitted Debt and (iii) any and all costs and expenses incurred by Lender in the preservation, restoration and protection of the Collateral and other security for the Loan.

“Loss Proceeds” has the meaning set forth in Section 5.7(c) of this Agreement.

“Management Agreements” has the meaning set forth in Section 5.5(a) of this Agreement.

“Manager Termination Notice.” has the meaning set forth in Section 5.5(c) of this Agreement.

“Manager’s Subordination” means that certain Subordination of Management Agreement dated as of March 5, 2007 between the Approved Manager and Initial Lender.

“Material Adverse Change” means the occurrence of any event or the failure of any event to occur which has a material adverse effect upon (i) the business, operations, assets or condition (financial or otherwise) of any Loan Party, (ii) the ability of any Loan Party to perform, or of Lender to enforce, any material provision of the Loan Documents, (iii) the value or use of the Properties or the operation thereof, (iv) the validity, priority or enforceability of any of the Loan Documents or the ability of the Lender to enforce Lender’s legal remedies under the Loan Documents, or (v) the Loan.

“Material Adverse Effect” means a material adverse effect upon (i) the business operations, assets or condition (financial or otherwise) of any Loan Party, (ii) the ability of any Loan Party to perform any material provision of the Loan Documents or the ability of the Lenders to enforce any material provision of the Loan Documents, or (iii) the value or use of the Properties or the operation thereof, (iv) the validity, priority or enforceability of any of the Loan Documents or the ability of the Lender to enforce Lender’s legal remedies under the Loan Documents, or (v) the Loan.

“Material Agreement” means all agreements entered into by a Loan Party (i) affecting or relating to any individual Property requiring the payment of more than $50,000 in payments or liability in any annual period, (ii) requiring the payment of $3,000,000 or more in the aggregate in payments or liability, or (iii) which is not cancelable without penalty or premium on no more than thirty (30) days notice other than the Management Agreements and the Leases. Notwithstanding the foregoing, the Senior Loan Documents shall not be included in the definition of Material Agreements.

“Maturity Date” means the first to occur of (i) the Scheduled Maturity Date, as the same may be extended in accordance with the provisions of Section 1.6 of this Agreement and (ii) the date on which the Debt becomes due and payable pursuant to the provisions of the Loan Documents (whether by acceleration or otherwise).

“Minimum Principal Amortization” has the meaning set forth in Section 1.7(x).

“Moody’s” means Moody's Investors Service, Inc. and its successors.

“Note” has the meaning set forth in Section 2.1 of this Agreement.

“Net Operating Income” means the consolidated gross income of Borrower and all entities owned directly or indirectly by Borrower, less actual operating expenses including the pro-rata portion of income from entities and/or properties owned in part directly or indirectly by Borrower) for the immediately preceding twelve (12) months, less the income from all Properties sold within the immediately preceding 12 months.

“Non-Collateral Properties” means Properties owned directly by the Borrower and not subject to a First Mortgage or Second Mortgage and Properties owned by a SHP Subsidiaries, Summit Group of Scottsdale, AZ, LLC, or SPE Owner and not subject to either (i) a First Mortgage or Second Mortgage or (ii) a pledge to Administrative Agent for the benefit of the Lenders of the membership interests in such Affiliate.

“Obligations” has the meaning provided in Section 2.2 of this Agreement.

“Officer’s Certificate” means written certification addressed to Lender with respect to a particular matter made by an individual authorized to act on behalf of Borrower and, to the extent applicable, any authorized Person with respect to any Loan Party. Without limiting the foregoing, if the individual signing the certificate is doing so on behalf of a corporation, then such individual shall hold the office of President, Executive Vice President, Senior Vice President, Vice President, Chief Financial Officer or Chief Accounting Officer (or the equivalent) with respect to such corporation. Any such certificate may be based, insofar as it relates to legal, accounting, architectural or engineering matters or matters customarily dealt with by experts, upon the written advice of counsel, an accountant, architect, engineer or such expert, as applicable, provided the individual signing the certificate believes in good faith that such reliance is justified.

“Organizational Documents” shall mean (i) with respect to a corporation, such Person’s certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person’s authorized shares of capital stock, (ii) with respect to a partnership, such Person’s certificate of limited partnership, partnership agreement, voting trusts or similar arrangements applicable to any of its partnership interests, (iii) with respect to a limited liability company, such Person’s certificate of formation, limited liability company agreement or other document affecting the rights of holders of limited liability company interests, and (iv) any and all agreements between any constituent member, partner or shareholder of the Person in question, including any contribution agreement or indemnification agreements. In each case, “Organizational Documents” shall include any indemnity, contribution, shareholders or other agreement among any of the owners of the entity in question.

“Other Charges” has the meaning set forth in Section 5.12(a) of this Agreement.

“Ownership Chart” has the meaning set forth in Section 3.1(l) of this Agreement.

“Ownership Interest” means (i) any ownership interest in the Properties or (ii) any ownership interest in a Loan Party, direct or indirect, contingent or fixed, at any level or any tier, of any nature whatsoever, whether in the form of a partnership interest, stock interest, membership interest, equitable interest, beneficial interests, profit interest, loss interest, voting rights, control rights, management rights or otherwise.

“Owner’s Title Insurance Policy” means, with respect to the Properties, each title insurance policy insuring a Loan Party’s, or its affiliate’s as applicable, fee or leasehold interest in a given Property.

“Payment Date” has the meaning set forth in the Note

“Permitted Debt” means (A) the Senior Loan; (B) Taxes and Other Charges not yet delinquent, (C) Trade Payables and accrued expenses customarily paid within 30 days of incurrence, which are incurred in the ordinary course of Borrower or SHP’ Subsidiaries’ ownership and operation of the Properties, in amounts reasonable and customary for similar properties and otherwise in accordance with the Annual Budget and at no time in excess of: (i) $15,000,000 in the aggregate for all outstanding Trade Payables which are in fact no more than 30 days outstanding, (ii) $10,000,000 in the aggregate for all outstanding Trade Payables which are in fact outstanding for greater than 30 days but no more than 45 days, and (iii) $5,000,000 in the aggregate for all outstanding Trade Payables which are in fact outstanding for more than 45 days but no more than 90 days; provided that all outstanding Trade Payables may not exceed $15,000,000 in the aggregate at any one time; (D) equipment, machinery, furniture and vehicle leases up to an aggregate amount of $15,000,000 (collectively, “Equipment Debt”); and (E) such other unsecured indebtedness approved by Lender in writing in Lender’s sole and absolute discretion, (F) notes payable to Guarantor or Affiliates resulting from any and all advances to Borrower for purposes including, but not limited to, the purchase of real estate, the funding of construction or remodeling, and the financing of operations, all in the ordinary course of business and in accordance with the Annual Budget and (G) sums outstanding on the date hereof under certain loan facilities from the First National Bank of Omaha as more particularly described on Exhibit L together with sums outstanding from time to time as a result of draws by General Electric Capital Corporation on certain letters of credit issued by the First National Bank of Omaha for the benefit of General Electric Capital Corporation existing on the date hereof (and replacements of the same) provided any such outstanding amounts do not remain unsecured for a period exceeding 90 days, and any further amounts advanced thereunder with the prior written consent of Lender; provided that all such current and future outstanding amounts are at all times be secured by first mortgages in favor of such Senior Lender.

“Permitted Environmental Use” means, so long as no release thereof occurs, the use or temporary storage of Hazardous Materials at the Properties compliance with all Environmental Laws in the ordinary course of the use of the Properties and (B) of a type and in such quantities which would not and could not impair the use of the Properties or any portion thereof or the value of the Properties or any portion thereof should any release of such Hazardous Materials occur.

“Permitted Exceptions” means (a) the lien of real property taxes, ground rents, water charges, sewer rents and assessments, in each case not yet delinquent; (b) the exceptions set forth in Exhibit F, none of which, individually or in the aggregate, materially interferes with the current use of the Properties or the validity, enforceability, or perfection of any security intended to be provided by the Loan Documents or with the Borrower’s ability to pay its obligations when they become due, or the value of the Properties; (c) the mortgages, security agreements, encumbrances and liens pursuant to, and such other title encumbrances, easements and covenants of record which are “permitted exceptions” under, the Senior Loan; (d) Liens permitted pursuant to Section 5.12(a); and (e) liens incurred pursuant to Permitted Debt, unless otherwise prohibited herein.

“Permitted Lien” shall mean the Liens created by the Loan Documents and the Senior Loan Documents and any Lien evidencing a Permitted Exception or Permitted Debt.

“Person” means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint- stock company, bank, trust, land trust, estate, association, joint stock company, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Personal Property” shall have the meaning set forth in Section 5.11 of this Agreement.

“Pledge and Security Agreement” has the meaning set forth in Section 2.1 of this Agreement.

“Policies” has the meaning provided in Section 5.6(a) of this Agreement.

“Professional Fees” means all reasonable fees, costs and expenses of attorneys (including reasonable fees billed for law clerks, paralegals and others not admitted to the bar but performing services under the supervision of an attorney and customarily billed to clients and for witness fees and court costs), accountants, appraisers, advisors and consultants and, in each case, including document reproduction expenses, cost of exhibit preparation, courier charges and postal and communication expenses and their other out-of-pocket expenses. The term includes fees and expenses incurred after the filing of a voluntary or involuntary petition under any Bankruptcy Law.

“Project Budget” has the meaning set forth in Section 4.2 of this Agreement.

“Properties” has the meaning provided in the Recitals to this Agreement.

“Property” has the meaning provided in the Recitals to this Agreement.

“Protective Advances” has the meaning set forth in Section 11.21(b) of this Agreement.

“Recourse Event” shall have the meaning set forth in Section 10.3 of this Agreement.

“Restoration” shall have the meaning set forth in Section 5.7(a) of this Agreement.

“Requisite Lenders” means Lenders having more than 66.67% of the Percentage Interest of the principal amount of the Loan then outstanding.

“S&P” means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Scheduled Maturity Date” means March 5, 2011. If such Scheduled Maturity Date is not a Business Day, such Scheduled Maturity Date shall be the next succeeding Business Day.

“Second Mortgage” means that certain second priority mortgage or deed of trust, as applicable, in favor of Lender, subject only to Permitted Exceptions, dated as of the Amendment, executed and delivered by the SH V as security for the Loan and encumbering the Lithia Springs Property as such may be amended, consolidated, split, spread, severed, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time.

“Security Deposits” has the meaning set forth in Section 5.4(e) of this Agreement.

“Security Instrument” has the meaning set forth in Section 2.1(f) of this Agreement.

“Senior Lender” shall mean the lenders set forth in the Senior Loan Documents. In addition, the term “Senior Lender” shall also include any other Person who has or acquires a direct interest in the Senior Loan; provided that all references to the consent or approval of the Senior Lender means the requisite Person or Persons having the right to consent or approve the same under the Senior Loan Documents.

“Senior Loan” means all loans pursuant to the Senior Loan Agreements set forth on Exhibit L to this Agreement, together with any amendments, renewals or replacements thereof and all other mortgage financing on the Properties and other real estate acquired or constructed by Borrower or SHP Subsidiaries subsequent to the date hereof.

“Senior Loan Agreements” means the agreements (and in some cases, mortgages or deeds of trust) set forth on Exhibit L to this Agreement evidencing, securing or relating to the Senior Loan, together with any Amendments thereto, amendments, renewals or replacements thereof and all other agreements evidencing the material terms of all mortgage financings on the Properties and other real estate acquired or constructed by any Loan Party subsequent to the date hereof.

“Senior Loan Documents” means any and all ancillary documents and related agreements executed in connection with the Senior Loan Agreements.

“Servicer Fee” has the meaning set forth in Section 11.22 of this Agreement.

“SH I” has the meaning provided in the Recitals to this Agreement.

“SH II” has the meaning provided in the Recitals to this Agreement.

“SH III” has the meaning provided in the Recitals to this Agreement.

“SH IV” has the meaning provided in the Recitals to this Agreement.

“SH V” has the meaning provided in the Recitals to this Agreement.

“SHP Subsidiaries” means collectively, SH I, SH II, SH III, SH IV, SH V, and SPE Owner, and each individually, an “SHP Subsidiary.

“SHP Subsidiary Properties” has the meaning provided in the Recitals to this Agreement.

“Single Purpose Entity” means a limited liability company or limited partnership or a corporation which (a) is organized solely for the purpose of, has not engaged and will not engage in any business unrelated to, and has not and will not have any assets other than those related to, the development, construction, ownership, maintenance and operation of the Properties or the direct or indirect ownership of equity interests in the SHP Subsidiaries or Borrower (as applicable); ); and (b) such entity shall not:

(A)           engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of the Properties, and entering into the Loan, and activities incidental thereto;

(B)           acquire or own any material assets other than (i) the Properties, and (ii) such incidental personal property as may be necessary for the operation of the Properties, as the case may be;

(C)           merge into or consolidate with any person or entity or transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, or, to the fullest extent permitted by law, dissolve, terminate or liquidate in whole or in part;

(D)           (i) fail to observe its organizational formalities or preserve its existence as an entity duly formed, validly existing and in good standing under the laws of the State of Delaware, and its qualification to do business in the States where the Properties are located, if applicable, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of the Certificate of Formation or this Agreement;

(E)           own any subsidiary or make any investment in, any person without the prior written consent of the respective Senior Lender;

(F)           commingle its assets with the assets of any of its members, affiliates, principals or of any other person in a way that would prevent identification and separation of the such entity’s assets or fail to use its own separate stationery, telephone number, invoices and checks, provided, however, the day to day operations, management and administration of the Properties shall be performed by property manager, as agent of such entity, pursuant to the Management Agreement;

(G)           incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the respective Senior Loan and those debts permitted by the respective Senior Loan Documents, except for trade payables in the ordinary course of its business of owning and operating the Properties, provided that such debt (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred, (iii) does not exceed, in the aggregate, four percent (4%) of the outstanding principal balance of the indebtedness incurred pursuant to the respective Senior Loan, and (iv) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances;

(H)           become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;

(I)            (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, principals and affiliates of such entity and any other person, including the affiliates of a member or principal of such entity, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other person, provided, however, that such entity’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an affiliate, provided, further, that such consolidated financial statements contain a footnote indicating that such entity is a separate legal entity and that it maintains separate books and records, or (iii) include the assets or liabilities of any other person on its financial statements;

(J)            enter into any contract or agreement with any member, general partner, principal or affiliate of such entity, guarantor or any member, general partner, principal or affiliate thereof (other than a business management services agreement with an affiliate of such entity, provided that (i) such agreement is acceptable to the respective Senior Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of such entity, and (iii) the agreement meets the standards set forth in this subsection (J) following this parenthetical), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any member, general partner, principal or affiliate of such entity, guarantor or any member, general partner, principal or affiliate thereof;

(K)           to the fullest extent permitted by law, seek the dissolution or winding up in whole, or in part, of such entity;

(L)            fail to correct any known misunderstandings regarding the separate identity of such entity, or any member, principal or affiliate thereof or any other person;

(M)          guarantee or become obligated for the debts of any other person or hold itself out to be responsible for the debts of another person, except as may be set forth under the Omaha Loan Agreement and documents associated therewith;

(N)           make any loans or advances to any third party, including any member, general partner, principal or affiliate of such entity, guarantor or any member, general partner, principal or affiliate thereof, or acquire obligations or securities of any member, general partner, principal or affiliate of such entity, guarantor or any member, general partner, or affiliate thereof;

(O)           fail to file its own tax returns or be included on the tax returns of any other person except as required by applicable law;

(P)            fail either to hold itself out to the public as a legal entity separate and distinct from any other person or to conduct its business solely in its own name or a name franchised or licensed to it by a person other than an affiliate of such entity or guarantor and not as a division or part of any other person, provided, however, the day to day operations, management and administration of the Properties shall be performed by property manager, as agent of such entity, pursuant to that certain Management Agreement; (i) mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that such entity is responsible for the debts of any third party (including any member, general partner, principal or affiliate of such entity, guarantor or any member, general partner, principal or affiliate thereof);

(Q)           fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(R)           share any common logo with or hold itself out as or be considered as a department or division of (i) any principal, member or affiliate of such entity, (ii) any affiliate of a principal or member, or (iii) any other person, provided, however, the day to day operations, management and administration of the Properties shall be performed by property manager, as agent of such entity, pursuant to that certain Management Agreement;

(S)            fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

(T)           pledge its assets for the benefit of any other person other than with respect to the Loan;

(U)           fail to maintain a sufficient number of employees in light of its contemplated business operations;

(V)           fail to hold its assets in its own name in a way that would prevent identification and separation of such entity’s assets;

(W)          have any of its obligations guaranteed by an affiliate except guarantor in connection with the respective Senior Loan; or

(X)           fail at any time to have at least two (2) independent managers.

Notwithstanding the above, to the extent that an SHP Subsidiary in existence on the date hereof is required to be a “single purpose entity” by a Senior Loan, the restrictions and requirements upon the respective SHP Subsidiaries as Single Purpose Entities are as set forth in the Organization Documents of such SHP Subsidiaries.

“SPE Owner” means, one or more newly formed, Single Purpose Entities formed solely for the purpose of acquiring and owning Properties, and each subject to the pledge described in Sections 4.2(k) and 4.3(K) hereof. It is expressly agreed and understood that Borrower may form more than one SPE Owner. Each SPE Owner may own one or more property and Borrower may transfer Properties among SPE Owners upon notice to Lender. Lender agrees to reasonably cooperate with Borrower to facilitate such transfers among SPE Owners.

“Subdivision Map” shall have the meaning provided in Section 5.10 of this Agreement.

“Survey” means, with respect to the Properties, a current title survey of the Properties, certified to each Title Company and Lender and their successors and assigns, that (i) is in form and content satisfactory to Lender; (ii) is prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA, NSPS and ACSM in 1999; (iii) and includes the following additional Table A items: 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11; (iv) reflects the same legal description contained in the Owner’s Title Insurance Policy; and (v) contains a certification in form and substance reasonably acceptable to Lender, including a certification that no portion of the Properties lies within a flood plain.

“Sweep Event” shall mean the occurrence and continuance of an Event of Default or Unmatured Default.

“Taxes” has the meaning set forth in Section 5.12(a) of this Agreement.

“Title Company” means LandAmerica Commercial Services.

“Trade Payables” means unsecured amounts payable by or on behalf of SHP Subsidiaries or any other Loan Party for or in respect of the operation of the Properties in the ordinary course, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties, Borrower or the SHP Subsidiaries.

“Transfer” means any transaction, transfer, sale (including pursuant to a right of re-purchase), assignment, conveyance, mortgage, pledge, hypothecation, encumbrance or other disposition, directly or indirectly, but not including such transactions pursuant to the Permitted Encumbrances, Permitted Debt or Permitted Liens, of (A) the Properties or any portion thereof or (B) any Ownership Interest of any Loan Party.

“UCC Searches” means UCC searches of the SHP Subsidiaries, Borrower, and Guarantor in such jurisdictions as Lender shall specify, covering personal property, fixtures, federal and state tax liens, pending suits, bankruptcy, judgments, and which shall show that all Financing Statements have been duly filed.

“Uniform Commercial Code” means the Uniform Commercial Code in effect in any applicable jurisdiction.

“Unmatured Default” means an event, condition or circumstance, the occurrence or existence of which shall, upon the giving of notice or the passage of time, or both, constitute an Event of Default.

EXHIBIT C

(Litigation)

1)	Joel Christopherson & Celeste Christopherson for Jace Christopherson vs. The Summit Group, Inc.

2)	Hollen Fowler vs. Jay Gruell and The Summit Group, Inc.

3)	James Meyer vs. The Summit Group, Inc.

4)	Teche Electric Supply, LLC vs. Darrell’s Electric, Inc; Summit Hotel Properties, LLC; McSpadden Development Corporation

5)	Julie Smithson vs. The Summit Group, Inc.

6)	Phyllis Silver & Abraham Silver vs. The Summit Group, Inc.

7)	Patricia Webb-Perryman vs. The Summit Group, Inc.

8)	Peter Poulos vs. Summit Hotel Properties, LLC; The Summit Group, Inc.; Trent Peterson (civil case)

9)	Peter Poulos vs. Summit Hotel Properties, LLC; The Summit Group, Inc.; et al (US Department of Labor)

EXHIBIT D

(Ownership Chart)

Ownership of Summit Hotel Properties, LLC (Borrower) as of December 31, 2009

Class of Ownership/Owners		Sharing Ratio
Class A Members
Over 650 members in aggregate		41.7%

Class A-1 Members
Over 450 members in aggregate		7.4%

Class B Members
The Summit Group, Inc.	4.2428%
Paul A. Schock	0.0228%
Craig J. Aniszewski	0.0779%
Schock Financial Services, Inc.	1.0030%
Bluestem Capital Company, LLC	0.1758%
Kirby Capital Corp.	0.0042%
Jennifer L. Larsen	0.0280%
Other 14 members in aggregate	1.8165%
Total	7.369%

Class C Members
The Summit Group, Inc.		43.5%
		100.0000%

Ownership of Summit Hospitality I, LLC
Sole Member
Summit Hotel Properties, LLC		100.0000%

Ownership of Summit Hospitality V, LLC
Sole Member
Summit Hotel Properties, LLC		100.0000%

Ownership of Summit Group of Scottsdale, AZ LLC
Summit Hotel Properties, LLC		49.0000%
Summit Hospitality of Scottsdale, AZ LLC		36.0000%
Gary Tharaldson		15.0000%

EXHIBIT E

(Required Consents)

•	Summit Hotel Properties, LLC Board of Managers
•	Summit Hospitality V, LLC Board of Managers
•	Summit Hospitality I, LLC Board of Managers
•	The Summit Group, Inc. Board of Directors
•	First National Bank of Omaha
•	Metabank
•	Chambers Bank
•	BNC National Bank

EXHIBIT F

(Permitted Exceptions)

Each of the exceptions listed on Schedule B-II to each of the lender’s policies of title insurance issued in favor of the Administrative Agent with respect to the Collateral Properties subject to a Lien in favor of Lender.

EXHIBIT J

(Material Agreements)

Franchise Agreements

Property Location	Brand	Franchise
Salina KS	Comfort Inn	Comfort Inn Franchise Agreement (Choice) *
Bloomington MN	Cambria Suites	Choice Hotels International, Inc. Franchise Agreement
Twin Falls ID	Comfort Inn & Suites	Comfort Inn & Suites Franchise Agreement (Choice)
Bloomington MN	Hampton Inn & Suites	Franchise License Agreement (Hilton)
San Antonio TX	Cambria Suites	Choice Hotels International, Inc. Franchise Agreement
Ft. Worth TX	Hampton Inn & Suites	Franchise License Agreement (Hilton)
Salina KS	Fairfield Inn	Fairfield Inn Franchise Agreement (Marriott) *
Ft. Smith AR	Comfort Inn	Comfort Inn Franchise Agreement (Choice) *
Emporia KS	Fairfield Inn	Fairfield Inn Franchise Agreement (Marriott) *
Boise ID	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott) *
Boise ID	Hampton Inn	Franchise License Agreement (Hilton) *
Lakewood CO	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott) *
Lakewood CO	Comfort Suites	Comfort Inn Franchise Agreement (Choice) *
Spokane WA	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott) *
Denver CO	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott) *
Denver CO	Springhill Suites	Springhill Suites by Marriott Franchise Agreement (Marriott)
Provo UT	Hampton Inn	Franchise License Agreement (Hilton) *
Missoula MT	Comfort Inn	Comfort Inn Franchise Agreement (Choice) *
Ft. Collins CO	Hampton Inn	Franchise License Agreement (Hilton) *
Bellevue WA	Fairfield Inn	Fairfield Inn Relicensing Franchise Agreement (Marriott) *
Sandy UT	Holiday Inn Express & Suites	Holiday Inn Express Hotel & Suites Hotel Conversion License Agreement
Ft. Collins CO	Hilton Garden Inn	Franchise License Agreement (Hilton)
Jackson, MS	Residence Inn	Residence Inn by Marriott Franchise Agreement (Marriott)
Vernon Hills IL	Holiday Inn Express	Holiday Inn Express Hotel Conversion License Agreement
Ft. Worth TX	Comfort Suites	Choice Hotels International Inc Franchise Agreement (Choice) *
Twin Falls ID	Holiday Inn Express & Suites	License Agreement (IHG)
Lewisville TX	Fairfield Inn	Fairfield Inn Franchise Agreement (Marriott) *
Emporia KS	Holiday Inn Express	License Agreement (IHG) *
Charleston WV	Country Inn & Suites	License Agreement (Carlson) *
Charleston WV	Comfort Suites	Choice Hotels International Inc Franchise Agreement (Choice) *
Medford OR	Hampton Inn	Franchise License Agreement (Hilton) *

EXHIBIT J (continued)

Property Location	Brand	Franchise
Baton Rouge LA	Cambria Suites	Choice Hotels International, Inc. Franchise Agreement
Ft. Smith AR	Aspen Hotel & Suites	NONE
Denver CO	Hampton Inn	Franchise License Agreement (Hilton) *
Baton Rouge LA	Fairfield Inn	Fairfield Inn Franchise Agreement (Marriott)
Baton Rouge LA	SpringHill Suites	Springhill Suites Franchise Agreement (Marriott)
Baton Rouge LA	TownePlace Suites	TownePlace Suites by Marriott Franchise Agreement (Marriott)
Lithia Springs GA	SpringHill Suites	Springhill Suites by Marriott Franchise Agreement (Marriott)
Little Rock AR	SpringHill Suites	Springhill Suites by Marriott Franchise Agreement (Marriott)
Nashville TN	SpringHill Suites	Springhill Suites by Marriott Franchise Agreement (Marriott)
Twin Falls ID	Hampton Inn	Franchise License Agreement (Hilton)
Germantown TN	Courtyard by Marriott	Courtyard by Marriott Relicensing Franchise Agreement (Marriott)
Jackson MS	Courtyard by Marriott	Courtyard by Marriott Relicensing Franchise Agreement (Marriott)
Boise ID	Holiday Inn Express	Holiday Inn Express Hotel Change of Ownership License Agreement (IHG)
Germantown TN	Fairfield Inn	Fairfield Inn by Marriott Relicensing Franchise Agreement (Marriott)
Germantown TN	Residence Inn	Residence Inn Relicensing Franchise Agreement (Marriott)
Memphis TN	Courtyard by Marriott	Courtyard by Marriott Relicensing Franchise Agreement (Marriott)
Missoula MT	Courtyard by Marriott	Courtyard by Marriott Franchise Agreement (Marriott)
El Paso TX	Hampton Inn & Suites	Franchise License Agreement (Hilton)
Ft. Smith AR	Hampton Inn	Franchise License Agreement (Hilton)
Ft. Wayne IN	Hampton Inn	Franchise License Agreement (Hilton)
Ft. Wayne IN	Residence Inn	Residence Inn by Marriott Relicensing Franchise Agreement (Marriott)
Atlanta GA	Hyatt	Franchise Agreement (Amerisuites)
Boise ID	Cambria Suites	Choice Hotels International, Inc. Franchise Agreement
Flagstaff AZ	Courtyard by Marriott	Courtyard by Marriott Franchise Agreement (Marriott)
Jacksonville FL	Aloft	aloft Hotels New Build License Agreement (Starwood)
Jacksonville FL	Holiday Inn	Holiday Inn Hotel New Development License Agreement (IHG)
Las Colinas TX	Hyatt Place	Hyatt Place Hotel Franchise Agreement
Las Colinas TX	Holiday Inn Express & Suites	Holiday Inn Express & Suites Hotel Conversion License Agreement (IHG)
Ridgeland, MS	Staybridge Suites	Staybridge Suites Hotel License Agreement (IHG)
Portland, OR	Hyatt Place	Hyatt Place Hotel Franchise Agreement
Portland, OR	Residence Inn	Residence Inn by Marriott Franchise Agreement (Marriott)
Ft. Myers FL	Hyatt Place	Hyatt Place Hotel Franchise Agreement
Flagstaff AZ	Springhill Suites	Springhill Suites by Marriott Franchise Agreement (Marriott)

J-2

Houston TX	Springhill Suites	Springhill Suites by Marriott Franchise Agreement (Marriott)
San Antonio (Broadway) TX	Homewood Suites	Franchise License Agreement Homewood Suites by Hilton
Boise ID	Holiday Inn Express & Suites	Holiday Inn Express & Suites Hotel New Development License Agreement
San Antonio (Legacy) TX	Hilton Garden Inn	Franchise License Agreement Hilton Garden Inn (Hilton)
Missoula MT	Fairfield Inn	Fairfield Inn & Suites by Marriott Franchise Agreement (Marriott)
El Paso TX	Courtyard by Marriott	Courtyard by Marriott Franchise Agreement (Marriott)
El Paso TX	Hampton Inn & Suites	Hampton Inn & Suites Franchise Agreement (Hilton)
Spokane WA	Courtyard by Marriott	Courtyard by Marriott Franchise Agreement (Marriott)
Spokane WA	Springhill Suites	Springhill Suites by Marriott Franchise Agreement (Marriott)
Twin Falls, ID	Courtyard by Marriott	Courtyard by Marriott Franchise Agreement (Marriott)

*	Agreements were assigned to Summit Hotel Properties, LLC via Assignment and Assumption Agreements executed prior to the Summit Hotel Properties, LLC roll-up March 1, 2004.

Other Material Agreements

Property Location	Description
Fort Smith, AR	Ground lease for Fort Smith, AR Hampton Inn
Fort Smith, AR	Ground lease for Fort Smith, AR Comfort Inn
Portland, OR	Ground lease for Portland, OR Hyatt Place
Portland, OR	Ground lease for Portland, OR Residence Inn

J-3

EXHIBIT L

(Senior Loan Agreements)

Lehman Brothers Bank – 25 Hotels - $88,000,000

1.	Loan Agreement – Summit Hospitality I, LLC, Borrower
2.	Deed of Trust/Mortgage, Security Agreement Financing Statement and Fixture Filing (seventeen separate documents securing the respective properties financed by the lender)

ING Life Insurance – 6 Hotels - $34,150,000

1.	Deed of Trust, Security Agreement Financing Statement and Fixture Filing (six separate documents securing the respective properties financed by the lender)
2.	Construction Loan Agreement
3.	Side Letter, dated January 29, 2007

ING Life Insurance - 8 Hotels - $36,600,800

1.	Deed of Trust, Security Agreement Financing Statement and Fixture Filing (eight separate documents securing the respective properties financed by the lender)
2.	Loan Agreement
3.	Side Letter, dated January 29, 2007
4.	First Modification of Loan Agreement dated April 24, 2007
5.	Side Letter dated April 24, 2007

ING Life Insurance - Jackson, MS Residence Inn

1.	Mortgage, Security Agreement Financing Statement and Fixture Filing (First Priority)
2.	Deed of Trust, Security Agreement Financing Statement and Fixture Filing (five separate documents securing a Second Priority on the respective properties financed under the $34,150,000 transaction)
3.	Construction Loan Agreement
4.	Side Letter, dated January 29, 2007

ING Life Insurance - Fort Collins, CO Hilton Garden Inn & Suites

1.	Deed of Trust, Security Agreement Financing Statement and Fixture Filing (First Priority)
2.	Deed of Trust, Security Agreement Financing Statement and Fixture Filing (five separate documents securing a Second Priority on the respective properties financed under the $36,600,800 transaction)
3.	Construction Loan Agreement
4.	Side Letter, dated January 29, 2007

CHAMBERS Bank – Ft. Smith, AR Aspen Hotel & Suites

1.	Promissory Note
2.	Mortgage
3.	Modification of Mortgage (6/24/2008) – Maturity Date Extension
4.	Notice of Final Agreement

5.	Change in Terms Agreement (6/24/2008)

METABANK – Boise, ID Cambria Suites

1.	Commercial Loan Agreement
2.	Commercial Debt Modification Agreement (4/27/2006)
3.	Commercial Debt Modification Agreement (12/1/2006)
4.	Commercial Debt Modification Agreement (3/10/2009)
5.	Real Estate Deed of Trust
6.	Real Estate Deed of Trust – Lithia Springs, GA Springhill Suites
7.	Construction Loan Disbursement Agreement

M & I Marshall and Ilsley Bank – Bloomington, MN Hampton Inn & Suites

1.	Loan Agreement
2.	First Amendment to Loan Agreement, Note, and Collateral Security Documents (12/31/08)
3.	Real Estate Mortgage, Security Agreement and Financing Statement and Assignment of Leases and Rents
4.	Disbursing Agreement

M & I Marshall and Ilsley Bank – Bloomington, MN Cambria Suites

1.	Loan Agreement
2.	First Amendment to Loan Agreement, Note, and Collateral Security Documents (12/31/08)
3.	Real Estate Mortgage, Security Agreement and Financing Statement and Assignment of Leases and Rents
4.	Disbursing Agreement

BNC National Bank – Fort Worth, TX Hampton

1.	Construction and Term Loan Agreement
2.	Senior Lien Note
3.	Addendum A To Construction And Term Loan Agreement
4.	Construction Deed of Trust, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents

BNC National Bank – Twin Falls, ID Holiday Inn Express & Suites

1.	Promissory Note
2.	Construction and Term Loan Agreement
3.	Deed of Trust, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents

First National Bank of Omaha – Credit Pool

1.	First Amended and Restated Loan Agreement
2.	Deed of Trust – Germantown, TN Courtyard
3.	Deed of Trust – Jackson, MS Courtyard
4.	Deed of Trust – Atlanta, GA Hyatt Place
5.	Deed of Trust – Las Colinas, TX Hyatt Place
6.	Deed of Trust – Las Colinas, TX Holiday Inn Express
7.	Deed of Trust – Ridgeland, MS Staybridge Suites

First National Bank of Omaha – Acquisition Line

1.	Amended and Restated Loan Agreement
2.	Mortgage – Jacksonville, FL Aloft
3.	Deed of Trust – Flagstaff, AZ Springhill Suites

General Electric Capital Corporation – Baton Rouge, LA Cambria Suites

1.	Amended and Restated Promissory Note
2.	Loan Agreement
3.	Loan Modification Agreement (December 2008)
4.	Disbursement Agreement
5.	Mortgage, Security Agreement, and Collateral Assignment of Leases and Rents

General Electric Capital Corporation – San Antonio, TX Cambria Suites

1.	Amended and Restated Promissory Note
2.	Loan Agreement
3.	Disbursement Agreement
4.	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing

General Electric Capital Corporation – Denver, CO Springhill Suites

1.	Amended and Restated Promissory Note
2.	Loan Agreement
3.	Disbursement Agreement
4.	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing

COMPASS Bank – Flagstaff, AZ Courtyard

1.	Promissory Note Secured by Deed of Trust
2.	Construction Loan Agreement
3.	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing

Bank of the Cascades – Portland, OR Residence Inn

1.	Promissory Note
2.	Construction Loan Agreement
3.	Business Loan Agreement
4.	Commercial Security Agreement
5.	Line of Credit Instrument, Assignment of Rents

Bank of the Ozarks – Portland, OR Hyatt Place

1.	Promissory Note
2.	Construction Loan Agreement
3.	Leasehold Line of Credit Deed of Trust, Security Agreement and Fixture Filing

National Western Life Insurance Company – Scottsdale, AZ Courtyard by Marriott and Springhill Suites

1.	Note(s) Courtyard & Springhill Suites
2.	Deed of Trust, Assignment of Leases and Rents and Security Agreement

EXHIBIT M
Special Assessments for Public Improvements

NONE

EXHIBIT N

(Initial Annual Budget)

As delivered to Administrative Agent on the Closing Date and attached to, and certified by Borrower as of the date hereof pursuant to, the Certificate of Annual Budget.

EXHIBIT O

(List of Required Items)

(a)           All deliverable items described on that certain Closing Checklist attached hereto; together with:

(b)           Endorsement to UCC-9 Insurance Policy adding SH V.

(c)           UCC Searches.  UCC Searches dated not later than five (5) Business Days prior to Closing Date.

(d)          Disbursement Statement.  Detailed closing statement prepared by the Title Company and signed by Borrower.

(e)           Closing Instruction Letter.  Escrow letter, signed by the authorized representative of Borrower, Lender and Title Company, irrevocably instructing Title Company to record and/or file all Collateral Document.

(f)            Leases.  Copies of all executed Leases, certified by the Borrower as being true, correct and complete.

(g)          Approved Management Agreement.  A copy of the Management Agreement certified by Borrower as being true, correct and complete.

(h)           Material Agreements.  A Copy of all Material Agreements as may have already been executed certified by the Borrower as being true, correct and complete.

(i)            Annual Budget.  A copy of the approved Annual Budget.

(j)            Insurance Policies.  The Policies or certified copies thereof satisfying the requirements of Section 5.6 of this Agreement, and evidence that the premiums in respect of such insurance Policies are fully paid, together with endorsements thereto showing Lender as an additional insured and loss payee as set forth in Section 5.6.

(k)           Environmental Report.  The most recent copy of each Environmental Report with respect to each of the Properties.

(l)            Tax Lot.  Evidence satisfactory to Lender that each of the Properties constitutes a separate tax lot or lots for conveyance and real estate tax assessment purposes (except for those lots that are shared lots and identified herein).

(m)          Ownership Chart.  An ownership chart certified by the Borrower depicting the ownership structure of the Borrower, Guarantor and SHP Subsidiaries.

(n)          Organizational Documents.  (i) for each corporate Loan Party:  (A) good standing certificate from state of incorporation and for Borrower and SHP Subsidiaries each state where each Property is located (if different); (B) certified copy of articles of incorporation and bylaws; (C) certified copy of resolutions authorizing the transaction; and (D) certificate of incumbency; and (ii) for any Loan Party that is a limited liability company or limited partnership:  (A) good standing certificate (or equivalent) from state of formation and for Borrower and SHP Subsidiaries each state where each Property is located (if different), (B) certified copy of operating agreement or partnership agreement; (C) articles of organization (or equivalent) certified by the Secretary of State of the State of formation; and (D) certified copy of resolutions authorizing the transaction.

(o)          Opinions.  The Borrower’s Counsel Opinions dated as of the Closing Date.

(p)          Financial Statements.  Financial Statements for the Loan Parties.

O-2

EXHIBIT S

(Financing Statements and Filing Offices)

Document		Filing County/State

1.	UCC Fixture Filing Re: Hyatt Place, Fort Myers	Lee County, FL

2.	UCC Fixture Filing Re: Holiday Inn Balance, Jacksonville	Duval County, FL

3.	UCC Fixture Filing Re: Springhill Suites, Lithia Springs (2nd Lien)	Douglas County, GA

4.	UCC Fixture Filing Re: Courtyard by Marriott, Twin Falls (Harrison Street North)	Twin Falls County, ID

5.	UCC Fixture Filing Re: Holiday Inn Express, Boise	Ada County, ID

6.	UCC Fixture Filing Re: Fairfield Inn, Missoula	Missoula County, MT

7.	UCC Fixture Filing Re: Courtyard by Marriott, El Paso; Hampton Inn & Suites, El Paso	El Paso County, TX

8.	UCC Fixture Filing Re: Springhill Suites, Houston (Harwin Road)	Harris County, TX

9.	UCC Fixture Filing Re: Broadway- Homewood Suites, San Antonio (Gulfmart Drive) and Legacy, San Antonio (East Sonterra Blvd.)	Bexar County, TX

10.	UCC Fixture Filing Re: Courtyard by Marriott, Spokane; Springhill Suites, Spokane	Spokeane County, WA

11.
UCC-3 Assignment of UCC-1 Financing Statement filed 3/9/2007 with SD SOS as File No. 20070680810036 Re: 49% of Debtor’s interest, whether now owned or hereafter acquired,  as a member in and to Summit Hospitality I, LLC, Summit Hospitality II, LLC, Summit Hospitality III, LLC, Summit Hospitality IV, LLC, etc.
SD - Secretary of State

12.
UCC-3 Assignment of UCC-1 Financing Statement filed 12/1/2009 with SD SOS as File No. 20093350810021 Re: 49% of Debtor’s interest, whether now owned or hereafter acquired,  as a member in and to Summit Hospitality V, LLC, etc.
SD - Secretary of State

13.	UCC-1 – Intercompany Pledge of Demand Note and Pledged Indebtedness	SD - Secretary of State

EXHIBIT U

(Tax ID Numbers)

Loan Party	Tax Identification Number
Summit Hotel Properties, LLC	20-0617340
The Summit Group, Inc	46-0417504
Summit Hospitality I, LLC	20-1964424
Summit Hospitality II, LLC	20-2241062
Summit Hospitality III, LLC	20-2241095
Summit Hospitality IV, LLC	20-2241140
Summit Hospitality V, LLC	20-8647259
Summit Group of Scottsdale, Arizona Limited Partnership	83-0356513

EXHIBIT V

Properties with same Tax Lot

Country Inn & Suites and Comfort Suites	Charleston, WV
Comfort Inn and Courtyard by Marriott	Missoula, MT
Comfort Suites and Fairfield Inn	Lakewood, CO
Undeveloped real estate intended for use as Courtyard by Marriott and Springhill Suites by Marriott	Spokane, WA
Undeveloped real estate intended for use as Courtyard by Marriott and Hampton Inn & Suites	El Paso, TX

EXHIBIT W

(Development Properties)

El Paso, TX - Courtyard by Marriott
El Paso, TX - Hampton Inn & Suites
Houston, TX - Springhill Suites
Jacksonville, FL - Holiday Inn Balance
Missoula, MT - Fairfield Inn
San Antonio, TX - Broadway - Homewood Suites
San Antonio, TX - Legacy - TBD (2)
Spokane, WA - Courtyard by Marriott
Spokane, WA - Springhill Suites
Twin Falls, ID - Courtyard by Marriott
Boise, ID - Holiday Inn Express

EXHIBIT X

(Maturing Senior Loan Pay-downs)

Location	Brand	Anticipated Pay Down	Maturity Date

Portland, OR	Residence Inn by Marriott	$1,511,830	9/30/2011

Bloomington, MN	Hampton Inn by Hilton	$676,451	12/31/2010

Bloomington, MN	Cambria Suites	$3,175,727	12/31/2010

Flagstaff, AZ	SpringHill Suites by Marriott	$1,455,000	6/24/2010

Ft. Smith, AR	Aspen Hotel (independent)	$0	6/24/2010

Las Colinas, TX	Holiday Inn Express	$356,000	6/24/2010

Las Colinas, TX	Hyatt Place	$324,000	6/24/2010

Ridgeland, MS	Staybridge Suites	$1,520,000	7/1/2010

	Total	$9,000,000

Schedule A-1

Properties Owned by Summit Hotel Properties, LLC

Bloomington, MN – Cambria Suites
Bloomington, MN – Hampton Inn & Suites
Ft. Worth, TX – Hampton Inn & Suites
Ft. Smith, AR – Comfort Inn
Denver, CO – Springhill Suites
Missoula, MT – Comfort Inn
Sandy, UT – Holiday Inn Express
Ft. Collins, CO – Hilton Garden Inn
Jackson, MS – Residence Inn
Vernon Hills, IL – Holiday Inn Express
Lewisville, TX – Fairfield Inn
Baton Rouge, LA – Cambria Suites
Ft. Smith, AR – Aspen Hotel & Suites
Denver, CO – Hampton Inn
Boise, ID – Holiday Inn Express
Germantown, TN – Fairfield Inn
Germantown, TN – Residence Inn
Memphis, TN – Courtyard by Marriott
Missoula, MT – Courtyard by Marriott
El Paso, TX – Hampton Inn & Suites
Ft. Smith, AR – Hampton Inn
Ft. Wayne, IN – Hampton Inn
Atlanta, GA – Hyatt Place
Boise, ID – Cambria Suites
Flagstaff, AZ – Courtyard by Marriott

Schedule A-2

Properties Owned by SHP Subsidiaries

Summit Hospitality I, LLC
Salina, KS – Comfort Inn
Twin Falls, ID – Comfort Inn & Suites
Salina, KS – Fairfield Inn
Emporia, KS – Fairfield Inn
Boise, ID – Fairfield Inn
Boise, ID – Hampton Inn
Lakewood, CO – Comfort Suites
Lakewood, CO – Fairfield Inn
Spokane, WA – Fairfield Inn
Denver, CO – Fairfield Inn
Provo, UT – Hampton Inn
Ft. Collins, CO – Hampton Inn
Bellevue, WA – Fairfield Inn
Ft. Worth, TX – Comfort Suites
Emporia, KS – Holiday Inn Express
Charleston, WV – Country Inn & Suites
Charleston, WV – Comfort Suites
Medford, OR – Hampton Inn
Baton Rouge, LA – Fairfield Inn
Baton Rouge, LA – Springhill Suites
Baton Rouge, LA – Towneplace Suites
Little Rock, AR – Springhill Suites
Nashville, TN – Springhill Suites
Twin Falls, ID – Hampton Inn
Ft. Wayne, IN – Residence Inn

Summit Hospitality II, LLC
NONE

Summit Hospitality III, LLC
NONE

Summit Hospitality IV, LLC
NONE

Summit Hospitality V, LLC
San Antonio, TX – Cambria Suites
Twin Falls, ID – Holiday Inn Express
Lithia Springs, GA – Springhill Suites
Germantown, TN – Courtyard by Marriott
Jackson, MS – Courtyard by Marriott
Jacksonville, FL – Aloft
Las Colinas, TX – Hyatt Place
Las Colinas, TX – Holiday Inn Express
Ridgeland, MS – Staybridge Suites
Portland, OR – Hyatt Place
Portland, OR – Residence Inn
Ft. Myers, FL – Hyatt Place
Flagstaff, AZ – Springhill Suites

Development Sites Owned by Summit Hospitality V, LLC:
Houston, TX – Springhill Suites
San Antonio, TX (Broadway) – Homewood Suites
San Antonio, TX (Broadway) – [TBD]
Boise, ID – Holiday Inn Express
San Antonio, TX (Legacy) – Hilton Garden Inn
San Antonio, TX (Legacy) – [TBD]
Missoula, MT – Fairfield Inn
Jacksonville, FL – Holiday Inn
El Paso, TX – Hampton Inn & Suites
El Paso, TX – Courtyard by Marriott
Ft. Myers, FL – [TBD]
Spokane, WA – Courtyard by Marriott
Spokane, WA – Springhill Suites
Twin Falls, ID – Courtyard by Marriott

Schedule A-2

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

Page

Exhibit E Required Consents
Exhibit F Permitted Exceptions
Exhibit J Material Agreements
Exhibit L Senior Loan Documents
Exhibit M Special Assessments for Public Improvements
Exhibit N Initial Annual Budget
Exhibit O List of Required Items
Exhibit S Financing Statements and Filing Offices
Exhibit U Tax ID Numbers
Exhibit V Properties Sharing a Tax Lot
Exhibit W Development Properties
Exhibit X Senior Loan Pay Downs

AMENDED AND RESTATED LOAN AGREEMENT

by and among

SUMMIT HOTEL PROPERTIES, LLC
as Borrower,

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP
as Administrative Agent,

and

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP,
FORTRESS CREDIT OPPORTUNITIES I LP,
ETON PARK OPPORTUNITY FUND, L.P., and
ETON PARK CLO MANAGEMENT 2,
together with such other lenders from time to time a party hereto, collectively, as Lender

Dated as of May 17, 2010